UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
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Notice of Annual Meeting
of Stockholders and
Proxy Statement

Thursday, May 6, 2021
8:00 a.m. Eastern Time

David C. Dauch Chairman of the Board and Chief Executive Officer

Dear Fellow Shareholders:
For AAM, 2020 was a year of resilience, recovery and resurgence. We showed resilience by making adjustments to our business and cost structure in the face of a global pandemic and related industry production shutdowns and reduced consumer demand. We experienced recovery in the ramp-up and stabilization of our operations and customer production schedules while safely restarting our operations and creating a safe workplace for our associates. We made a resurgence in our financial performance in the second half of the year and in our commitment to innovative electrified propulsion technologies.
For 2020, we reported $4.7 billion in sales, $720 million of adjusted earnings before interest, taxes and depreciation (EBITDA) and generated adjusted free cash flow of $311 million. Other achievements include the following:
–Recognized by several of our key customers for performance in quality and customer service, including being named a Supplier of the Year by GM and Hyundai Motor Group;
–Enhanced our technology leadership, driving critical initiatives and investing in growth opportunities in electrification as well as receiving a 2020 Automotive News PACE Innovation Award and a PACE Partnership Award for our front and rear electric drive units featured on the Jaguar I-PACE all-electric AWD luxury SUV;
–Launched 17 key product programs that continued to enhance our business diversification while supporting key automotive market trends;
–Published our Sustainability Report in March 2020, disclosing our goals to reduce energy use and greenhouse gas emissions, which address climate change, and to reduce water consumption across our global operations by the end of 2024; and
–Named to Newsweek's list of America's Most Responsible Companies and the annual Forbes list of the World's Best Employers for 2020.
Our sustainability program continues to be integral to our global business operations and is aligned with our strategic objectives. AAM's commitment to diversity, equity and inclusion (DE&I) begins with our Board of Directors, as demonstrated by the Board's women/minority representation of 30%. In early 2021, we solidified our DE&I statement and communicated it to our associates worldwide. AAM leadership is focused on our DE&I strategy, human capital metrics and overall ESG performance as a top company goal for 2021.
Through our foundational commitment to operational excellence, technology leadership and world-class sustainability, we are positioned to further strengthen our value proposition to our customers, achieve our long-term strategic objectives and drive shareholder value.
Thank you for your continued support of AAM.
David C. Dauch
Chairman and Chief Executive Officer

James A. McCaslin Lead Independent Director

Dear Fellow Shareholders:
AAM is committed to engaging in constructive and meaningful communications with our shareholders. Our Board and management team value the opinions and feedback of our shareholders, which is why we have proactive, ongoing engagement on topics of interest such as governance, sustainability and executive compensation.
The Board believes that our shareholders view favorably the actions we have taken in response to their feedback over the past few years. Building on the progress we've made, the Board continues to address topics of importance to our shareholders as described below.
–Board Governance. The Board's leadership structure and governance practices support independent views, robust deliberations and effective decision-making. The role of the Lead Independent Director, along with regular private sessions of independent directors, a candid Board evaluation process and the 9-1 ratio of independent directors, provides meaningful balance with our combined Chairman and CEO structure.
–Board Diversity. AAM's Board has made diversity a priority through recent Board refreshment and by adopting a policy of inclusion of diverse candidates in the Board selection process. Shareholders have expressed approval of the increased diversity of our Board.
–Human Capital Management. The Board formalized its commitment to diversity, equity and inclusion and human capital management by amending the Nominating/Corporate Governance Committee charter to give oversight responsibility for these important areas to the Committee. Oversight includes regular reporting by management and accountability to the full Board.
–Executive Compensation. In making annual incentive compensation decisions for 2020, the Compensation Committee considered the Company's strong financial, operational and strategic performance under the unprecedented circumstances of the COVID-19 pandemic. Facing industry production shutdowns and reduced customer demand, management quickly adjusted AAM's business and cost structure, which included temporary pay reductions for executive officers and the entire global salaried workforce. Outside director fees were reduced as well. Management's quick and effective responses enabled AAM to not only overcome these challenges but also deliver record financial performance while safely restarting operations during the second half of the year.
–Sustainability. The Board holds senior leadership accountable for sustainability performance and reporting. The 2020 annual incentive program includes a strategic goal component that is designed to drive ESG performance along with other strategic objectives. The Nominating/Corporate Governance Committee oversees AAM's sustainability program policies, strategies and performance and regularly reviews sustainability/ESG matters with management and the full Board.
On behalf of the Board, I would like to express our sincere appreciation for the trust you have placed in us. Know that your Board remains focused on delivering value to you, today and long into the future.
Thank you for investing in AAM.
James A. McCaslin
Lead Independent Director

Table of Contents	Notice of Annual Meeting

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
American Axle & Manufacturing Holdings, Inc.

Date Thursday, May 6, 2021	Time 8:00 a.m. Eastern Time	Where www.meetingcenter.io/264489342

In consideration of COVID-19 safety measures, our 2021 Annual Meeting of Stockholders (annual meeting) will be held solely online by live webcast. You will be able to attend the annual meeting online, vote your shares electronically and submit questions prior to and during the meeting by visiting the web address above. You will be required to enter the control number on your proxy card, voting instruction form, or Notice of Internet Availability previously delivered to you. Please refer to the instructions beginning on page 77.

Your opinion is very important		Record Date
Please vote on the matters described in the Proxy Statement as soon as possible, even if you plan to attend the virtual annual meeting. You can find voting instructions below and on beginning on page 77.		You may vote if you owned shares on March 11, 2021 (record date).

Annual Meeting Agenda / Items of Business

1. Election of four members of the Board of Directors to serve until the annual meeting of stockholders in 2024

2. Advisory vote on named executive officer compensation

3. Approval of Amended and Restated American Axle & Manufacturing Holdings, Inc. 2018 Omnibus Incentive Plan

4. Ratification of the appointment of Deloitte & Touche LLP as independent public accounting firm for 2021

5. Other business properly presented at the meeting

By Internet	By Telephone	By Mail	During Meeting
Go to www.envisionreports.com/axl and follow the instructions. You will need the control number on your proxy card or voter instruction form.	Call the number shown on your proxy card or voter instruction form. You will need the control number on your proxy card or voting instruction form.	Complete, sign and date the proxy card or voting instruction form and return it in the envelope provided.	Vote electronically at the meeting. See page 77 for instructions.

Important Notice Regarding the Availability of Proxy Materials for the May 6, 2021 Stockholder Meeting: Our 2021 proxy statement and 2020 annual report and Form 10-K are available free of charge at www.envisionreports.com/axl.

Our Notice of Internet Availability of Proxy Materials or this proxy statement and proxy card are being distributed on or about March 25, 2021. You are receiving these proxy materials in connection with the solicitation by the Board of Directors of proxies to be voted at AAM's 2021 annual meeting.
For the Board of Directors,
David E. Barnes
Vice President, General Counsel & Secretary
Detroit, Michigan
March 25, 2021

Proxy Summary		Ratification of Independent Registered Public Accounting Firm
2	Proxy Summary	74	Proposal 4 - Ratification of Independent Registered Public Accounting Firm
		75	Policy for Pre-Approval of Audit and Non-Audit Services
Election of Directors		75	Independent Registered Public Accounting Firm's Fees
11	Proposal 1 - Election of Directors	76	Report of the Audit Committee
19	Corporate Governance
26	Compensation of Directors	Additional Information
28	Beneficial Stock Ownership	77	Voting and Meeting Information
29	Related Person Transactions Policy	80	Annual Report
29	Delinquent Section 16(a) Report	80	Electronic Delivery of Proxy Materials
		80	2022 Stockholder Proposals and Nominations
Advisory Vote on Executive Compensation		80	Cost of Solicitation
30	Proposal 2 - Advisory Vote on Executive Compensation
31	Compensation Discussion and Analysis
	Named Executive Officers	Appendix
	Executive Summary	A-1	Appendix A - Non-GAAP Reconciliation
	Compensation of Executive Officers	B-1	Appendix B - Omnibus Incentive Plan
	Direct Compensation Elements
	Indirect Compensation Elements
	Other Compensation Matters
45	Compensation Committee Report
46	Executive Compensation Tables
64	CEO Pay Ratio

Approval of 2018 Omnibus Incentive Plan
65	Proposal 3 - Approval of 2018 Omnibus Incentive Plan

2021 AAM Proxy Statement | 1

Table of Contents	Proxy Summary

Your Vote is Important

Voting Matters and Board Recommendations:		Votes Required	Board Vote Recommendation	More Information

Proposal 1	Election of four members of the Board of Directors to serve until the annual meeting of stockholders in 2024	Majority of votes cast	FOR each nominee	Page 11
Each nominee brings a strong background and set of skills to the Board and has demonstrated sound judgment and integrity.
Proposal 2	Advisory vote on named executive officer compensation	Majority of votes cast	FOR	Page 30
AAM's executive compensation program is market-based, performance driven and aligns with shareholder interests.
Proposal 3	Approval of Amended and Restated 2018 Omnibus Incentive Plan	Majority of votes cast	FOR	Page 65
Our shareholder-approved plan is designed to motivate superior performance by means of performance-related incentives that promote long-term financial success and shareholder value.
Proposal 4	Ratification of the appointment of Deloitte & Touche LLP as independent public accounting firm for the year ending December 31, 2021	Majority of votes cast	FOR	Page 74
All independence standards have been met and sound practices are employed to ensure independent financial governance.

How You Can Vote

By Internet	By Telephone	By Mail	During Meeting
Go to www.envisionreports.com/axl and follow the instructions. You will need the control number on your proxy card or voter instruction form.	Call the number shown on your proxy card or voter instruction form. You will need the control number on your proxy card or voting instruction form.	Complete, sign and date the proxy card or voting instruction form and return it in the envelope provided.	Vote electronically at the meeting. See page 77 for instructions.

2021 AAM Proxy Statement | 2

Table of Contents	Proxy Summary

Governance Highlights

Independence	Accountability
–9 of 10 directors are independent
–Lead Independent Director
–Committees comprised of only independent directors (except Executive Committee)
–Independent directors meet regularly in executive session without management present
–Proactive shareholder engagement program –Proxy access by-laws –Majority vote for directors In uncontested elections –Candid Board and committee evaluation process –Commitment to Board refreshment

Sound Practices	Risk Management
–Board policy requires inclusion of women and minority candidates in the selection process for every open seat
–Nominating/ Corporate Governance Committee oversight of sustainability program and human capital management, including diversity, equity and inclusion initiatives and succession planning
–Director orientation and education
–Stock ownership requirements for directors and executive officers
–Hedging or pledging of AAM stock is prohibited

–Active Board oversight of AAM's overall risk management structure
–Individual Board committees oversee risks related to their areas of responsibility
–AAM has robust risk management processes throughout the Company
–The Board and its committees receive regular updates from management on top enterprise risks, and the steps management has taken or will take to mitigate these risks

AAM's Board has a diverse mix of knowledge, experience, skills and perspectives that, when taken together, enhances the quality of the Board's deliberations and decisions and drives AAM's business strategy and governance. The Board consists of 10 members.

Board Skills and Qualifications
Board Composition

Independence	Tenure
90%	9
Independent	Average Years of Service

Age	Diversity
66	30%
Average Age	2 Women 1 Racial Minority

2021 AAM Proxy Statement | 3

Table of Contents	Proxy Summary

Business & Financial Highlights
Driving Long-Term Shareholder Value
As a leading global Tier 1 automotive supplier, AAM designs, engineers and manufactures driveline and metal forming technologies that are making the next generation of vehicles smarter, lighter, safer and more efficient. Our mission is to deliver efficient, powerful and innovative solutions for our customers while leading the industry in quality, operational excellence and technology to maximize shareholder value. Our Board believes that AAM is well positioned to deliver long-term shareholder value by utilizing the following fundamental elements of our business.

2020 Financial and Performance Highlights

In the face of a global pandemic, related industry production shutdowns and reduced consumer demand, we made adjustments to our business and cost structure. We focused on supporting our customers and prioritizing the safety and health of our associates.

Sales	Adjusted EBITDA
$4.7 B	$720M

Cash Provided by Operating Activities	Reduced Total Debt by More Than
$455M	$180M

Our financial performance in the second half of 2020 resulted in record quarterly EBITDA margin performance in the third quarter and record fourth quarter EBITDA margin performance. Cash provided by operating activities contributed to 50% higher adjusted free cash flow in 2020 than in 2019. Adjusted free cash flow for 2020 was also the highest as a percentage of sales in the last several years. This strong free cash flow resulted in reduced debt levels and more cash as of December 31, 2020 despite the challenges resulting from COVID-19. Our strong operating performance and free cash flow also allowed us to maintain a strong liquidity position throughout the year and invest in critical technology and capital initiatives supporting future growth for AAM.

2021 AAM Proxy Statement | 4

Table of Contents	Proxy Summary

2020 AAM Highlights

Implemented Significant Cost Savings Actions	Received Silver Quality Award at Ford’s World Excellence Awards

Won Both PACE Partnership and Innovation Awards for Electric Drive Technology	Continued Strong Free Cash Flow Generation and Debt Reduction

Launched First China eDrive Program at our Liuzhou AAM JV	Formed Technical Agreement with Inovance Automotive and Awarded 4 New Electrification Programs in China

Recognized as GM Supplier of the Year for Fourth Year in a Row	Secured Next Generation Ram Heavy Duty Axle and Driveshaft Program

Published Comprehensive Sustainability Report

2021 AAM Proxy Statement | 5

Table of Contents	Proxy Summary

Shareholder Engagement
Active Engagement with our Shareholders

Our Board and management team greatly value the opinions and feedback of our shareholders, which is why we have proactive, ongoing engagement with our shareholders throughout the year focused on corporate governance, executive compensation and sustainability. This outreach is in addition to the ongoing communication between our shareholders and our Chairman & Chief Executive Officer, Vice President & Chief Financial Officer and Investor Relations team on AAM's financial performance and strategic objectives.

Investor Communication Program	Board Involvement	Annual Shareholder Outreach Program

–Senior management participation in conferences –One-on-one and group meetings –Site visits at manufacturing facilities and technical centers –Day-to-day interaction with Investor Relations
–Lead Independent Director/ Compensation Committee Chair participates in outreach meetings
–Board considers shareholder feedback and shareholder vote in decision-making
–Board reviews disclosure enhancements
–Fall/Winter engagement with shareholders and proxy advisory firms –Led by CFO and Investor Relations Department –Board and management discuss shareholder feedback and the Board's response

Board Responsiveness to Shareholder Feedback
As part of our annual shareholder outreach program, we contacted our 25 largest shareholders representing over 65% of outstanding shares. The Chair of our Compensation Committee participated in this engagement, along with our CFO and Investor Relations Director. The discussion topics included those shown below.

Shareholder Engagement Topics

☑	Sustainability program	☑	Impact of COVID-19 on incentive awards

☑	Diversity, equity and inclusion initiatives	☑	Selection process for Board candidates

☑	Human capital management	☑	Board oversight of risk

☑	Board refreshment and diversity	☑	Separation of Chairman and CEO roles

☑	Shareholder rights	☑	Classified Board
Based on the feedback we received this year, we believe our shareholders view favorably the actions we took in response to shareholder feedback over the past few years. Our Board is more diverse, our executive compensation program is further aligned with shareholder interests and our business strategy, and our sustainability program has become more transparent and visible to all of our stakeholders through more robust disclosure and communications.

2021 AAM Proxy Statement | 6

Table of Contents	Proxy Summary

Sustainability Program
Board-Level Oversight
Sustainability is driven throughout the entire organization starting with our Board of Directors. This level of oversight reflects the importance of our sustainability program to AAM's long-term business strategy and objectives. The Nominating/Corporate Governance Committee is charged with oversight of AAM's policies, strategies and performance related to sustainability and human capital management, including diversity and inclusion. This committee reviews matters with management and provides updates to the full Board.
Sustainability Program Enhancements
Our focus is to drive continuous improvement in the sustainability areas most important to AAM and our stakeholders. AAM's most important ten topics are shown below.

Energy and Emissions Reduction	Associate Health, Safety and Wellness	Ethical Business Practices and Training	Investment in Technology
Reduce Water Use at Every Location	Attract, Develop, Engage and Retain Diverse Talent	Cascade and Verify Supplier Compliance	Product Quality and Safety

Reduce, Reuse, Recycle Industrial Materials	Partner with Global Communities
We also set specific environmental goals to reduce energy usage, GHG emissions and water consumption by the end of 2024.

Reduce Energy Usage	Reduce GHG Emissions	Reduce Water Consumption
5%	5%	5%
MMBTUs/ Annual Revenues Intensity	Tons CO2 Emissions/ Annual Revenues Intensity	Mega-liters/ Annual Revenues Intensity

Although we view our sustainability program as a journey and have more enhancements underway for 2021, we are pleased with the recognition AAM received during 2020.
–Named as one of America's Most Responsible Companies by Newsweek
–Named in the annual Forbes list of the World's Best Employers
–Rated #1 in small cap consumer category for financially material ESG disclosure by Institutional Investor
Our Board and management team remain focused on our sustainability program as a key component of our global operations and business strategy. The Board holds itself and senior leadership accountable for sustainability performance and reporting. AAM's sustainability program has become more transparent and visible to our shareholders, customers, suppliers, associates and other stakeholders. We will continue to engage with our shareholders on this topic and report our progress. We plan to publish our next Sustainability Report in April 2021 and will announce its release at that time.
Please visit aam.com/sustainabilty to view our current Sustainability Report for more information.

2021 AAM Proxy Statement | 7

Table of Contents	Proxy Summary

Compensation Highlights
Executive Compensation Philosophy
AAM is committed to a compensation philosophy that supports our business strategy and performance, aligns with stockholder interests, and pays competitively.

Supports Business Strategy	Market Competitive	Aligned with Shareholder Interests

–87% of CEO compensation is variable and at risk

–Rigorous performance goals as key drivers of enterprise value creation

–Programs utilize incentive metrics aligned with business strategy

–The 2020 annual incentive program has a strategic goal component that also includes ESG performance and progress

–Attract and retain executive talent

–Benchmark pay against a peer group of similarly sized companies

–Target direct compensation at the 50th percentile

–Incentive plans reward desired behaviors and pay outcomes align with operational results and shareholder value creation

–Mix of annual and long-term incentive balances focus between short-term results and long-term share appreciation

–60% performance-based 2020 long-term incentive (LTI) award

–2020 say-on-pay vote of 94%

–Stock ownership requirements

The foundation of our compensation philosophy is a best practice approach to compensation governance that includes a clawback policy, an anti-hedging policy, an annual risk assessment of compensation programs and practices, double-trigger equity vesting and severance provisions, and the exclusion of excise tax gross-ups.
Key Achievements in Response to COVID-19
In the face of the COVID-19 pandemic and related industry production shutdowns and reduced customer demand, management quickly responded by making necessary adjustments throughout our business.

Financial Performance	COVID-19 Response
–Second-half 2020 EBITDA margin performance at historical record levels
–Implemented significant cost reductions
–Amended credit agreement and refinanced senior notes to enhance financial flexibility
–Reduced outstanding indebtedness
–Prioritized associates' health and safety –Successful shut down and re-launch of global operations –Implemented enhanced safety guidelines

Associate Experience	Business Operations
–Significant temporary pay reductions –Remote work success	–Strong customer coordination for successful resumption of production to meet schedules and launch cadence and delivery for new programs –Leveraged government programs
Despite the challenges resulting from COVID-19, the management team continued to support our customers, managed our cost structure and prioritized the safety and health of our associates. AAM successfully resumed production and delivered record level EBITDA margins in the second half of 2020 while reducing outstanding indebtedness.
Key Compensation Actions in Response to COVID-19
To reduce costs and preserve cash, AAM implemented temporary pay reductions of 30% for executive officers and 5% to 20% for other associates based on position level for the period April through September 2020. Non-employee director fees were reduced temporarily by 40%.
In determining the payout of long-term incentive performance share awards, the Compensation Committee made no adjustment for the impact of COVID-19 as permitted under the plan. The long-term nature of these awards and shareholder sentiment were key considerations in this decision.

2021 AAM Proxy Statement | 8

Table of Contents	Proxy Summary
Pay for Performance Alignment
Our compensation programs are designed to balance short-term performance with long-term growth. To align executive pay with AAM's performance, a significant amount of our CEO's and other NEOs' compensation is performance based and is at risk.

Compensation Program Metrics Link to Strategic Business Objectives
The following chart demonstrates how our incentive compensation metrics correlate to our strategic business objectives.

Strategic Business Objective	Alignment	Incentive Metric

Continue to strengthen the balance sheet; provide funding for organic growth, research & development, and other capital priorities; reduce leverage
Operational Cash Flow
–2020 Annual Incentive Program
      (40% metric)

Free Cash Flow
–2020 LTI Performance Awards
   (100% metric of performance-based LTI)

Strategic Goals
–2020 Annual Incentive Program
      (20% metric)

Develop innovative technology, including electrification, and reinvest in research and development

Create sustainable value for shareholders while emphasizing ESG priorities		Relative TSR –2020 LTI Performance Awards (modifier of -15% or 15%)

Right-size operations to achieve productivity improvements		EBITDA margin –2020 Annual Incentive Program (40% metric) Strategic Goals –2020 Annual Incentive Program (20% metric)

Achieve profitable growth, along with the ability to be flexible as the market changes
To emphasize the importance of AAM's strategic objectives, the Committee decided to link a portion of the 2020 annual incentive program to the achievement of strategic goals that contribute to the Company's long-term success.

2021 AAM Proxy Statement | 9

Table of Contents	Proxy Summary

Amended and Restated 2018 Omnibus Incentive Plan
Shareholder Approval Request to Increase Share Pool
We are seeking shareholder approval of a proposed Amended and Restated 2018 Omnibus Plan (Amended 2018 Plan) to increase the number of shares available for grant by 5 million. This increase in share capacity will allow the Company to continue to award equity incentives, a key component of our compensation programs, while resulting in no more than a reasonable amount of potential dilution. If approved, the Amended 2018 Plan will enable the Compensation Committee to design compensation programs that provide for awards that advance our long-term success and benefit our shareholders.
We believe our ability to attract, motivate and retain high quality leaders and directors is essential to AAM's success. The use of equity-based awards as a component of compensation serves as a link between long-term incentive compensation and shareholder value creation and rewards participants based on length of service and performance. Granting equity-based awards also promotes and facilitates share ownership among our leaders and Board members.
In determining the number of shares to request for approval under the Amended 2018 Plan, we considered an amount we anticipate would provide sufficient share capacity to make grants for approximately three years and keep potential dilution to approximately 10%. The Company's average burn rate has been approximately 2% over the last three years.

Reasonable Dilution	Average 3-year Burn Rate
10%	2%

Recognizing that equity compensation has a potential dilutive effect on shareholders' equity, we have carefully and responsibly managed our equity compensation program. In addition, the plan has provisions designed to protect shareholder interests and promote sound governance and best practices. Key features are listed below.

Plan Design Supports Sound Governance Practices

☑	Performance-based equity awards	☑	No dividends or dividend equivalents are paid on unvested equity awards

☑	Minimum 12-month vesting provision	☑	All awards subject to clawback or recoupment

☑	Double-trigger vesting acceleration change-in-control provision	☑	Administered by independent Compensation Committee

☑	No automatic annual increase "evergreen" feature	☑	Shareholder approval required for any plan amendment or termination

We believe we have demonstrated our commitment to sound equity compensation practices and responsible share usage. Our equity compensation program is designed to be competitive and consistent with best practices, and we will continue to align our compensation programs with the interests of our shareholders.

2021 AAM Proxy Statement | 10

Table of Contents	Election of Directors

Election of Directors

Proposal 1: Election of Directors

The Board proposes that David C. Dauch, William L. Kozyra, Peter D. Lyons and Samuel Valenti III be re-elected to the Board as Class I directors for terms expiring at the annual meeting in 2024.
The Board is divided into three classes. Directors serve for staggered three-year terms. The Board believes that the staggered election of directors helps to maintain continuity and ensures that a majority of directors at any given time will have in-depth knowledge of the Company.
The Board unanimously approved the nominations of Mr. Dauch, Mr. Kozyra, Mr. Lyons and Mr. Valenti based on their demonstrated effectiveness as members of our Board and the committees on which they serve, their experience and expertise, and their sound judgment and integrity. Each nominee brings a strong and unique background and set of skills to the Board.
Collectively, the Board has high levels of competence and experience in a variety of areas, including manufacturing, engineering, finance, international business, management, law, risk management, strategic business development and the global automotive industry. A summary of the principal occupation, professional background and specific knowledge and expertise that qualify each nominee to serve on our Board is provided in the following pages of this proxy statement.

☑	The Board unanimously recommends a vote FOR each of the nominees.

Table of Contents	Election of Directors

Nominees for Director
Class I — Directors to hold office until the 2024 Annual Meeting of Stockholders

David C. Dauch	Chairman of the Board & Chief Executive Officer, AAM

	Current and Past Positions at AAM	Key Qualifications and Experience
Chairman of the Board
since August 2013

Chief Executive Officer
since September 2012

President & Chief Executive Officer
September 2012 - August 2015

President & Chief Operating Officer
2008 - 2012

Various positions of increasing responsibility
	1995 - 2008	Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Dauch should serve on AAM's Board: his leadership experience as an officer of AAM since 1998; the breadth of his management experience within, and knowledge of, AAM's global operations; and his subject matter knowledge in the areas of innovation and technology, manufacturing, strategic planning and risk management.
Age: 56	Other Company Directorship	Directorships (not-for-profit) and Leadership Roles
Director Since:	Amerisure Companies since 2014
2013 (Chairman)	Previous Directorship
–Business Leaders for Michigan
–Detroit Economic Club
–Detroit Regional Chamber
–Great Lakes Council Boy Scouts of America
–Boys & Girls Club of Southeastern Michigan
–National Association of Manufacturers (NAM)
–Original Equipment Suppliers Association (OESA)
–Miami University Business Advisory Council
–General Motors Supplier Council
–FCA NAFTA Supplier Advisory Council

2009	Horizon Global Corporation 2015 - 2018
Committees:
Executive (Chairman)

Table of Contents	Election of Directors

William L. Kozyra	President & Chief Executive Officer, TI Fluid Systems plc

	Current and Past Positions	Key Qualifications and Experience
President & Chief Executive Officer
TI Fluid Systems plc (TI Automotive) (fluid storage, carrying and delivery systems) since 2008

President & Chief Executive Officer
Continental AG North America
1998 - 2008

Member of Executive Board
Continental AG (DAX)
2006 - 2008

Vice President & General Manager
Brake Products Division of
Bosch Braking Systems
	1995 - 1997	Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Kozyra should serve on AAM's Board: his leadership experience as an officer of TI Automotive since 2008; the breadth of his international experience with global companies in the automotive industry; and his subject matter knowledge in the areas of engineering, OEMs, manufacturing, innovation and technology, strategic planning and risk management.
Age: 63	Other Public Company Directorship	Directorships (not-for-profit) and Leadership Roles
Director Since: 2015
Committees:	TI Fluid Systems plc (TI Automotive) since 2008
–General Motors Supplier Council
–Ford Motor Company Top 100 Supplier Forum
–Notre Dame Preparatory School
–Automotive Hall of Fame
–Boy Scouts of America, Detroit
–University of Detroit Alumni Council
–Society of Automotive Engineers

Compensation
Nominating/Corp Gov
Technology

Peter D. Lyons	Partner, Freshfields Bruckhaus Deringer US LLP

	Current Position	Key Qualifications and Experience
	Partner Freshfields Bruckhaus Deringer US LLP New York, NY since September 2014	Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Lyons should serve on AAM's Board: his experience as an attorney of major law firms since 1979; the breadth of his experience in advising global businesses on complex legal matters and transactions; and his subject matter knowledge in the areas of corporate governance, mergers and acquisitions, international business and risk management.
Age: 65
Director Since: 2015
Committees:
Compensation
Nominating/Corp Gov

Table of Contents	Election of Directors

Samuel Valenti III	Chairman & Chief Executive Officer, Valenti Capital LLC

	Current and Past Positions	Key Qualifications and Experience
–Chairman & Chief Executive Officer
Valenti Capital LLC
[since 2000]

Positions at Masco Corporation (1968 - 2008)

–President, Masco Capital Corporation
1988 - 2008

–Vice President - Investments
Masco Corporation
1974 - 1998

Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Valenti should serve on AAM's Board: his leadership experience as an executive of Masco for 40 years; the breadth of his management experience in diversified manufacturing businesses; and his subject matter expertise in the areas of strategic planning, finance, economics and asset management, and risk management.

Tenure on AAM's Board
From 2013 to the date of the 2020 annual meeting, Mr. Valenti served as a Class III Director. Mr. Valenti re-joined the Board in October 2020, The Board elected him as a Class I Director to stand for re-election by AAM's shareholders at the 2021 annual meeting.

Age: 75	Other Public Company Directorship	Directorships (not-for-profit) and Leadership Roles
Director Since: 2013	–TriMas Corporation since 2002
Committees:	Previous Directorships	–Business Leaders for Michigan –Renaissance Venture Capital Fund (Michigan) Advisory Board Chairman
Audit	–Horizon Global Corporation 2015 - May 2018 –Masco Capital Corporation 1988 - 2008
Compensation
Nominating/Corp Gov

Table of Contents	Election of Directors

Returning Directors
Class II— Directors to hold office until the 2022 Annual Meeting of Stockholders

Elizabeth A. Chappell	Former Owner, RediMinds, Inc.

	Current and Past Positions	Key Qualifications and Experience
Former Owner (co-founder)
RediMinds, Inc.
2015 - 2019

President & Chief Executive Officer
Detroit Economic Club
2002 - 2017

Executive Vice President, Corporate Communications & Investor Relations
Compuware Corporation
1997 - 2001

President & Chief Executive Officer
Chappell Group
1995 - 2000

Various executive positions with increasing responsibility with AT&T for 16 years
Based on her professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Ms. Chappell should serve on AAM's Board: her leadership experience as President & CEO of the Detroit Economic Club; the breadth of her community outreach and corporate citizenship experience in her professional, civic and charitable endeavors; and her subject matter knowledge in the areas of investor relations, marketing and communications, business development and risk management.
Directorships (not-for-profit)
Age: 63	Previous Directorships	–Detroit Economic Club –Detroit Zoo –Michigan Israel Business Accelerator (MIBA) –Michigan State University Capital Campaign –International Women's Forum
Director Since: 2004	Handleman Company 1999 - 2009 Compuware Corporation 1997 - 2002
Committees:
Nominating/Corp Gov
(Chair)
Technology

Herbert K. Parker	Retired Executive Vice President, Harman International Industries

	Past Positions	Key Qualifications and Experience
Positions at Harman International Industries, Inc.:
Executive Vice President, Operational Excellence
2015 - 2017
Executive Vice President and Chief Financial Officer
2008 - 2014
Positions at ABB, Inc. and related ABB companies:
Chief Financial Officer, North America
2006 - 2008
Chief Financial Officer, Automation Technologies Division
2002 - 2005
Various finance positions of increasing responsibility throughout Asia, Europe and North America 1980 - 2002

Based on his professional background and public company board and audit committee experience, the following qualifications led the Board to conclude that Mr. Parker should serve on AAM’s Board: his leadership and financial experience as the Chief Financial Officer of Harman International Industries, Inc. and of ABB; his responsibilities for mergers and acquisitions, information technology, internal audit and tax; the breadth of his management experience over global operating activities, capital allocation structures and developing and implementing strategic plans; and his subject matter knowledge in the areas of finance, investments, audit and accounting, strategic planning and risk management.

Directorship (not-for-profit)
–Stamford, Connecticut YMCA
Age: 63	Other Public Company Directorships
Director Since: 2018	TriMas Corporation since March 2017 Apogee Enterprises, Inc. since May 2018 nVent Enterprises Plc. since May 2018
Committees:
Audit
Nominating/Corp Gov

Table of Contents	Election of Directors

John F. Smith	Principal, Eagle Advisors LLC

	Current and Past Positions	Key Qualifications and Experience
Principal, Eagle Advisors LLC (strategy development and performance improvement consulting) since 2011

Positions at General Motors:

Group Vice President, Corporate Planning and Alliances (most recent position)
2000 - 2010
General Manager, Cadillac Motor Car
1997 - 1999
President, Allison Transmission
1994 - 1996
Vice President, Planning; International Operations, Zurich Switzerland
1989 - 1993
Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Smith should serve on AAM's Board: his leadership experience in the automotive industry; the breadth of his management experience with General Motors international operations; and his subject matter knowledge in the areas of manufacturing, finance, innovation and technology, strategic planning and risk management.
Directorship (not-for-profit)
–Boy Scouts of America National Advisory Board
Age: 70	Other Public Company Directorships
Director Since: 2011	TI Fluid Systems plc (TI Automotive) since October 2017
Committees:
Audit	Previous Directorships
Technology (Chair)	CEVA Logistics, AG 2013 - April 2019 Covisint Corporation 2016 - 2017 Arnold Magnetics 2015 - 2016 Plasan Carbon Composites 2013 - 2014 Smith Electric Vehicles Corp. 2012 - 2014
Executive

Table of Contents	Election of Directors

Class III — Directors to hold office until the 2023 Annual Meeting of Stockholders

James A. McCaslin	Retired President & Chief Operating Officer, Harley-Davidson Motor Co.

	Past Positions	Key Qualifications and Experience
Positions at Harley-Davidson (Retired 2010):

President & Chief Operating Officer
2001 - 2009

Various senior executive positions
1992 - 2001

Other Manufacturing Company Positions:

Manufacturing and Engineering executive
JI Case (agricultural equipment)
1989 - 1992

Manufacturing and Quality executive
Chrysler Corporation
Volkswagen of America
General Motors Corporation
1966 - 1989

Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. McCaslin should serve on AAM's Board: his leadership experience as President & COO of Harley-Davidson Motor Company; the breadth of his manufacturing and engineering experience at global manufacturing companies; and his subject matter knowledge in the areas of engineering, innovation and technology, manufacturing and risk management.
Age: 72
Director Since: 2011	Previous Public Company Directorship
Lead Independent Director	Maytag Corporation 2003 - 2006
Committees:
Compensation (Chair)
Nominating/Corp Gov
Technology
Executive

William P. Miller II CFA	Senior Managing Director - Capital Markets, Investments and Governance Financial Markets International, Inc.

	Current and Past Positions	Key Qualifications and Experience
Senior Managing Director: Capital Markets,
Investments & Governance
since October 2020
Senior Managing Director & CFO
2011 - 2013.
Financial Markets International, Inc.

Chief Financial Officer
2019 - September 2020
Head of Asset Allocation
2013 - 2019
Saudi Arabian Investment Company

Deputy Chief Investment Officer
Ohio Public Employees Retirement System
2005 - 2011

Senior Risk Manager
Abu Dhabi Investment Authority
2003 - 2005

Independent Risk Oversight Officer & Chief Compliance Officer
Commonfund Group 1996 - 2002
Based on his professional background and prior AAM Board and Audit Committee experience, the following qualifications led the Board to conclude that Mr. Miller should serve on AAM's Board: his leadership qualities developed from his experience as Head of Asset Allocation and Chief Financial Officer for the Saudi Arabian Investment Company and as an officer with oversight responsibilities for investments, risk and compliance since 1996; the breadth of his experience in serving on the boards of the Chicago Mercantile Exchange and the Dubai Mercantile Exchange; and his subject matter knowledge in the areas of finance, investments, audit and accounting, innovation and technology, regulatory matters and risk management.
Age: 65
Director Since: 2005		Directorship (not-for-profit)
Committees:		–Wayne County (Ohio) Humane Society
Audit (Chair)	Previous Directorships
Technology	Chicago Mercantile Exchange 2003 - 2017 Dubai Mercantile Exchange 2011 - 2017

Table of Contents	Election of Directors

Sandra E. Pierce	Senior Executive Vice President, Huntington Bank

	Current and Past Positions	Key Qualifications and Experience
Chair, Huntington Bank Michigan and Sr. Vice President, Private Client Group & Regional Banking Director since August 2016

Vice Chair, First Merit Corporation and Chair and Chief Executive Officer, First Merit Michigan (acquired by Huntington Bank) 2013 - 2016

President and Chief Executive Officer, Charter One, Midwest Regional Executive (RBS Citizens, N.A.) 2005 - 2012

Various banking and executive positions with increasing responsibility with JPMorgan Chase, Michigan (successor to Bank One, First Chicago NBD and NBD Bank, N.A.) 1978 - 2005
Based on her professional background and public company board experience, the following qualifications led the Board to conclude that Ms. Pierce should serve on AAM’s Board: her leadership experience as Senior Executive Vice President - Private Client Group & Regional Banking Director, and Chair of Huntington Bank Michigan, and as chief executive officer of FirstMerit Michigan and Charter One; the breadth of her corporate marketing and community development experience in her professional, civic and charitable endeavors; and her subject matter knowledge in the areas of strategic planning, finance, public relations, business development, compensation/benefits and risk management.

Directorships (not-for-profit)
–Federal Reserve Bank of Chicago, Detroit Branch
–Business Leaders for Michigan, Vice-Chair
–Detroit Economic Club
–Detroit Regional Chamber
–Detroit Riverfront Conservancy
–Henry Ford Health System, Chair
–United Way (Southeast Michigan)

Age: 62	Other Public Company Directorship
Director Since: 2018	Penske Automotive Group since 2012
Committees:	Private Company Directorships
Audit	Barton Malow Company since January 2013 ITC Holding Corp (subsidiary of Fortis, Inc.) since January 2017
Compensation

Table of Contents	Corporate Governance

Corporate Governance
Corporate Governance Highlights
At AAM, we believe that strong corporate governance contributes to long-term shareholder value. We are committed to sound governance practices, including those described below.

Independence	Accountability
–9 of 10 directors are independent
–Lead Independent Director
–Committees comprised of only independent directors (except Executive Committee)
–Independent directors meet regularly in executive session without management present
–Proactive shareholder engagement program –Proxy access by-laws –Majority vote for directors In uncontested elections, –Candid Board and committee evaluation process –Commitment to Board refreshment

Sound Practices	Risk Management
–Board policy requires inclusion of women and minority candidates in the selection process for every open seat
–Nominating/ Corporate Governance Committee oversight of sustainability program and human capital management, including diversity, equity and inclusion initiatives and succession planning
–Director orientation and education
–Stock ownership requirements for directors and executive officers
–Hedging or pledging of AAM stock is prohibited

–Active Board oversight of AAM's overall risk management structure
–Individual Board committees oversee risks related to their areas of responsibility
–AAM has robust risk management processes throughout the Company
–The Board and its committees receive regular updates from management on top enterprise risks, and the steps management has taken or will take to mitigate these risks

Active Engagement with our Shareholders
Our Board and management team greatly value the opinions and feedback of our shareholders, which is why we have proactive, ongoing engagement with our shareholders throughout the year focused on corporate governance, executive compensation and corporate responsibility. This outreach is in addition to the ongoing communication between our shareholders and our Chairman & Chief Executive Officer, Vice President & Chief Financial Officer and Investor Relations team on AAM's financial performance and strategic objectives.

Investor Communication Program	Board Involvement	Annual Shareholder Outreach Program

–Senior management participation in conferences –One-on-one and group meetings –Site visits at manufacturing facilities and technical centers –Day-to-day interaction with Investor Relations
–Lead Independent Director/Compensation Committee Chair participates in outreach meetings
–Board considers shareholder feedback and shareholder vote in decision-making
–Board reviews disclosure enhancements
–Fall/Winter engagement with shareholders and proxy advisory firms –Led by CFO and Investor Relations Department –Board and management discuss shareholder feedback and the Board's response

Table of Contents	Corporate Governance

Director Independence
The Board has adopted Director Independence Guidelines to assist in determining the independence of our directors under the independence standards of the New York Stock Exchange (NYSE). The Director Independence Guidelines are included in AAM’s Corporate Governance Guidelines, which are available on our website at aam.com/investors/governance. The Board annually reviews and determines, on the recommendation of the Nominating/Corporate Governance Committee, whether any director has a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company.
In February 2021, the Board reviewed the independence of each director, applying the independence standards set forth in our Corporate Governance Guidelines. Based on these independence standards and the relevant facts and circumstances, the Board determined that no director other than Mr. Dauch, our CEO, has a material relationship with AAM and that each director other than Mr. Dauch is independent. Mr. Dauch is not independent because of his employment with AAM.
Board Leadership Structure
Our Board consists of a combined Chairman and CEO role, complemented with a Lead Independent Director chosen from our independent directors. This structure, along with sound governance practices, provides effective and independent oversight of the Company.
The Chairman and CEO role brings to the Board the experience and expertise of both the Company and the automotive industry. Mr. Dauch's skills and experience are well-suited for the role of Chairman, putting the Board in the best position to identify and assess key industry drivers and changes in the competitive landscape while determining business strategies. In light of the opportunities and challenges facing AAM, the Board believes that shareholders are best served by having Mr. Dauch serve in the combined role of Chairman and CEO.
While our independent directors bring diverse experiences and expertise from various perspectives outside AAM, Mr. Dauch's in-depth knowledge of our business enables him to identify important areas of focus for the Board and effectively recommend appropriate agendas. The combined role of Chairman and CEO facilitates information flow between management and the Board, provides clear accountability and promotes efficient decision making, all of which are essential to effective governance.
Lead Independent Director
Our Board leadership structure is further enhanced by a Lead Independent Director. The Lead Independent Director plays an important role in our governance structure, working with both the independent directors and the CEO to ensure the Company is well positioned with sound strategy, robust risk management and effective governance. The Lead Independent Director's key responsibilities are to:
–preside at executive sessions of independent directors;
–call special executive sessions of independent directors, as appropriate;
–serve as liaison between the independent directors and the Chairman & CEO;
–inform the Chairman & CEO of issues arising from executive sessions of the independent directors; and
–with Board approval, retain outside advisors who report to the full Board on matters of interest to the Board.
Mr. McCaslin currently serves as Lead Independent Director.
Board Meetings
Under AAM's by-laws, regular meetings of the Board are held at least quarterly. Our practice has been to schedule certain Board meetings at an AAM manufacturing or technical center so our directors have an opportunity to observe different aspects of our business. COVID-19 restrictions prevented the Board from such visits or meeting in person after February 2020. During 2020, the Board held four regularly scheduled and four special meetings.
Directors are expected to attend all Board meetings, meetings of committees on which they serve, and the annual meeting of stockholders. Directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Overall attendance at Board and committee meetings during 2020 was

Table of Contents	Corporate Governance

99%. All directors then in office attended the 2020 annual meeting of stockholders. No director attended less than 93% of Board and committee meetings on which he or she served in 2020.
Board Committees
The Board has delegated some of its authority to five committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee and the Technology Committee. Each of the Audit, Compensation and Nominating/Corporate Governance Committees has adopted a charter that complies with current NYSE rules relating to corporate governance. Copies of these committee charters are available at aam.com/investors/governance.
Committee membership as of March 25, 2021, the number of meetings held during 2020, and each committee's primary responsibilities are summarized below. Every committee reports on its activities to the full Board.

Audit Committee

2020 Meetings: 4 Members: William P. Miller II (Chair) * James A. McCaslin Herbert K. Parker* Sandra E. Pierce John F. Smith* Samuel Valenti III	–Oversees the independent auditors' qualifications, independence and performance
–Oversees the quality and integrity of our financial statements
–Oversees the performance of our internal audit function
–Discusses with management the Company's risk assessment and risk management framework
–Approves audit and non-audit services provided by the independent auditors
–Oversees the Company's hedging and derivatives practices
*Financial Expert	–Provides oversight of the Company's ethics and compliance programs
–Oversees our cyber security risk management program and receives quarterly reports by our Chief Information Officer

Compensation Committee

2020 Meetings: 6 Members: James A. McCaslin (Chair) William L. Kozyra Peter D. Lyons Sandra E. Pierce Samuel Valenti III	–Recommends the CEO's compensation to the Board and determines the compensation of other executive officers
–Recommends incentive compensation and equity-based plans to the Board
–Approves executive officer compensation to ensure that it is designed to drive achievement of AAM's strategy and objectives while considering competitive market practices and shareholder interests
–Recommends non-employee director compensation to the Board
–Oversees management's risk assessment of the Company's policies and practices regarding compensation of executive officers and other associates
–Evaluates and approves corporate goals and objectives for executive officer compensation and evaluates performance in light of these criteria
–Oversees the preparation of the Compensation Discussion and Analysis (CD&A) and produces a Committee report for inclusion in our annual proxy statement

Table of Contents	Corporate Governance

Nominating/Corporate Governance Committee

2020 Meetings: 4 Members: Elizabeth A. Chappell (Chair) William L. Kozyra Peter D. Lyons James A. McCaslin Herbert K. Parker Samuel Valenti III	–Identifies qualified individuals to serve on the Board and committees
–Reviews our Corporate Governance Guidelines and Code of Business Conduct and recommends changes as appropriate
–Oversees succession planning for executive officers and other key executive positions and supports the Board's succession/contingency planning process for the CEO
–Oversees evaluation of the Board and its committees
–Reviews committee charters and recommends any changes to the Board
–Oversees our sustainability program policies, strategies and performance and reviews sustainability/corporate responsibility matters with management
– Oversees human capital management, including diversity, equity and inclusion initiatives and succession planning

Technology Committee

2020 Meetings: 3 Members: John F. Smith (Chair) Elizabeth A. Chappell William L. Kozyra James A. McCaslin William P. Miller II	–Advises the Board and management on the Company's strategy for innovation and technology
–Maintains awareness of market demands for technology advancements relative to product, processes and systems
–Oversees and advises management regarding product, process and systems technologies
–Reviews technology opportunities as potential ways to increase productivity, efficiency, quality and warranty performance and to support the Company's goals and objectives
–Conducts strategy discussions with the full Board

Executive Committee

2020 Meetings: 1 Members: David C. Dauch (Chair) James A. McCaslin John F. Smith	–Acts on matters requiring Board action between meetings of the full Board
–Has authority to act on certain significant matters, limited by our by-laws
–All members other than Mr. Dauch are independent

Board Oversight of Risk Management
The Board believes that strong and effective internal controls and risk management processes are essential for achieving shareholder value. The Board has oversight for risk management with a focus on the most significant risks facing the Company, including strategic, operational, financial and compliance risks. The Board's risk oversight process builds upon management's risk assessment and mitigation processes, which include an enterprise risk management program, regular internal management disclosure and compliance committee meetings, a global ethics and compliance program and comprehensive internal audit processes.
The Board implements its risk oversight function both as a full Board and through delegation to Board committees, which regularly report to the full Board. The Board has delegated the oversight of specific risks to Board committees that align with their functional responsibilities, as summarized in the table below.

Table of Contents	Corporate Governance

Responsible Party	Primary Areas of Risk Oversight

Full Board	Oversees overall risk management function and regularly receives reports from the chairs of individual Board committees on risk-related matters falling within each committee's oversight responsibilities. Also receives reports from management on particular risks facing the Company, including through the review of AAM's strategic plan.

Audit Committee	Monitors financial, operational, and compliance risks by regularly reviewing reports and presentations given by management, Internal Audit, Company advisors and the independent auditors.

Regularly reviews risk management practices and risk-related policies (for example, AAM's risk management process and cyber security strategy) and evaluates potential risks related to internal controls over financial reporting.

Oversees cyber security risk management and risk controls. Receives quarterly reports from our Chief Information Officer on AAM's cyber security and data protection programs, including AAM's monitoring, auditing, implementation and communication processes, controls and procedures.

Monitors financial risks, including capital structure and liquidity risks, and reviews the policies and strategies for managing financial exposure and contingent liabilities.

Compensation Committee	Monitors potential risks related to the design and administration of our compensation plans, policies and programs, including our performance-based compensation programs, to promote appropriate incentives that do not encourage executive officers to take unnecessary and/or excessive risks.

Nominating / Corporate Governance Committee	Monitors potential risks related to our governance practices by, among other things, reviewing succession plans and performance evaluations of the Board and CEO and monitoring legal developments and trends regarding corporate governance practices.

Technology Committee	Monitors risks associated with the Company's product portfolio and our innovation and technology plans.
Identifying and Evaluating Director Candidates
Our Board believes that the most effective oversight comes from a Board that represents a diverse range of experience and perspectives that provide the collective skills, qualifications and attributes necessary to provide sound governance. To carry out its responsibilities and set the appropriate tone at the top, our Board is focused on the character, integrity and qualifications of its members, and on the Board's leadership structure and composition.
The Nominating/Corporate Governance Committee reviews with the Board the experience and attributes desired for effective governance in our changing industry and evaluates the current Board composition in light of these criteria. Although specific qualifications may vary from time to time, desired qualities and characteristics include:
–high ethical character and shared values with AAM;
–high-level leadership experience and achievement at a policy-making level in business, educational or professional activities;
–breadth of knowledge of issues affecting AAM;
–special competencies, such as financial, technical, international business or other expertise, or industry knowledge;
–awareness of a director's vital role in AAM's good corporate citizenship and corporate image; and
–sufficient time and availability to effectively carry out a director's duties.
The Board as a whole should reflect a balance of knowledge, experience, skills, expertise and diversity that, when taken together, will enhance the quality of the Board’s deliberations and decisions. Consistent with this philosophy, the Board adopted a policy to include in each director search qualified candidates who reflect diverse backgrounds, including diversity of gender and race.

Table of Contents	Corporate Governance

In addition, for incumbent directors, the Nominating/Corporate Governance Committee and the full Board consider attendance, past performance on the Board and contributions to the Board and applicable committees. These factors also were taken into consideration in nominating Mr. Dauch, Mr. Kozyra, Mr. Lyons and Mr. Valenti for re-election as Class I directors, each with a term expiring on the date of the 2024 annual meeting of stockholders.
From 2013 to the date of the 2020 annual meeting, Mr. Valenti served as a Class III director. For personal reasons, Mr. Valenti chose not to stand for re-election at the end of his term in May 2020. In September 2020, Mr. Valenti informed Mr. Dauch that a change in circumstances enabled him to dedicate the time required for Board service. In October 2020, the Board elected Mr. Valenti as a Class I director for a term to expire at the 2021 annual meeting in order to give shareholders the opportunity to vote on his re-election to the Board.
Board composition reflects the Board's commitment to identify, evaluate and nominate candidates who possess personal qualities, qualifications, skills, and diversity of backgrounds, and provide a mix of tenures that, when taken together, best serve our company and our shareholders. Diversity in tenure creates a good mix of perspectives. Longer-tenured directors bring a deep understanding of the Company and continuity as new directors join the Board. Newer members bring new perspectives, expertise and diversity as the Board is refreshed to address changes in the business over time.
The mix of top skills and qualifications of our continuing Board members and key features of the Board's composition as of May 6, 2021 are depicted below.
Director Qualifications, Skills and Experience
Board Skills and Qualifications
Board Composition

Independence	Tenure
90%	9
Independent	Average Years of Service

Age	Diversity
66	30%
Average Age	2 Women 1 Racial Minority

Communicating with the Board
Our Board and management team value the opinions and feedback of our shareholders, and we engage with stockholders throughout the year on a variety of issues, including our executive compensation program and corporate governance. Shareholders and other interested parties who wish to communicate with us on these or other matters may contact our Investor Relations Department by email at investorrelations@aam.com or by mail at One Dauch Drive, Detroit, Michigan 48211-1198 (corporate address).
Shareholders or other interested parties may communicate with the Board through the Secretary of AAM by e-mail at AAMBoardofDirectors@aam.com or by mail at the corporate address above. The Board has instructed the Secretary to review all such communications and to exercise his discretion not to forward correspondence to the Board that is inappropriate, such as advertising and business solicitations, routine business matters and personal grievances. However, any director may instruct the Secretary to forward any communication received by the Secretary on behalf of the Board.

Table of Contents	Corporate Governance

Corporate Governance and Sustainability Policies
Because we believe corporate governance is integral to creating long-term shareholder value, our Board has adopted company-wide corporate governance policies, which are periodically reviewed and revised as appropriate to ensure that they reflect the Board's corporate governance objectives.
Please visit the Governance section of our website at aam.com/investors/governance to learn more about our corporate governance practices and to access the following materials:
–Corporate Governance Guidelines
–Code of Ethics for the CEO, CFO and other Senior Financial Executives (Code of Ethics)
–Charters of our Board Committees
–Code of Business Conduct
A written copy of our Code of Business Conduct and Code of Ethics also may be obtained by any stockholder without charge upon request to the AAM Investor Relations Department by email at investorrelations@aam.com or by mail at our corporate address above.
In March 2020, we published our 2019 Sustainability Report on our website. Please visit aam.com/sustainability to access our Sustainability Report and related policies.

Table of Contents	Compensation of Directors

Compensation of Directors
The Compensation Committee has authority to develop and recommend to the full Board non-employee director compensation policies and programs. The Committee retains Meridian Compensation Partners LLC (Meridian) to advise when setting non-employee director compensation to ensure it is market-based and aligned with shareholder interests.
AAM's compensation program for our non-employee directors is designed to meet the following objectives:
–recognize the significant investment of time and expertise required of directors;
–align the directors' interests with the long-term interests of our shareholders; and
–ensure that the compensation of directors is well received by our shareholders.

2020 Annual Retainer and Committee Chair Retainers

Annual retainer	$110,000
Committee chair annual retainer:
Audit Committee chair	20,000
Compensation Committee chair	15,000
Other committee chair	10,000
Lead director annual retainer	30,000
In 2020, the Board approved a temporary 40% reduction in the non-employee director annual retainer from February through September 2020 in response to the impact of COVID-19.
Annual Equity Grant
Non-employee directors serving on the Board on the date of the 2020 annual meeting received a grant of 29,343 restricted stock units (RSUs) with a grant date value of $125,000. The RSUs are payable in stock and vest in one year, unless vesting is accelerated upon death, disability or a change in control. Non-employee directors may elect to defer settlement of RSUs until after termination of service from the Board.
Director Stock Ownership Guidelines
Our non-employee director stock ownership guidelines provide that each non-employee director should own shares with a value equal to at least five times the director annual cash retainer. Non-employee directors are expected to meet the guidelines within five years from the date of election to the Board or February 2017, whichever is later. For purposes of meeting these guidelines, shares owned directly, deferred RSUs and unvested RSUs are counted. Current stock ownership of non-employee directors is shown in the Beneficial Stock Ownership table.
Anti-hedging and Anti-pledging policy
Non-employee directors are prohibited from entering into transactions that may result in a financial benefit if our stock price declines, or any hedging transaction involving our stock, including the use of financial derivatives, short sales or any similar transactions. Pledging of AAM stock is also prohibited.

Table of Contents	Compensation of Directors
Director Compensation Table
Total 2020 compensation of our non-employee directors is shown below.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Elizabeth A. Chappell	90,667	125,001	400	216,068
William L. Kozyra	80,667	125,001	800	206,468
Peter D. Lyons	80,667	125,001	1,000	206,668
James A. McCaslin	115,667	125,001	300	240,968
William P. Miller II	100,667	125,001	400	226,068
Herbert K. Parker	80,667	125,001	400	206,068
Sandra E. Pierce	80,667	125,001	400	206,068
John F. Smith	90,667	125,001	400	216,068
Samuel Valenti III(4)	54,000	—	1,600	55,600
(1)Fees earned in 2020 for annual and committee chair retainers.
(2)Reflects the full grant date fair value of RSUs granted on May 7, 2020 calculated in accordance with FASB ASC 718 (without any reduction for risk of forfeiture) as determined by applying the assumptions used in our financial statements. The grant date fair value of equity awards was calculated using the closing market price of AAM common stock on the grant date ($4.26). See Note 8 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2020 for assumptions underlying the valuation of equity awards.
(3)The Company reimburses non-employee directors for travel and related out-of-pocket expenses in connection with attending Board, committee and stockholder meetings. From time to time, the Company invites spouses of non-employee directors to attend Company events associated with these meetings. The Company pays for spousal travel and certain other expenses and reimburses non-employee directors for taxes attributable to the income associated with this benefit. Amounts reflect reimbursement of taxes on this income.
(4)Mr. Valenti left the Board (for personal reasons) at the expiration of his term as a Class III director in May 2020. The Board elected Mr. Valenti to rejoin the Board as a Class I director in October 2020.

As of December 31, 2020, each non-employee director had the number of outstanding RSUs (including those deferred) shown below.

Name	Restricted Stock Units Outstanding (#)
Elizabeth A. Chappell	98,211
William L. Kozyra	61,627
Peter D. Lyons	65,639
James A. McCaslin	78,400
William P. Miller II	101,461
Herbert K. Parker	29,343
Sandra E. Pierce	38,054
John F. Smith	87,111
Samuel Valenti III	—

Table of Contents	Beneficial Stock Ownership

Beneficial Stock Ownership
The following tables show the number of shares of AAM common stock beneficially owned by:
–each person known to us who beneficially owns more than 5% of AAM common stock;
–each of our non-employee directors as of March 11, 2021;
–each of the named executive officers shown in the Summary Compensation Table; and
–all directors and executive officers as a group as of March 11, 2021.
A beneficial owner of stock is a person who has voting power (the power to control voting decisions) or investment power (the power to cause the sale of the stock). All individuals listed below have sole voting and investment power over the shares (unless otherwise noted). The beneficial ownership calculation includes 113,909,896 shares of AAM common stock outstanding on March 11, 2021 (record date).

	Shares Beneficially Owned	Percent of Shares Outstanding
Greater Than 5% Owners
Blackrock, Inc.(1)	17,499,475	15.40
55 East 52nd Street
New York, NY 10055
The Vanguard Group(2)	12,224,634	10.79
100 Vanguard Blvd.
Malvern, PA 19355
Barrow, Hanley, Mewhinney & Strauss, LLC(3)	7,393,908	6.53
2200 Ross Avenue, 31st Floor
Dallas, TX 75201
Dimensional Fund Advisors LP(4)	6,801,203	6.00
Building One
6300 Bee Cave Road
Austin, TX 78746

Non-Employee Directors (5)
Elizabeth A. Chappell	104,187	*
William L. Kozyra	65,639	*
Peter D. Lyons	70,639	*
James A. McCaslin	105,611	*
William P. Miller II	112,661	*
Herbert K. Parker	68,054	*
Sandra E. Pierce	38,054	*
John F. Smith	98,611	*
Samuel Valenti III	—	*

Named Executive Officers
David C. Dauch(6)	907,335	*
Christopher J. May	77,923	*
Michael K. Simonte	258,514	*
Gregory S. Deveson	66,523	*
Norman Willemse	111,655	*
All Directors and Executive Officers as a Group (17 persons)	2,215,139	1.9
(*) Less than 1% of the outstanding shares of AAM common stock.
(1)Based on the Schedule 13G filed on January 25, 2021 by Blackrock, Inc., reporting sole voting power over 17,302,388 shares and sole investment power over 17,499,475 shares.
(2)Based on the Schedule 13G filed on February 10, 2021 by The Vanguard Group, reporting sole investment power over 11,993,140, shared voting power over 128,420 shares and shared investment power over 231,494 shares.
(3)Based on the Schedule 13G filed on February 11, 2021 by Barrow, Hanley, Mewhinney & Strauss, LLC reporting sole voting power over 5,155,544 shares, shared voting power over 2,238,364 shares and sole investment power over 7,393,908 shares.

Table of Contents	Beneficial Stock Ownership
(4)Based on the Schedule 13G filed on February 12, 2021 by Dimensional Fund Advisors LP, reporting sole voting power over 6,508,482 shares and sole investment power over 6,801,203 shares.
(5)Includes vested RSUs awarded to non-employee directors that have been deferred. For the number of RSUs held by each non-employee director, see table included in Compensation of Directors.
(6)Includes 548 shares held in trusts for the benefit of Mr. Dauch’s children.

Related Person Transactions Policy
The Board has adopted a written policy and procedure for the review, approval and ratification of transactions involving AAM and any “related person” as defined in the policy. This policy supplements AAM’s other conflict of interest policies in our Code of Business Conduct. The Audit Committee is responsible for reviewing, approving and ratifying all related person transactions.
For purposes of this policy, a related person transaction includes any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which AAM is or is expected to be a participant, the amount involved exceeds $120,000, and a related person has or will have a material interest. A related person includes directors and executive officers and their immediate family members, stockholders owning more than five percent of the Company's outstanding common stock as of the last completed fiscal year, and any entity owned or controlled by any one of these persons.
The Audit Committee makes a determination whether a related person's interest in a transaction is material based on a review of the facts and circumstances. In deciding whether to approve or ratify a related person transaction, the Audit Committee will take into account, among other factors it deems appropriate, (1) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (2) the significance of the related person's interest in the transaction.
A member of the Audit Committee may not participate in the review or vote concerning any related person transaction in which the Audit Committee member or his or her immediate family member is involved.
The policy also provides that certain types of transactions are deemed to be pre-approved by the Audit Committee and do not require separate approval or ratification. During fiscal year 2020 and as of the date of this proxy statement, the Company has not engaged in any reportable related person transactions.

Delinquent Section 16(a) Report
Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. During 2020, due to an administrative error, one report on Form 4 for Gregory S. Deveson was not timely filed for the tax withholding of shares upon vesting of an RSU award on May 1, 2020.

Table of Contents	Advisory Vote on Executive Compensation

Proposal 2: Advisory vote on Executive Compensation

AAM is seeking a non-binding advisory vote from our stockholders to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis (CD&A) and narrative and tabular disclosures in this proxy statement. In the CD&A, we provide a detailed description of our compensation programs, including our compensation philosophy and objectives, the individual elements of executive pay, and how the programs are administered. We encourage you to review the CD&A, together with the other narrative and tabular disclosures, in considering your advisory vote on our named executive officers’ compensation (say-on-pay).
Pay for Performance Philosophy
AAM is committed to a compensation philosophy that supports our business strategy and performance, aligns with stockholder interests, and pays competitively. Our compensation programs are designed to balance short-term performance with long-term growth. To align executive pay with AAM's performance, a significant portion of CEO and other NEO compensation is performance-based and at risk.
Our incentive programs utilize both short- and long-term financial metrics that are aligned with our strategic business objectives. The Compensation Committee annually reviews performance metrics, targets and payouts to ensure they are challenging, stretch goals that drive performance of our long-range plan and also mitigate risk.
Shareholder Engagement
Our Board and management team greatly value the opinions and feedback of our shareholders, which is why we proactively engage with our shareholders on key topics such as corporate governance, executive compensation and sustainability. During outreach, our shareholders expressed support of our overall executive compensation program.
Although your vote on this proposal is advisory and non-binding, the Board and the Compensation Committee will consider the voting results when making future compensation decisions.

☑	The Board unanimously recommends a vote FOR the approval of the compensation of our named executive officers.

Table of Contents	Compensation Discussion and Analysis

Compensation Discussion and Analysis
Our executive compensation program is designed to attract, motivate and retain high quality leaders that are necessary to manage a company of AAM's size and complexity. In designing our executive compensation program, the Compensation Committee (Committee) strives to align the incentives of our named executive officers (NEOs) with the interests of our shareholders by using performance metrics and challenging goals that support our business strategy and drive long-term value creation.

Named Executive Officers
The Compensation Discussion and Analysis (CD&A) provides a description of our executive compensation programs, including the Committee's underlying philosophy and decision-making process, components of compensation, and the relationship between AAM's performance and the compensation earned by our NEOs in 2020. Our NEOs for the fiscal year ending December 31, 2020 are shown below.

Named Executive Officers

David C. Dauch Chairman & Chief Executive Officer

Christopher J. May Vice President & Chief Financial Officer

Michael K. Simonte President

Gregory S. Deveson President Driveline

Norman Willemse President Metal Forming

Table of Contents	Compensation Discussion and Analysis

Executive Summary
2020 Financial and Performance Highlights

In the face of a global pandemic, related industry production shutdowns and reduced consumer demand, we made adjustments to our business and cost structure. We focused on supporting our customers and prioritizing the safety and health of our associates.

Sales	Adjusted EBITDA
$4.7B	$720M

Cash Provided by Operating Activities	Reduced Total Debt by More Than
$455M	$180M

Actual amounts shown above do not reflect all adjustments made to determine incentive payments. See Non-GAAP Reconciliation in Appendix A and discussion of incentive payouts below.

Based upon the combination of cost reduction actions taken by management and the successful resumption of production to meet customer schedules and launch cadence, our financial performance in the second half of 2020 resulted in record quarterly EBITDA margin performance in the third quarter and record fourth quarter EBITDA margin performance in 2020. Cash provided by operating activities contributed to 50% higher adjusted free cash flow in 2020 than in 2019. This strong free cash flow allowed AAM to reduce outstanding indebtedness despite the challenges resulting from COVID-19. Our strong operating performance and free cash flow also allowed us to maintain a strong liquidity position throughout the year and invest in critical technology and capital initiatives supporting future growth for AAM.

2020 Achievements

☑	Implemented significant cost savings actions	☑	Received silver quality Award at Ford's World Excellence Awards

☑	Won both PACE Partnership and Innovation Awards for our electric drive technology	☑	Continued strong free cash flow generation and debt reduction

☑	Launched first China eDrive program at our Liuzhou joint venture	☑	Formed technical agreement with Inovance Automotive and awarded 4 new electrification programs in China

☑	Recognized as GM Supplier of the Year for 4th consecutive year	☑	Secured next generation Ram heavy duty axle and driveshaft program through 2030, a key foundational platform with expected sales of several billion dollars

☑	Published comprehensive Sustainability Report

Table of Contents	Compensation Discussion and Analysis
Executive Compensation Highlights
AAM is committed to engaging in constructive and meaningful communications with our shareholders. We received a favorable vote of 94% for our say-on-pay proposal in 2020. We believe this outcome reflects our responsiveness to shareholder feedback. More recently, our shareholders continued to express support of our overall executive compensation program and the alignment of our incentive compensation goals with the Company's overall business strategy.
Compensation Program Metrics Link to Strategic Business Objectives
The following chart shows the alignment between our incentive compensation metrics and our business strategy.

Strategic Business Objective	Alignment	Incentive Metric

Continue to strengthen the balance sheet; provide funding for organic growth, research & development, and other capital priorities; reduce leverage
Operational Cash Flow
–2020 Annual Incentive Program
      (40% metric)

Free Cash Flow
–2020 LTI Performance Awards
   (100% metric of performance-based LTI)

Strategic Goals
–2020 Annual Incentive Program
      (20% metric)

Develop innovative technology, including electrification, and reinvest in research and development

Create sustainable value for shareholders while emphasizing ESG priorities		Relative TSR - 2020 LTI Performance Awards (modifier of -15% or +15%)

Right-size operations to achieve productivity improvements		EBITDA - 2020 Annual Incentive Program (40% metric) Strategic Goals –2020 Annual Incentive Program (20% metric)

Achieve profitable growth, along with the ability to be flexible as the market changes
To emphasize the importance of AAM's strategic objectives, the Committee decided to link a portion of the 2020 annual incentive program to the achievement of strategic goals that contribute to the Company's long-term success.
Pay for Performance Alignment
Total direct compensation consists of base salary plus target annual and long-term incentive compensation. Total direct compensation for each NEO may be above or below the 50th percentile of our comparative peer group based on various factors, including an individual's level of responsibility, demonstrated skills and experience, significance of position, contribution to Company performance, time in position, potential for advancement and internal pay equity considerations. The Committee generally sets performance objectives for annual and long-term incentive compensation so that targeted total direct compensation levels can be achieved only when target performance objectives are met. Consequently, actual pay may vary from targeted levels based on achieved performance against pre-established performance objectives.

Table of Contents	Compensation Discussion and Analysis

The following chart illustrates the allocation of 2020 total direct compensation components at target for our CEO and for our other NEOs (average) as a group as of December 31, 2020. This analysis highlights the Company's emphasis on long-term and at-risk compensation.

Compensation of Executive Officers
Executive Compensation Philosophy
AAM is committed to a compensation philosophy that supports our business strategy and performance, aligns with shareholder interests, and pays competitively.

Supports Business Strategy	Market Competitive	Aligned with Shareholder Interests

–87% of CEO compensation is variable and at risk

–Rigorous performance goals as key drivers of enterprise value creation

–Programs utilize incentive metrics aligned with business strategy

–The 2020 annual incentive program has a strategic goal component that also includes ESG performance and progress

–Attract and retain executive talent

–Benchmark pay against a peer group of similarly sized companies

–Target direct compensation at the 50th percentile

–Incentive plans reward desired behaviors and pay outcomes align with operational results and shareholder value creation
–Mix of annual and long-term incentive balances focus on short-term results and long-term share appreciation –60% performance-based 2020 LTI –2020 say-on-pay vote of 94% –Stock ownership requirements
The foundation of our philosophy is a best practice approach to compensation governance that includes a clawback policy, an anti-hedging policy, an annual risk assessment of compensation programs and practices, double-trigger equity vesting and severance provisions, and the exclusion of excise tax gross-ups.

Table of Contents	Compensation Discussion and Analysis
Components of Compensation Program
The primary components of AAM’s 2020 executive compensation program are summarized below.

Component	Purpose	Characteristics

Base Salary	Based on level of responsibility, experience, individual performance and internal pay equity	Fixed cash component generally targeted at peer group median
Annual Incentive Compensation	Incentive to drive short-term performance aligned with strategic goals	Cash award that is at risk due to service and performance conditions
Long-Term Incentive Compensation	Incentive to drive strategic growth and value creation that supports retention of executives	A mix of performance shares, performance units and RSUs tied to financial and share performance that drives results aligned with shareholder interests
Retirement and Deferred Compensation	Provide income upon retirement	401(k) and nonqualified defined benefit and deferred compensation plans
Perquisites	Limited supplement to total direct compensation	Primary benefit is a Company-provided vehicle with AAM content
Decision-Making Process
Comprised solely of independent, non-employee directors, the Committee oversees the compensation and benefits programs for our executive officers, including the NEOs. In its oversight of our 2020 executive compensation program, the Committee worked with its independent compensation consultant, the CEO, President, CFO, and Vice President, Human Resources. The CEO and these officers provided information and recommendations with respect to:
–Company performance objectives and goals, which serve as a basis for incentive compensation;
–attracting, retaining and motivating executive officers;
–information regarding financial performance, budgets and forecasts; and
–industry and market conditions affecting AAM's business strategy.
Based on the Committee's recommendation, the Board exercises its judgment to approve the CEO's compensation. In setting compensation levels for other executive officers, the Committee considers the CEO's recommendations. Compensation of the CEO and executive officers is aligned with the Company's compensation philosophy. The Committee makes pay decisions based on market practice, financial performance and other factors, such as individual performance and experience, scope and responsibility of position, retention and internal pay equity.
Role of the Compensation Consultant
The Committee has retained Meridian Compensation Partners LLC (Meridian) as its independent compensation consultant. Meridian provides the Committee with independent advice and ongoing recommendations on compensation matters related to our executive officers and non-employee directors. Meridian provides the Committee with competitive market data, peer group analyses and updates on compensation trends and regulatory developments. Meridian also works with the Company in evaluating its incentive programs and the selection of performance measures.
Meridian frequently communicates with the Chair of the Committee both prior to and following Committee meetings. Meridian also meets with management to gather information, prepare materials and review proposals to be made to the Committee. Meridian provides no other services to the Company and has no other direct or indirect business relationships with AAM or any of its subsidiaries or affiliates. Based on information provided by Meridian, the Committee assessed Meridian's independence pursuant to NYSE and SEC rules and concluded that no conflict of interest exists that prevents Meridian from independently advising the Committee.

Table of Contents	Compensation Discussion and Analysis
Peer Group and Market Analysis
The Committee annually reviews the composition of our comparative peer group and makes adjustments to reflect changes in our business, as well as industry and market conditions. The overall purpose of this peer group is to provide a market frame of reference for evaluating our compensation arrangements, understanding compensation trends among comparable companies and reviewing other compensation and governance-related topics. Peer companies are selected primarily based on the following criteria:
–total revenue and market capitalization;
–competitors in industry segment;
–complexity of global business and operations; and
–competition for talent and investor capital.

Comparative Peer Group for 2020

Adient plc Aptiv PLC BorgWarner Inc. Cooper-Standard Holdings Inc. Cooper Tire & Rubber Company Dana Incorporated Delphi Technologies PLC*	Flowserve Corporation Goodyear Tire & Rubber Company Lear Corporation Meritor, Inc. Navistar International Corporation OshKosh Corporation	Parker-Hannifin Corporation Rockwell Automation Tenneco Inc. Terex Corporation Trinity Industries, Inc. Visteon Corporation

*Removed from peer group due to 2020 acquisition
This peer group remains unchanged from 2019. AAM's revenues are slightly below the median of the peer group, partially resulting from the December 2019 sale of the U.S. casting business operations. The impact of COVID-19 on our 2020 revenues was not included in the evaluation of the peer group due to the uncertainty of its duration. The Committee believes our comparative peer group remains aligned with the size and complexity of our business, our industry and competition for talent and enables the Committee to effectively evaluate our compensation programs.

Table of Contents	Compensation Discussion and Analysis

Direct Compensation Elements
Base Salary
In determining salary levels for each of our NEOs, the Committee considers factors such as financial and operational performance, leadership, development, time in position, internal pay equity and potential. The Committee also considers each NEO's current base salary as compared to the salary range and median salary practices of our peer group.
In October 2019, the Committee determined that 2020 base salaries for the NEOs would remain at 2019 levels.

Base Salaries as of December 31,	2020	2019	% Change
David C. Dauch	$1,150,000	$1,150,000	—%
Christopher J. May	$ 550,000	$ 550,000	—%
Michael K. Simonte	$ 750,000	$ 750,000	—%
Gregory S. Deveson	$ 600,000	$ 600,000	—%
Norman Willemse	$ 575,000	$ 575,000	—%
In response to the economic impact of COVID-19, the Committee temporarily reduced NEO base salaries by 30% from April 16, 2020 through September 30, 2020. As a result, base salaries were paid as follows: $991,875 for Mr. Dauch, $474,375 for Mr. May, $646,875 for Mr. Simonte, $517,500 for Mr. Deveson and $495,937 for Mr. Willemse.
In connection with the realignment of the responsibility over certain manufacturing facilities, the base salary for Mr. Willemse was increased to $600,000 effective January 1, 2021.
Incentive Compensation
Annual Incentive Compensation
Each NEO's annual incentive compensation is based on achieved results against financial and strategic targets approved by the Committee under the AAM Incentive Compensation Program for Executive Officers. Payment of annual cash incentive awards is permitted to the extent the Company meets or exceeds threshold performance levels.
In setting the 2020 annual incentive program performance measures, the Committee considered the importance of balancing financial and strategic objectives in achieving our short-term financial targets and executing our long-term strategy for value creation. In February 2020, the Committee determined that 80% of the award would be based on financial measures and the remaining 20% of the award would be based on achievement of strategic priorities, including ESG initiatives, focused on creating long-term value for our shareholders. The 2020 annual incentive awards are designed to reward growth and sustained profitability.
With respect to financial measures, the Committee selected EBITDA margin and operational cash flow, each weighted 40%. EBITDA margin was selected to support our strategy of retaining a flexible cost structure and improving margins despite the pressure on sales in our industry environment. Operational cash flow was selected to further focus management on our annual cash flow target achievement to reduce debt and the capital intensity of our business profile. Achieving this target would require one of the lowest capital expenditure levels as a percentage of sales in our history. These targets are aligned with each other, and both targets were intended to drive performance that exceeded that of 2019 and the performance of a majority of our peers.
The strategic component was designed to emphasize the importance of the attainment of our priorities that support AAM as a premier global Tier 1 supplier such as:
–securing the next generation of existing business;
–securing new business with a focus on electrification;
–encouraging a spirit of innovation to advance technology leadership and develop talent; and
–demonstrating progress on our sustainability program.
In 2020, management took immediate action to further adjust our business and cost structure in the face of the global pandemic and related industry production shutdowns and reduced customer demand. Despite these challenges, the management team delivered strong financial results and free cash flow performance while safely restarting our operations and creating a safe workplace for our associates. These results included a year-over-year

Table of Contents	Compensation Discussion and Analysis
increase in EBITDA margin performance and the lowest capital expenditure level as a percentage of sales in our history.
In determining the annual incentive payouts, the Committee recognized that management delivered strong results for the Company, despite the unprecedented challenges of the pandemic. As demonstrated by the strong first quarter 2020 results preceding the disruptions caused by COVID-19, management was on track to deliver significant cost reductions and business optimization actions, including aggressive reductions in capital expenditure intensity of the business. At the onset of the pandemic, management took immediate and decisive action to further reduce costs and position the business to deliver even stronger performance as operations resumed in the second half of the year.
The Committee considered the significant impact of the pandemic on 2020 financial performance and evaluated management's response to mitigate its impact on AAM. In making this evaluation, the Committee also considered the aggressive actions taken by management to improve cash flow and the strong financial performance delivered by management preceding the onset of the pandemic.

Financial Performance	COVID-19 Response
–Second-half 2020 EBITDA margin performance at historical record levels
–Implemented significant cost reductions
–Amended credit agreement and refinanced senior notes to enhance financial flexibility
–Reduced outstanding indebtedness
–Prioritized associates' health and safety –Successful shut down and re-launch of global operations –Implemented enhanced safety guidelines

Associate Experience	Business Operations
–Significant temporary pay reductions –Remote work success	–Strong customer coordination for successful resumption of production to meet schedules and launch cadence and delivery for new programs –Leveraged government programs
Considering these factors and in applying the methodology set forth in the plan, the Committee determined that the incentive earned would be based on pro forma EBITDA margin and operational cash flow, excluding the impact of COVID-19. Pro forma performance resulted in a maximum payout for the financial metrics of the 2020 annual incentive. The results of the financial performance incentive measures are shown below.

	Weighting	Threshold (Payout 0%)	Target (Payout 100%)	Maximum (Payout 200%)	2020 Performance (As Reported)(1)	2020 Performance (Pro forma)(1)(2)
EBITDA Margin	40%	13.0%	15.0%	16.0%	15.3%	17.3%
Operational Cash Flow	40%	$500 million	$600 million	$660 million	$506 million	$732 million
(1) Excludes impairment charges of $510 million, restructuring and acquisition-related costs of 67.2 million and other adjustments of $18.7 million that were unrelated to COVID-19.
(2)    For purposes of calculating performance achievement under the annual incentive program, amounts reflect the estimated impact of COVID-19 on sales and gross profit as reported in our annual report on Form 10-K for the year ended December 31. Also reflects estimated impact of COVID savings and costs and capital expenditures. See Appendix A - Non-GAAP Reconciliation.
The Committee evaluated the management team's 2020 performance against the strategic objectives to determine the award payout for 20% of the 2020 annual incentive. The Committee approved a target payout for the attainment of strategic priorities based on the following achievements:
–securing next generation of existing business for multiple important platforms in AAM's revenue base from our largest customers;
–demonstrating innovation to advance our technology leadership by creating a team to design and develop a next generation electric truck;
–being named as the winner of two PACE awards for innovation of product and customer collaboration; and
–making significant progress on our sustainability program, including publishing our first sustainability report and receiving positive feedback from shareholders, industry associations and publications about our program.

Table of Contents	Compensation Discussion and Analysis
Annual Incentive Award Target Opportunities and Results
The Committee decided that 2020 annual incentive target opportunities would remain at 2019 levels. Based on the achievement of the annual incentive financial performance measures and the strategic performance measures described above, the NEOs received 2020 annual incentive payouts of 180% of target. The amounts paid are shown in the Summary Compensation Table.

Target Opportunity (as a % of base salary)
David C. Dauch	135%
Christopher J. May	80%
Michael K. Simonte	100%
Gregory S. Deveson	80%
Norman Willemse	80%

Long-Term Incentive Compensation
Our LTI program is designed to reward NEOs for creating sustained shareholder value, to support ownership of Company stock, and to retain and motivate executives while aligning their interests with those of our shareholders. AAM makes LTI grants to its executive officers and other executives on an annual basis, subject to the approval of the Committee. Grants are made in the first quarter of each year to coincide with the communication to executive officers of their annual cash incentive awards for the previous year’s performance. This timing increases the impact of the awards by strengthening the link between pay and performance.
2020 LTI Award Overview

Form of Award
	Performance Shares	Performance Units	RSUs
LTI Mix	30%	30%	40%

Objective	Drive performance of strategic business objectives	Drive performance of strategic business objectives	Retain NEOs and provide shareholder alignment

Performance Measure	Free Cash Flow	Free Cash Flow	Continued service with AAM

Competitor Peer Group for Relative TSR	Adient plc Autoliv Inc. BorgWarner Inc. Dana Incorporated Lear Corporation Magna International Inc. Meritor Inc. Tenneco Inc.	Adient plc Autoliv Inc. BorgWarner Inc. Dana Incorporated Lear Corporation Magna International Inc. Meritor Inc. Tenneco Inc.	Not applicable
Award Payout Modifier of -15% or +15%	Relative TSR	Relative TSR	Not applicable

Performance / Vesting Period	Subject to achievement of performance measures over a 3-year period	Subject to achievement of performance measures over a 3-year period	Cliff vest on the 3rd anniversary of grant

Settlement	Common stock	Cash	Common stock

Table of Contents	Compensation Discussion and Analysis
Our competitor peer group is used to assess relative performance for establishing long-term incentive award performance levels. The competitor peer group consists of companies that compete with AAM for capital and operate in similar markets. These companies serve as an appropriate benchmark because of the likelihood that they will experience similar industry conditions over a three-year business cycle.
For 2020, the Committee determined that 40% of the total LTI award would be in the form of RSUs, which reflects an increase from 34% in 2019. This change was made to increase the retention portion of the LTI awards while retaining a significant portion as performance-based. Total 2020 LTI awards are 70% denominated in shares with the remainder denominated in cash.
Performance-based LTI
The Committee evaluated the performance measures for 2020 LTI awards to align with our business strategy. A key strategic objective is to strengthen our balance sheet and continue to provide for profitable growth, research and development of innovative technology and other capital priorities.
Free cash flow is a critical driver to reduce leverage and ultimately convert value to shareholders. Due to its impact on the achievement of this key strategic objective, free cash flow was selected as the sole metric for the 2020 LTI performance-based awards. As relative TSR continues to be an important measure of performance because of its alignment with shareholder value creation, the Committee added a relative TSR modifier to the performance-based awards. Award payouts may be decreased by 15% or increased by 15% based on relative TSR performance over the performance period.
The Committee emphasized goal rigor by setting the free cash flow target performance for 2020 – 2022 higher than the previous three years' performance as a percentage of sales. The table below shows the threshold, target and maximum free cash flow and relative TSR performance levels to be used in determining the payouts of these awards for the performance period January 1, 2020 through December 31, 2022.

	Free Cash Flow Performance Measure		Relative TSR Modifier
Performance Level	3 Year Cumulative Free Cash Flow	Percent of Target Award Opportunity Earned	Company's TSR Percentile Rank	Percent of Target Award Opportunity Earned
Threshold	$600 million	50%	Below 25th	(15)%
Target	$850 million	100%	Between 25th - 74th	—%
Maximum	$1 billion	200%	75th and above	15%

LTI Award Values
The table below shows the 2020 and 2019 target LTI for our NEOs. The Committee decided to maintain 2020 LTI target percentage opportunities for all NEOs at 2019 levels.

	2020 Target Long-Term Incentive Opportunity		2019 Target Long-Term Incentive Opportunity
	($)(1)	%(2)	($)(1)	%(2)
David C. Dauch	5,750,000	500%	5,750,000	500%
Christopher J. May	1,375,000	250%	1,375,000	250%
Michael K. Simonte	2,250,000	300%	2,250,000	300%
Gregory S. Deveson	1,200,000	200%	1,200,000	200%
Norman Willemse	1,150,000	200%	1,150,000	200%
(1) Amounts reflect the value the Committee considered when granting awards for 2020 and 2019. These amounts differ from the value of awards shown in the Summary Compensation Table and Grants of Plan-Based Awards Table because those tables reflect the grant date fair value of performance shares, which is based on the probable outcome of the performance metrics. The amount further differs because performance unit awards are not reported in the Summary Compensation Table until earned at the end of the performance period.
(2) Stated as a percentage of base salary at the time the award was made.

Table of Contents	Compensation Discussion and Analysis
In February 2020, the Committee increased the total 2020 LTI opportunities above target levels as a retention tool for the NEOs, who are critical to lead the transformation of AAM in developing next generation products and electrification, while considering current macroeconomic and industry-related uncertainty. The table below shows total 2020 LTI opportunities for each NEO.

	Amount of LTI Increase	Total 2020 LTI Opportunity
	$	$
David C. Dauch	575,000	6,325,000
Christopher J. May	275,000	1,650,000
Michael J. Simonte	375,000	2,625,000
Gregory S. Deveson	150,000	1,350,000
Norman Willemse	143,750	1,293,750

Payout of 2018 Performance Share Awards
The performance period for 2018 performance awards ended on December 31, 2020. The number of shares earned was based on relative TSR and free cash flow over the three-year performance period as shown below.

	Actual Performance	% of Target Shares Earned	Award Weighting	Weighted Payout
Relative TSR	22nd percentile	0%	50%	0%

Adjusted Free Cash Flow	$1,031.4 million(1)	56%	50%	28%
		Final Payout as a % of Target		28%
(1) Excludes restructuring and acquisition-related costs and the impact of divestitures and the GM work stoppage on financial performance. See Non-GAAP Reconciliation in Appendix A.
Payouts under the relative TSR performance share awards resulted in a zero payout to senior management because the threshold performance level was not achieved. This result reflects the Committee's commitment to align LTI pay with the interest of our shareholders through rigorous goal-setting.
Considering the long-term nature of these awards and shareholder considerations, the Committee decided against making an adjustment for the impact of COVID-19 as permitted by the LTI plan. The total weighted payout of 28% of target reflects the pay for performance alignment of our LTI program with shareholders as shown below.

2018 Target LTI vs Realized LTI
($) in thousands
$5,750.0
$2,216.7
$5,745.0
$2,214.8
CEO
Other NEOs
2018 Target LTI
2018 Realized LTI

Shareholder Alignment Realized pay(1) – 61% below target
(1) Realized pay is determined by share price on the date of payment of the awards in March 2021.

Table of Contents	Compensation Discussion and Analysis
2021 Changes to Long-Term Incentive Compensation Program
In February 2021, the Committee approved total LTI opportunities for NEOs at the same amounts (based on grant date value) as 2020 total LTI opportunities. Also, the Committee determined that 50% of the total 2021 LTI award would be in the form of RSUs as a retention tool during this time of uncertainty and volatility. A significant portion, or 50%, would be performance-based.
For 2021 LTI performance-based awards, the Committee again selected free cash flow as the metric as it continues to be a critical driver to reduce leverage and create shareholder value. To emphasize the importance of consistent annual free cash flow generation, manage volatility and generate a three-year cumulative free cash flow, the Committee included pre-established annual free cash flow targets for calendar years 2021, 2022 and 2023, each weighted 20% of target. The remaining 40% of target will be based on established measures for three-year cumulative free cash flow performance. The annual free cash flow milestones are to encourage behaviors to achieve sustained strong cash flow performance early in the three-year cycle while supporting the cumulative target. No award payouts will be made until the completion of the three-year performance period. The 2021 awards also include a TSR modifier which may decrease the award payout by 15% or increase it by 15%.
Summary of Direct Compensation
The Committee believes each pay element of direct compensation is consistent with our compensation philosophy. The Committee reviews direct compensation for each NEO and compares each compensation element to the market data of our comparative peer group. The Committee also considers individual performance, experience, internal equity, scope and responsibility of position, retention and other factors.
Direct compensation for our CEO is higher than for the other NEOs due to the CEO's breadth of executive and operating responsibilities for the entire global enterprise. The Committee does not target CEO pay as a certain multiple of the pay of the other NEOs. The Committee sets total direct compensation of NEOs at approximately the 50th percentile of the peer group.

Indirect Compensation Elements
Retirement and Deferred Compensation Plans
Our NEOs participate in AAM's qualified retirement and nonqualified retirement and deferred compensation plans. Each executive officer is eligible to participate in the Company's 401(k) plan, which allows U.S. salaried participants to defer a portion of their base salary up to certain IRS limits.
The AAM Executive Retirement Savings Plan (ERSP) was adopted effective January 1, 2019. The ERSP is a nonqualified deferred compensation plan that provides certain highly-compensated associates the opportunity to receive supplemental deferred compensation upon retirement and certain other qualifying events. AAM provides contributions to the plan equal to a percentage of a participant's base salary and bonus paid during a calendar year less maximum eligible 401(k) Company contributions. The Company may also make discretionary contributions.
At the time the ERSP was approved, the Supplemental Executive Retirement Plan (SERP) was frozen to align our benefit programs with prevailing market practices and to reduce cost. The SERP, a nonqualified defined benefit plan, provides retirement benefits to executives that are offset by the qualified pension plan benefits.
The Company also froze the Executive Deferred Compensation Plan (EDC) to further contributions as of December 31, 2018. Existing contributions will vest and be paid in accordance with the EDC's terms.
The SERP, ERSP and EDC plans are further described in Pension Benefits and Nonqualified Deferred Compensation tables.
Other Benefits and Perquisites
Our NEOs participate in the same medical plans as our U.S. salaried associates. A group of approximately 30 senior executives, including the NEOs, also receive supplemental life, supplemental disability and umbrella liability insurance benefits.
AAM provides a very limited number of perquisites to senior executives, including our NEOs. Senior executives are eligible for the use of a Company-provided vehicle with AAM content. Mr. Dauch has the use of two Company-

Table of Contents	Compensation Discussion and Analysis
provided vehicles. Occasionally, we invite spouses of AAM executives to attend Company business events and pay for the spouse’s travel and related non-business expenses. AAM reimburses executives for taxes attributable to income associated with this benefit. We do not otherwise provide tax gross ups for executives except as available for salaried associates generally. Perquisites are further described in the footnotes to the Summary Compensation Table.

Other Compensation Matters
Severance Programs
The Company provides severance benefits to eligible NEOs under the AAM Executive Officer Severance Plan (Severance Plan) and the AAM Change in Control Plan (CIC Plan). Severance payments and benefits for Mr. Dauch and Mr. Simonte are set forth in their employment agreements.
The Committee believes that these severance programs provide competitive severance benefits that attract and retain key talent during potentially critical and uncertain periods. The programs are designed to foster stability within senior management by helping executives maintain focus on and dedication to their responsibilities to maximize shareholder value, including in the event of a transaction that may result in a change in control (CIC). These programs are also guided by our compensation philosophy and governance practices (e.g., double-trigger CIC provisions, no tax gross ups) and are aligned with those of our peers.
The Severance Plan provides severance benefits other than in connection with a CIC. Upon termination of employment by the Company without cause or resignation by a participant for good reason, each eligible executive officer will be entitled to certain severance payments and benefits, including a multiple of base salary and target bonus, prorated annual target bonus for the year of termination and continued participation in the Company's medical benefit plans for the applicable severance period.
The CIC Plan provides participants, including eligible executive officers, severance payments and benefits in the event of termination of employment on or within two years following a CIC. These benefits include a multiple of base salary and target bonus and continued participation in the Company's medical benefit plans for the applicable severance period.
Benefits under the Severance Plan and the CIC Plan are subject to execution and non-revocation of a general waiver and release of claims against the Company and compliance with certain restrictive covenants. The benefits are also subject to recoupment or clawback. Benefits provided to eligible NEOs under these programs are described in Potential Payments Upon Termination or Change in Control.
Executive Compensation Recoupment (Clawback) Policy
The clawback policy authorizes the Committee to determine whether to require recoupment of performance-based incentive compensation actually paid or awarded to any executive officer if certain conditions are met. For purposes of this policy, performance-based compensation includes all annual and long-term incentive awards, whether paid in cash or equity, to the extent the awards are based on the Company's financial performance.
The Committee may require recoupment if the executive officer engaged in fraud or intentional misconduct that caused or contributed to the need for a material restatement of the Company's financial statements filed with the SEC. If the Committee determines that any performance-based compensation paid or awarded to the executive officer would not have been awarded or would have been awarded at a lower amount had it been calculated based on such restated financial statements (adjusted compensation), the Committee may seek to recover for the benefit of the Company the excess of the awarded compensation over the adjusted compensation (excess compensation). In deciding whether to seek recovery of excess compensation from the executive officer, the Committee will consider the factors it deems relevant under the circumstances and whether the assertion of a claim is in the best interests of the Company.

Table of Contents	Compensation Discussion and Analysis
Executive Officer Stock Ownership Requirements
Our stock ownership policy is an important feature of our compensation philosophy that helps to ensure alignment of our executives' interests with those of our stockholders. The stock ownership requirement for each position is shown below.

Multiple of Base Salary
Chief Executive Officer	6
Chief Financial Officer; President	3
Other Executive Officers	2
Shares owned directly, unvested RSUs and performance shares (at target) count toward the requirement. These ownership levels must be maintained as long as the person is an executive officer of AAM. NEOs who have not met these requirements may not sell shares. The Committee annually reviews each executive officer’s stock ownership level according to this policy. Our NEOs have met these ownership requirements.
Risk Assessment of Compensation Policies and Practices
We conducted an annual risk assessment for the Committee to determine whether the risks arising from our 2020 compensation practices are reasonably likely to have a material adverse effect on the Company. The risk assessment considered AAM’s annual and long-term incentive programs and pay mix, performance measures used to calculate payouts, and pay philosophy and governance. Our annual assessment focuses on the program for executive officers in light of their decision-making authority and influence, but also considers the compensation of other salaried associates. Our methodology was reviewed by the Committee and Meridian.
We have designed our compensation programs with specific features to address potential risks while rewarding our executive officers and other associates for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. Based on our risk assessment and consideration of various mitigating factors, we concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Table of Contents	Compensation Committee Report

Compensation Committee Report
We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee of the Board of Directors
James A. McCaslin, Chair
William L. Kozyra
Peter D. Lyons
Sandra E. Pierce
Samuel Valenti III

Table of Contents	Executive Compensation Tables

Executive Compensation Tables
Summary Compensation Table
The following table summarizes the compensation of our named executive officers (NEOs) for the fiscal years ended December 31, 2020, December 31, 2019 and December 31, 2018.

Name and Principal Position	Year	Salary ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compen- sation(3) ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compen- sation(5) ($)	Total ($)
David C. Dauch(1) Chairman & Chief Executive Officer	2020	991,875	4,442,271	2,794,500	152,010	463,772	8,844,428
	2019	1,150,000	4,818,898	745,200	266,426	682,727	7,663,251
	2018	1,150,000	5,700,848	1,350,700	1,168,373	99,378	9,469,299
Christopher J. May Vice President & Chief Financial Officer	2020	474,375	1,158,857	792,000	172,069	198,204	2,795,505
	2019	550,000	1,152,352	211,200	170,217	252,558	2,336,327
	2018	550,000	1,363,250	382,800	278,969	47,939	2,622,958
Michael K. Simonte President	2020	646,875	1,843,637	1,350,000	87,102	288,483	4,216,097
	2019	750,000	1,885,661	360,000	89,636	380,262	3,465,559
	2018	750,000	2,230,775	652,500	517,163	66,424	4,216,862
Gregory S. Deveson President Driveline(6)	2020	517,500	948,156	864,000	11,679	85,361	2,426,696
	2019	597,083	1,005,700	230,400	14,506	117,249	1,964,938
	2018	530,000	1,050,941	368,900	192,689	24,230	2,166,760
Norman Willemse President Metal Forming	2020	495,937	908,647	828,000	46,368	214,397	2,493,349
	2019	573,125	963,793	220,800	58,840	251,693	2,068,251
	2018	530,000	1,050,955	368,900	227,486	50,203	2,227,544
(1)Compensation of Mr. Dauch is based solely on employment as an executive officer. He received no compensation for serving as a director.
(2)Reflects the grant date fair value of restricted stock units and performance share awards made during fiscal year 2020 calculated in accordance with FASB ASC 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in our financial statements. See Note 8 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2020 regarding assumptions underlying the valuation of equity awards. Assuming the maximum performance levels are achieved for the performance share awards granted on March 6, 2020, the maximum value of performance share awards would be $4,364,256 for Mr. Dauch, $1,138,505 for Mr. May, $1,811,259 for Mr. Simonte, $931,502 for Mr. Deveson and $892,690 for Mr. Willemse based on grant date fair value. These amounts may not reflect the actual value realized upon vesting or settlement, if any.
(3)Reflects amounts earned under the AAM Incentive Compensation Program for Executive Officers for 2020.
(4)Reflects the annualized increase in pension value under the AAM Pension Plan, the Albion Pension Plan and the SERP. See Pension Benefits Table. There are no above-market or preferential earnings on compensation deferred under our ERSP or our EDC Plan.

Table of Contents	Executive Compensation Tables
(5)The components of All Other Compensation for 2020 are as follows:

Name	Employer 401(k) Match Contributions(a) ($)	Retirement Contributions(b) ($)	Executive Life Insurance Premiums(c) ($)	Company-Provided Vehicles(d) ($)	Tax Gross Ups for Spousal Travel(e) ($)	Other(f) ($)	Total ($)
David C. Dauch	14,250	412,150	14,562	14,770	2,334	5,706	463,772
Christopher J. May	14,025	157,050	2,717	23,499	—	913	198,204
Michael K. Simonte	14,250	235,550	8,549	27,636	—	2,498	288,483
Gregory S. Deveson	9,750	68,750	5,948	—	—	913	85,361
Norman Willemse	13,750	164,850	8,941	24,658	—	2,198	214,397
(a)Includes employer matching contributions under AAM’s 401(k) plan.
(b)Includes employer retirement contributions under AAM’s 401(k) plan and the ERSP as noted below. The ERSP contributions are further described in the Nonqualified Deferred Compensation table.

Name	Retirement Contributions under the 401(k) Plan ($)	Employer ERSP Contributions ($)	Total ($)
David C. Dauch	14,250	397,900	412,150
Christopher J. May	14,250	142,800	157,050
Michael K. Simonte	14,250	221,300	235,550
Gregory S. Deveson	8,550	60,200	68,750
Norman Willemse	14,250	150,600	164,850
(c)Includes executive life insurance premiums paid by the Company.
(d)Includes personal use of Company-provided vehicles. The aggregate incremental cost of Company-provided vehicles is based on total vehicle cost if business use of the vehicle is less than 50%. For Mr. Dauch, includes the cost of personal use of a second Company-provided vehicle.
(e)Includes amounts reimbursed for taxes attributable to the income associated with the cost of travel for spouse accompanying the NEO to Company business meetings and events.
(f)For Mr. Dauch, includes the cost of travel for spouse accompanying him to Company business meetings or events, the cost of an executive physical, personal umbrella liability insurance premiums, and meals provided during business hours. For Mr. May and Mr. Deveson, includes the cost of personal umbrella liability insurance premiums. For Mr. Simonte and Mr. Willemse, includes the cost of personal umbrella liability insurance premiums and the cost of an executive physical.
(6)    Mr. Deveson was not an NEO in 2018.

Table of Contents	Executive Compensation Tables
Grants of Plan-Based Awards
Annual and long-term incentive awards granted in 2020 to the NEOs are shown in the following table. The annual and long-term incentive compensation programs are described in the Compensation Discussion and Analysis and the Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table.

			Estimated Future Payouts under Non Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
David C. Dauch
Annual Incentive	—	—	—	1,552,500	3,105,000	—	—	—	—	—
Performance Units (Free Cash Flow)	3/6/2020	2/5/2020	806,438	1,897,500	4,364,250	—	—	—	—	—
Performance Shares (Free Cash Flow)	3/6/2020	2/5/2020	—	—	—	156,895	369,164	849,077	—	1,912,270
Restricted Stock Units	3/6/2020	2/5/2020	—	—	—	—	—	—	492,218	2,530,001
Christopher J. May
Annual Incentive	—	—	—	440,000	880,000	—	—	—	—	—
Performance Units (Free Cash Flow)	3/6/2020	2/5/2020	210,375	495,000	1,138,500	—	—	—	—	—
Performance Shares (Free Cash Flow)	3/6/2020	2/5/2020	—	—	—	40,929	96,304	221,499	—	498,855
Restricted Stock Units	3/6/2020	2/5/2020	—	—	—	—	—	—	128,405	660,002
Michael K. Simonte
Annual Incentive	—	—	—	750,000	1,500,000	—	—	—	—	—
Performance Units (Free Cash Flow)	3/6/2020	2/5/2020	334,688	787,500	1,811,250	—	—	—	—	—
Performance Shares (Free Cash Flow)	3/6/2020	2/5/2020	—	—	—	65,115	153,211	352,385	—	793,633
Restricted Stock Units	3/6/2020	2/5/2020	—	—	—	—	—	—	204,281	1,050,004
Gregory S. Deveson
Annual Incentive	—	—	—	480,000	960,000	—	—	—	—	—
Performance Units (Free Cash Flow)	3/6/2020	2/5/2020	172,125	405,000	931,500	—	—	—	—	—
Performance Shares (Free Cash Flow)	3/6/2020	2/5/2020	—	—	—	33,487	78,794	181,226	—	408,153
Restricted Stock Units	3/6/2020	2/5/2020	—	—	—	—	—	—	105,059	540,003
Norman Willemse
Annual Incentive	—	—	—	460,000	920,000	—	—	—	—	—
Performance Units (Free Cash Flow)	3/6/2020	2/5/2020	164,953	388,125	892,688	—	—	—	—	—
Performance Shares (Free Cash Flow)	3/6/2020	2/5/2020	—	—	—	32,092	75,511	173,675	—	391,147
Restricted Stock Units	3/6/2020	2/5/2020	—	—	—	—	—	—	100,681	517,500
(1)Reflects annual incentive awards granted under the AAM Incentive Compensation Program for Executive Officers and performance unit awards granted under the 2018 Omnibus Incentive Plan. The performance unit awards are payable in cash based on free cash flow over the 3-year performance period January 1, 2020 through December 31, 2022.
(2)Reflects performance share awards granted under the 2018 Omnibus Incentive Plan payable in common stock based on the free cash flow performance and the impact of the relative TSR modifier over the 3-year performance period January 1, 2020 through December 31, 2022. The threshold and maximum amounts include the impact of the relative TSR modifier at threshold and at maximum.
(3)Reflects RSUs granted under the 2018 Omnibus Incentive Plan. The awards are payable in common stock, contingent upon continued employment through the 3-year vesting period. No options were granted in 2020.
(4)Reflects the full grant date fair value of performance share awards and RSUs made during fiscal year 2020 calculated in accordance with FASB ASC 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in our financial statements. See Note 8 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2020 regarding assumptions underlying the valuation of equity awards.

Table of Contents	Executive Compensation Tables
Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
Our employment agreements with Mr. Dauch as CEO and Mr. Simonte as President provide for the following compensation and benefits as of December 31, 2020.

	CEO Employment Agreement	President Employment Agreement
Base Salary	$1,150,000 for 2020, temporarily reduced to $805,000 from April 16 – September 30, 2020	$750,000 for 2020, temporarily reduced to $525,000 from April 16 – September 30, 2020
Annual Incentive	Participation in the annual incentive plan for executive officers; Target opportunity of 135% of base salary for 2020	Participation in the annual incentive plan for executive officers; Target opportunity of 100% of base salary for 2020
Long-Term Incentive	Participation in LTI plans for executive officers; Target opportunity of 500% for 2020	Participation in LTI plans for executive officers; Target opportunity of 300% for 2020
Other Benefits	Participation in plans applicable to executive officers; Retiree medical, dental and vision coverage equivalent to the benefit levels offered in the Company's group health care plans for salaried associates as of September 1, 2012	Participation in plans applicable to executive officers
Term	Initial term expired August 31, 2015; Additional one-year extensions unless either party provides 60 days' written notice of intent not to renew	Initial term expired July 31, 2018; Additional one-year extensions unless either party provides 60 days' written notice of intent not to renew
Mr. Dauch and Mr. Simonte are also entitled to certain payments and benefits in the event of termination of employment under the scenarios described below in Potential Payments Upon Termination or Change in Control.
Annual Incentive Awards
In 2020, annual incentive awards were granted under the AAM Incentive Compensation Program for Executive Officers. EBITDA Margin and Operational Cash Flow, each weighted 40%, were selected as financial measures for the 2020 annual incentive awards. The remaining 20% of the award was based on strategic objectives. The maximum payout for each performance metric is 200%. See Annual Incentive Compensation in the CD&A.
Long-Term Incentive Awards
In 2020, the Company granted long-term incentive awards to NEOs in the form of RSUs, performance share and performance unit awards. Terms of these awards are described in Long-Term Incentive Compensation in the CD&A.
2020 Awards Granted Under the 2018 Omnibus Incentive Plan
Restricted Stock Units
The RSUs granted in 2020 to NEOs vest in three years from the date of grant. RSUs are payable in common stock.
Performance Share Awards
The performance share awards granted to NEOs in 2020 are based on free cash flow over a three-year performance period beginning January 1, 2020 through December 31, 2022. Performance share awards represented 30% of the total LTI award opportunity for executive officers. These awards will be measured by free cash flow over the three-year period and may be modified based on relative TSR over the three-year period. Performance shares are payable in common stock.
Performance Unit Awards
The performance unit awards granted to NEOs in 2020 are based on free cash flow over a three-year performance period beginning January 1, 2020 through December 31, 2022. Performance unit awards represented 30% of the total LTI award opportunity for executive officers. These awards will be measured by free cash flow performance over the three-year period and may be modified based on relative TSR over the three-year period. Performance units are payable in cash.

Table of Contents	Executive Compensation Tables
The following table illustrates the threshold, target and maximum performance levels for determining 2020 award payouts for each performance measure.

	Free Cash Flow		Relative TSR
Performance Level	3-Year Cumulative Free Cash Flow	Percent of Target Award Opportunity Earned	Company TSR Percentile Rank	Modifier
Threshold	$600 million	50%	Below 25th	(15.0)%
Target	$850 million	100%	Between 25th - 74th	None
Maximum	$1 billion	200%	75th and above	+15%

Table of Contents	Executive Compensation Tables
Outstanding Equity Awards at December 31, 2020

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
David C. Dauch	136,904(2)	1,141,779	58,783(5)	490,250
	121,127(3)	1,010,199	738,328(6)	6,157,656
	492,218(4)	4,105,098

Christopher J. May	32,739(2)	273,043	14,057(5)	117,235
	28,965(3)	241,568	192,608(6)	1,606,351
	128,405(4)	1,070,898

Michael K. Simonte	53,572(2)	446,790	23,002(5)	191,837
	47,398(3)	395,299	306,422(6)	2,555,559
	204,281(4)	1,703,704

Gregory S. Deveson	25,238(2)	210,485	12,268(5)	102,315
	25,279(3)	210,827	157,588(6)	1,314,284
	105,059(4)	876,192

Norman Willemse	25,239(2)	210,493	11,757(5)	98,053
	24,225(3)	202,037	151,022(6)	1,259,523
	100,681(4)	839,680

(1)Reflects value of outstanding RSUs at $8.34, the closing price of AAM common stock on December 31, 2020.
(2)Reflects RSUs granted on March 2, 2018 that vested on March 2, 2021.
(3)Reflects RSUs granted on March 4, 2019. RSUs vest three years from the date of grant.
(4)Reflects RSUs granted on March 6, 2020. RSUs vest three years from the date of grant.
(5)Reflects performance shares granted on March 4, 2019 for the performance period January 1, 2019 through December 31, 2021 that would be paid out at the end of the performance period based on relative TSR performance through December 31, 2020. Amounts reflect a threshold payout. Payouts will be determined at the end of the performance period based on actual performance.
(6)Reflects performance shares granted on March 6, 2020 for the performance period January 1, 2020 through December 31, 2022 that would be paid out at the end of the performance period based on free cash flow performance through December 31, 2020. Award amounts reflect a payout at maximum (relative TSR modifier at 0%). Payouts will be determined at the end of the performance period based on actual performance.
(7)Reflects the value of 2019 and 2020 performance shares based on performance through December 31, 2020 as described above in footnotes (5) and (6) multiplied by $8.34, the closing price of AAM common stock on December 31, 2020.

Table of Contents	Executive Compensation Tables
Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
David C. Dauch	163,187	1,182,544
Christopher J. May	24,862	193,142
Michael K. Simonte	55,127	407,481
Gregory S. Deveson	34,278	200,555
Norman Willemse	25,645	189,906
(1)Reflects the number of shares vested in February 2020 under RSU awards granted in February 2017 or for Mr. Deveson shares vested in May 2020 under awards granted in May 2017. Also includes the number of performance shares earned for the performance period ending December 31, 2020.
(2)Reflects the number of shares underlying vested RSUs multiplied by the closing market price of AAM common stock on the vesting date. Also includes the number of performance shares earned for the period ending December 31, 2020 multiplied by the closing market price of AAM common stock at December 31, 2020. See CD&A for further details of the payouts earned.

Table of Contents	Executive Compensation Tables
Pension Benefits
The NEOs are eligible to participate in pension plans that provide benefits based on years of service and pay. Pension benefits are provided under a qualified defined benefit pension plan, American Axle & Manufacturing, Inc. Pension Plan (AAM Pension Plan) for Mr. Dauch, Mr. May and Mr. Simonte, and the Albion Pension Plan for Mr. Willemse. Effective December 31, 2019, the AAM Salaried Retirement Program was merged into the AAM Pension Plan without any changes to the underlying provisions or benefits. Supplemental pension benefits are provided under the nonqualified Supplemental Executive Retirement Program (SERP). The SERP was amended to freeze further benefit accruals as of April 30, 2018.
The following table shows the value of the benefits accumulated by the NEOs and their years of credited service under the AAM Pension Plan, the Albion Pension Plan and the SERP, each as of December 31, 2020.

Name	Plan Name	Number of Years of Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)
David C. Dauch(3)	AAM Pension Plan	11.5000	581,322
	AAM Supplemental Executive Retirement Program	22.8333	8,412,130
Christopher J. May	AAM Pension Plan	12.5000	275,938
	AAM Supplemental Executive Retirement Program	23.8333	1,522,611
Michael K. Simonte(3)	AAM Pension Plan	8.0833	386,100
	AAM Supplemental Executive Retirement Program	19.4166	3,140,885
Gregory S. Deveson	AAM Supplemental Executive Retirement Program	1.0833	241,359
Norman Willemse(4)	Albion Pension Plan	6.3333	410,667
	AAM Supplemental Executive Retirement Program	17.0000	1,431,915
(1)Benefits were frozen effective December 31, 2006 for Mr. Dauch, Mr. May and Mr. Simonte. Benefits for Mr. Willemse under the Albion Pension Plan reflect his years of service with our UK subsidiary, Albion Automotive Limited. Credited service under the SERP reflects service through the freeze date of April 30, 2018. As a result, credited service under the AAM Pension Plan, the Albion Pension Plan and the SERP is less than actual service with the Company.
(2)The values shown are based on benefits deferred to the earliest age at which unreduced benefits are payable. The assumptions used to calculate the actuarial present value of accumulated benefits are the same assumptions used in our audited consolidated financial statements for the fiscal year ended December 31, 2020 and assume continued employment until unreduced retirement age is attained. For material assumptions used, see Note 7 to the audited consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2020.
(3)Mr. Dauch and Mr. Simonte were eligible to retire on December 31, 2020 under both the AAM Pension Plan and the SERP. Each qualifies for the lump sum benefit under the SERP.
(4)Mr. Willemse is not a participant in the AAM Pension Plan. Mr. Willemse was eligible to retire on December 31, 2020 under both the Albion Pension Plan and the SERP. He qualifies for the lump sum benefit under the SERP.
AAM Pension Plan. The annual retirement benefit payable to each executive, commencing on retirement at or after age 65, equals the sum of the executive’s contributions plus an additional benefit based on the executive’s average monthly salary (determined as the average of the executive’s base salary in the highest 60 months during his final 10 years of service) and years of credited service. Benefits may be paid as a single life annuity or, upon election, in the form of a joint and survivor annuity with a reduction in the amount of the annual benefit. The AAM Pension Plan is a qualified plan subject to Internal Revenue Code (IRC) limitations on benefits and is subject to the Employee Retirement Income Security Act of 1974. Benefits were frozen for associates who were not eligible to retire by December 1, 2011.
Albion Pension Plan. Our Albion Automotive Limited subsidiary provides pension benefits under the Albion Pension Plan for its salaried associates. Mr. Willemse is a participant in this plan as a former employee of this subsidiary. The annual retirement benefit payable, commencing on retirement at or after age 65, is based on the participant's average salary (as defined in the plan during the final 10 years of service with Albion Automotive Limited), years of pensionable service and the percentage of participant contributions to the plan. The participant may elect benefits to be in the form of an annuity or to receive a portion of the benefit payable in a lump sum.

Table of Contents	Executive Compensation Tables
Supplemental Executive Retirement Program (SERP). Executive officers who were hired before April 1, 2018 are eligible to receive a benefit under the SERP, payable six months after retirement in a lump sum. The frozen SERP benefit amount was determined as of April 30, 2018 as 12.5% of the executive’s final average compensation (determined as the executive’s average annual base salary and cash incentive for the highest five consecutive years), multiplied by the executive’s years of credited service, less the sum of the actuarial equivalent value of the executive’s benefits payable under the AAM Pension Plan, the Albion Pension Plan and the balance of the executive’s employer retirement contribution account under AAM’s 401(k) plan.

Table of Contents	Executive Compensation Tables
Nonqualified Deferred Compensation
The following table summarizes deferred compensation of NEOs under the AAM Executive Retirement Savings Plan (ERSP) and the Executive Deferred Compensation Plan (EDC) for the 2020 fiscal year.

Name	Plan	Registrant contributions In Last FY(1) ($)	Aggregate Earnings In Last FY(2) ($)	Aggregate Withdrawals Distributions ($)	Aggregate Balance at Last FYE(3) ($)
David C. Dauch	EDC	—	—	—	—
	ERSP	397,900	333,268	—	1,333,418
Christopher J. May	EDC	—	—	—	—
	ERSP	142,800	42,991	—	388,085
Michael K. Simonte	EDC	—	—	—	—
	ERSP	221,300	10,281	—	551,904
Gregory S. Deveson	EDC	—	29,682	—	112,149
	ERSP	60,200	50,676	—	209,302
Norman Willemse	EDC	—	9,868	—	118,854
	ERSP	150,600	46,880	—	400,530
(1)Reflects the annual 2020 plan contributions notionally funded in March 2021 reported in the Summary Compensation Table. Amounts include an additional contribution equal to 12.5% multiplied by base salary and bonus paid in 2020 for Mr. Dauch of $236,900, $95,200 for Mr. May, $138,800 for Mr. Simonte and $99,500 for Mr. Willemse. Amounts also include a discretionary contribution to offset the impact of the 2020 temporary salary reductions.
(2)Reflects hypothetical accrued earnings or losses during 2020 on notional investments designed to track the performance of funds similar to those available under the Company’s 401(k) plan. Earnings shown in this column are not reported as compensation in the Summary Compensation Table.
(3)Reflects amounts previously reported in the Summary Compensation Table.
Executive Retirement Savings Plan
The ERSP was adopted effective as of January 1, 2019. The ERSP is a nonqualified deferred compensation program contributed to by the Company to provide certain highly-compensated associates, including the NEOs, the opportunity to receive supplemental deferred compensation upon retirement and certain other qualifying events. The ERSP does not provide for participant contributions.
ERSP eligible executives will receive an annual contribution to their account equal to 10% of combined base salary and bonus paid during a calendar year less their maximum eligible 401(k) Company contributions. In addition, certain participants based on position and years of service are eligible to receive an additional Company contribution equal to 12.5% of base salary and bonus paid for calendar years 2019 through 2023. Mr. Dauch, Mr. May, Mr. Simonte and Mr. Willemse are eligible to receive this additional 12.5% contribution. The ERSP permits discretionary Company contributions. The Committee approved a discretionary contribution in 2020.
Amounts deferred or credited into this plan are represented in the executive’s notional account and are “invested” among funds also available under AAM’s 401(k) plan. Although the executive has no actual or constructive ownership of shares in the investment funds, the return on the executive’s account is determined as if the amounts were notionally invested in these funds. ERSP contributions are unfunded and unsecured obligations of AAM.
ERSP contributions and account balances vest at the earliest of the following:
–Age 55 with 10 years of service;
–Age 60 with 5 years of service; or
–Age 65
Distributions can be received in a lump sum or in annual installments of two to ten years, or in a lump sum upon death, disability or termination of employment.
Executive Deferred Compensation Plan
The EDC is a nonqualified, tax-deferred savings plan for certain executives, including the NEOs. The EDC was amended to freeze further deferrals as of December 31, 2018. Employer matching contributions vest after five years of credited service. The amounts deferred are unfunded and unsecured obligations of AAM.

Table of Contents	Executive Compensation Tables
Amounts deferred or credited into this plan are represented in the executive’s notional account and are “invested” among funds also available under AAM’s 401(k) plan. Although an executive has no actual or constructive ownership of shares in the investment funds, the return on the executive’s account is determined as if the amounts were notionally invested in these funds.
Distributions can be received (1) upon retirement in a lump sum or in annual payments over a period of five or ten years, (2) in a lump sum upon death, disability, termination of employment or change in control or (3) if elected by the participant, during employment at a specified date after a minimum deferral period of three years. Distributions during employment consist of participant deferrals and related earnings or losses (not Company contributions and related earnings or losses).
Investment Options
The table below shows the investment fund options available under the ERSP and the EDC as of December 31, 2020 and the related annual rates of return for the year ended December 31, 2020.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
PIMCO Total Return Fund	8.88%	Hartford International Opportunities Fund	20.59%
PIMCO High Yield Fund	5.34%	Victory Sycamore Established Value Fund	8.16%
BNY Mellon International Bond Fund	8.39%	FIAM Blend Target Date 2010 Fund	10.99%
Vanguard Total Bond Market Index Fund	7.74%	FIAM Blend Target Date 2015 Fund	12.43%
Fidelity 500 Index Fund	18.40%	FIAM Blend Target Date 2020 Fund	13.82%
MFS Value Fund	3.91%	FIAM Blend Target Date 2025 Fund	14.71%
Vanguard FTSE Social Index Fund	22.66%	FIAM Blend Target Date 2030 Fund	15.77%
Fidelity Growth Company Fund	67.69%	FIAM Blend Target Date 2035 Fund	17.38%
Fidelity Low-Priced Stock Fund	9.40%	FIAM Blend Target Date 2040 Fund	18.56%
Eaton Vance Atlanta Capital SMID Fund	11.24%	FIAM Blend Target Date 2045 Fund	18.56%
Vanguard Extended Market Index Fund	32.23%	FIAM Blend Target Date 2050 Fund	18.48%
American Beacon Small Cap Value Fund	4.05%	FIAM Blend Target Date 2055 Fund	18.50%
Janus Henderson Triton Fund	28.66%	FIAM Blend Target Date 2060 Fund	18.52%
Fidelity Diversified International Fund	19.40%	FIAM Blend Target Date 2065 Fund	18.72%
Fidelity International Index Fund	8.17%	FIAM Blend Target Date Income Fund	8.76%
Harding Loevner Institutional Emerging Market Fund	13.88%	Mass Mutual Diversified SAGIC Fund	2.74%

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Potential Payments Upon Termination or Change in Control
The following tables show the estimated potential payments and benefits that each of the NEOs would receive upon termination of employment under various circumstances that would trigger payments under applicable employment agreements and the Company’s plans and programs, assuming the termination event occurred on December 31, 2020. Although the calculations are intended to provide reasonable estimates of the potential payments, they are based on numerous assumptions and may not represent the actual amounts these NEOs would receive upon each termination event.
Employment Agreements
Under our employment agreements with Mr. Dauch and Mr. Simonte, the Company may terminate their employment with or without cause. Cause means:
–a material breach of his obligations under the agreement;
–the willful and continued failure or refusal to satisfactorily perform his duties;
–a conviction of or pleading guilty (or no contest) to a felony or to another crime involving dishonesty or moral turpitude or which reflects negatively upon the Company or impairs its operations;
–engaging in any misconduct, negligence, act of dishonesty (including any violation of federal securities laws) or violence that is materially injurious to the Company;
–a material breach of a restrictive covenant (i.e., non-competition, non-solicitation) or Company policy;
–refusal to follow the directions of the Board; or
–any other willful misconduct that is materially injurious to AAM's financial condition or business reputation.
In addition, Mr. Dauch and Mr. Simonte may resign for good reason, which means:
–a material decrease in compensation or a failure by the Company to pay material compensation;
–a material diminution of responsibilities, positions or titles (other than solely as a result of the Company ceasing to be a publicly-traded company);
–relocation more than 50 miles outside the Detroit-metropolitan area; or
–a material breach by the Company of its obligations under the agreement.
Upon termination for cause or resignation without good reason, Mr. Dauch and Mr. Simonte are entitled to receive only accrued and unpaid compensation. Participation in the Company’s benefit plans would cease upon termination.
If employment is terminated without cause or upon resignation for good reason on or within two years following a CIC, Mr. Dauch and Mr. Simonte are entitled to a severance payment of a multiple of annual base salary and annual bonus, plus a target annual bonus prorated through the termination date. The annual bonus payment is determined based on the higher of his target annual bonus for either the year of the CIC or the year of termination. The severance multiple for Mr. Dauch is three times and Mr. Simonte's multiple is two times. In addition, each would receive medical benefit continuation after termination of employment following a CIC; Mr. Dauch for three years and Mr. Simonte for two years. Each would also receive outplacement services; Mr. Dauch $50,000 and Mr. Simonte $30,000.
If employment is terminated without cause, or upon resignation for good reason not in connection with a CIC, Mr. Dauch and Mr. Simonte are entitled to a severance payment of two times annual base salary and annual target bonus, plus a target annual bonus prorated through the termination date. Payments of base salary are paid in accordance with ordinary payroll practices commencing on the 60th day following separation of service or in a lump sum to the extent allowable under Section 409A of the Code. Target bonus amounts are payable in a lump sum on the 60th day following the termination date. In addition, each would receive medical benefit continuation for two years. Each is also entitled to receive accrued and unpaid compensation, as well as outplacement services; Mr. Dauch $50,000 and Mr. Simonte $30,000.
Certain severance payments are subject to recoupment or clawback. Salary and benefit continuation is also subject to compliance with the confidentiality, non-competition, non-solicitation and intellectual property assignment provisions of each employment agreement as well as the execution and non-revocation of a general waiver and release of claims.
If employment terminates due to disability or death, Mr. Dauch and Mr. Simonte will be entitled to accrued benefits under applicable benefit plans and programs.

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AAM Executive Officer Severance Plan
Under the AAM Executive Officer Severance Plan, which was adopted in 2018 (and further amended for clarity in 2020), upon termination of employment by the Company without cause or resignation by an executive officer participant for good reason not in connection with a CIC, each participant will be entitled to certain severance payments and benefits, in addition to other accrued compensation and benefits, including:
–a cash amount equal to annual base salary and target annual bonus multiplied by up to 1.5 based on position; target annual bonus is determined as the target amount in the year of termination;
–a prorated annual bonus equal to the annual bonus for the performance year during which the qualifying termination occurs based on active employment during the performance year;
–reimbursement of outplacement service costs of up to $20,000; and
–continued participation in AAM's medical benefit plans for up to 1.5 years following termination of employment based on position, or, in certain cases, a cash amount equal to the value of the benefit continuation.
For purposes of the Severance Plan, cause means: (1) the participant's willful and continued failure or refusal to satisfactorily perform his/her duties; (2) a conviction of or pleading guilty (or no contest) to a felony or to another crime involving dishonesty or moral turpitude or which reflects negatively upon the Company or impairs its operations; (3) engaging in any willful misconduct, gross negligence, act of dishonesty (including any violation of federal securities laws) or violence that is injurious to the Company; (4) a material breach of any restrictive covenant or any material written policy of the Company; (5) a material failure to comply with any material applicable laws and regulations or professional standards relating to the business of the Company; or (6) any other misconduct that is injurious to the financial condition or business reputation of the Company.
The Severance Plan defines good reason to include any of the following acts or omissions: (1) a material reduction in a participant's annual base salary or bonus opportunity in effect immediately prior to the reduction other than as a broad-based reduction applicable to other participants; or (2) a relocation of the office at which the participant is to perform the majority of his or her duties to a location more than 50 miles from such location at which the participant performed such duties prior to the relocation (other than by mutual agreement).
These benefits are subject to execution and non-revocation of a general waiver and release of claims against the Company and continued compliance with the restrictive covenants of the Severance Plan. Benefits are also subject to recoupment or clawback.
AAM Change in Control Plan
Under the AAM Change in Control Plan, upon termination of employment by the Company without cause or resignation by an executive officer participant for good reason on or within two years following a CIC, each participant will be entitled to certain severance payments and benefits, in addition to other accrued compensation and benefits, including:
–a cash amount equal to annual base salary multiplied by two;
–a cash amount equal to target annual bonus multiplied by two, with target annual bonus determined as the greater of the target amount in the year of the CIC or the year of termination of employment;
–a prorated target annual bonus with the target annual bonus determined as the greater of the target amount in the year of the CIC or the year of termination of employment;
–reimbursement of outplacement service costs of up to $30,000 incurred within 24 months following termination of employment; and
–continued participation in AAM's medical benefit plans for two years following termination of employment, or, in certain cases, a cash amount equal to the value of the benefit continuation.
For purposes of the CIC Plan, cause means: (1) the participant's willful and continued failure or refusal to satisfactorily perform his/her duties; (2) a conviction of or pleading guilty (or no contest) to a felony or to another crime involving dishonesty or moral turpitude or which reflects negatively upon the Company or impairs its operations; (3) engaging in any willful misconduct, gross negligence, act of dishonesty (including any violation of federal securities laws) or violence that is injurious to the Company; (4) a material breach of any employment agreement restrictive covenant or any material written policy of the Company; (5) a material failure to comply with any material applicable laws and regulations or professional standards relating to the business of the Company; or (6) any other misconduct that is injurious to the financial condition or business reputation of the Company.
The CIC Plan defines good reason to include any of the following acts or omissions: (1) a material reduction in a participant's position, authority, duties or responsibilities following the CIC; (2) a material reduction in a participant's

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annual base salary or bonus opportunity in effect prior to the CIC; or (3) a relocation of the office at which the participant is to perform the majority of his or her duties following a CIC to a location more than 50 miles from such location prior to the CIC.
These benefits are subject to execution and non-revocation of a general waiver and release of claims against the Company and continued compliance with the restrictive covenants of the CIC Plan. The benefits are also subject to recoupment or clawback.
No Tax Gross Ups
The Company does not provide tax gross ups to executive officers upon a CIC. If any payments or benefits under Mr. Dauch's or Mr. Simonte's employment agreement, the CIC Plan or the Severance Plan are deemed to be parachute payments under Section 280G of the Code and would be subject to the excise tax imposed under Section 4999 of the Code, such payments or benefits will be reduced by the amount required to avoid the excise tax if the reduction would give a better after-tax result than if the full payments and benefits were received.
Non-Competition Agreements
Pursuant to their non-competition agreements with the Company, Mr. May, Mr. Deveson and Mr. Willemse are prohibited, while employed by AAM and for one year following termination of employment (prior to a CIC), from:
–directly or indirectly engaging in any business that competes with AAM;
–soliciting or inducing our employees to leave AAM or otherwise interfering with our relationship with our employees, agents or consultants; and
–using, exploiting or disclosing our confidential information to any third party without our prior written consent.

Potential Payments Upon Termination or Change in Control
The tables below reflect potential payments to each NEO upon resignation for good reason, termination without cause, disability, retirement and a CIC as of December 31, 2020. Upon termination for cause or resignation without good reason, each NEO would receive only accrued and unpaid compensation and benefits. Assumptions used to determine retirement benefits for eligible NEOs are the same as those used in our audited consolidated financial statements for the fiscal year ended December 31, 2020. See Note 8 to the audited consolidated financial statements in our 2020 annual report on Form 10-K. Mr. May and Mr. Deveson were not eligible to retire as of December 31, 2020. The tables below do not include equity awards that vested as of December 31, 2020, which are reflected in the Stock Vested Table above. Footnotes following the tables provide additional detail regarding the potential payments and benefits shown for each termination scenario.

Table of Contents	Executive Compensation Tables

David C. Dauch	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement ($)	Retirement ($)	Termination Upon a Change in Control(1) ($)
Compensation:
Severance	2,300,000(2)	2,300,000(2)	—	—	3,450,000(3)
Annual Incentive	5,899,500(2)	5,899,500(2)	2,794,500(4)	2,794,500(4)	7,452,000(3)
Long Term Incentives:
RSUs(5)	—	—	6,577,077	2,835,996	6,257,077
2019 Performance Share Awards(6)	—	653,667	653,667	653,667	980,500
2019 Performance Unit Awards(7)	—	1,265,000	1,265,000	1,265,000	1,897,500
2020 Performance Share Awards(8)		1,026,276	1,026,276	1,026,276	3,078,828
2020 Performance Unit Awards(9)	—	632,500	632,500	632,500	1,897,500

Other Benefits:
Retirement Plans(10)	581,322	581,322	741,683	439,888	581,322
SERP(11)	8,412,130	8,412,130	8,412,130	8,412,130	8,412,130
Welfare Benefit(12)	—	—	1,239,337	1,239,337	—
Executive Retirement Savings Plan(13)	1,333,418	1,333,418	1,333,418	1,333,418	1,333,418
Executive Deferred Compensation Plan	—	—	—	—	—
Health Care(14)	45,803	45,803	—	—	71,758
Disability	—	—	—	—	—
Life Insurance	—	—	—	—	—
Outplacement Services(15)	50,000	50,000	—	—	50,000
Total	18,622,173	22,199,616	24,675,588	20,632,712	35,462,033

Christopher J. May	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement(16) ($)	Retirement ($)	Termination Upon a Change in Control(1) ($)
Compensation:
Severance	825,000(16)	825,000(16)	—	—	1,100,000(17)
Annual Incentive	1,452,000(16)	1,452,000(16)	792,000(4)	—	1,672,000(17)
Long Term Incentives:
RSUs(5)	—	—	1,585,509	—	1,585,509
2019 Performance Share Awards(6)	—	156,314	156,314	—	234,471
2019 Performance Unit Awards(7)	—	302,500	302,500	—	453,750
2020 Performance Share Awards(8)		267,725	267,725		803,175
2020 Performance Unit Awards(9)	—	165,000	165,000	—	495,000

Other Benefits:
Retirement Plans	—	—	—	—	—
SERP	—	—	—	—	—
Welfare Benefit	—	—	—	—	—
Executive Retirement Savings Plan	—	—	—	—	—
Executive Deferred Compensation Plan	—	—	—	—	—
Health Care(19)	29,033	29,033	48,389	—	38,711
Disability(20)	—	—	3,711,598	—	—
Life Insurance(21)	—	—	4,024	—	—
Outplacement Services(22)	20,000	20,000	—	—	30,000
Total	2,326,033	3,217,572	7,033,059	—	6,412,616

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Michael K. Simonte	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement ($)	Retirement ($)	Termination Upon a Change in Control(1) ($)
Compensation:
Severance	1,500,000(2)	1,500,000(2)	—	—	1,500,000(3)
Annual Incentive	2,850,000(2)	2,850,000(2)	1,350,000(4)	1,350,000(4)	2,850,000(3)
Long Term Incentives:
RSUs(5)	—	—	2,545,793	1,136,792	2,545,793
2019 Performance Share Awards(6)	—	255,782	255,782	255,782	383,673
2019 Performance Unit Awards(7)	—	495,000	495,000	495,000	742,500
2020 Performance Share Awards(8)		425,927	425,927	425,927	1,277,780
2020 Performance Unit Awards(9)	—	262,500	262,500	262,500	787,500

Other Benefits:
Retirement Plans(10)	386,100	386,100	486,480	294,434	386,100
SERP(11)	3,140,885	3,140,885	3,140,885	3,140,885	3,140,885
Welfare Benefit(12)	—	—	415,523	415,523	—
Executive Retirement Savings Plan(13)	551,904	551,904	551,904	551,904	551,904
Executive Deferred Compensation Plan	—	—	—	—	—
Health Care(14)	45,803	45,803	—	—	45,803
Disability	—	—	—	—	—
Life Insurance	—	—	—	—	—
Outplacement Services(15)	30,000	30,000	—	—	30,000
Total	8,504,692	9,943,901	9,929,794	8,328,747	14,241,938

Gregory S. Deveson	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement(16) ($)	Retirement ($)	Termination Upon a Change in Control(1) ($)
Compensation:
Severance	900,000(16)	900,000(16)	—	—	1,200,000(17)
Annual Incentive	1,584,000(16)	1,584,000(16)	864,000(4)	—	1,824,000(17)
Long Term Incentives:
RSUs(5)	—	—	1,297,504	—	1,297,504
2019 Performance Share Awards(6)	—	136,420	136,420	—	204,630
2019 Performance Unit Awards(7)	—	264,000	264,000	—	396,000
2020 Performance Share Awards(8)		219,047	219,047		657,142
2020 Performance Unit Awards(9)	—	135,000	135,000	—	405,000

Other Benefits:
Retirement Plans	—	—	—	—	—
SERP	—	—	—	—	—
Welfare Benefit	—	—	—	—	—
Executive Retirement Savings Plan	—	—	—	—	—
Executive Deferred Compensation Plan(23)	112,149	112,149	112,149	—	112,149
Health Care(19)	39,190	39,190	65,316	—	52,253
Disability(20)	—	—	2,243,643	—	—
Life Insurance(21)	—	—	13,800	—	—
Outplacement Services(22)	20,000	20,000	—	—	30,000
Total	2,655,339	3,409,806	5,350,879	—	6,178,678

Table of Contents	Executive Compensation Tables

Norman Willemse	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement ($)	Retirement ($)	Termination Upon a Change in Control(1) ($)
Compensation:
Severance	862,500(16)	862,500(16)	—	—	1,150,000(17)
Annual Incentive	1,518,000(16)	1,518,000(16)	828,000(4)	828,000(4)	1,748,000(17)
Long Term Incentives:
RSUs(5)	—	—	1,252,209	555,510	1,252,209
2019 Performance Share Awards(6)	—	130,738	130,738	130,738	196,107
2019 Performance Unit Awards(7)	—	253,000	253,000	253,000	379,500
2020 Performance Share Awards(8)		209,921	209,921	209,921	629,762
2020 Performance Unit Awards(9)	—	129,375	129,375	129,375	388,125

Other Benefits:
Retirement Plans(10)	410,667	410,667	293,296	400,819	410,667
SERP(11)	1,431,915	1,431,915	1,431,915	1,431,915	1,431,915
Welfare Benefit(12)	—	—	341,944	341,944	—
Executive Retirement Savings Plan(13)	400,530	400,530	400,530	400,530	400,530
Executive Deferred Compensation Plan(23)	118,854	118,854	118,854	118,854	118,854
Health Care(19)	38,080	38,080	—	—	50,774
Disability	—	—	—	—	—
Life Insurance	—	—	—	—	—
Outplacement Services(22)	20,000	20,000	—	—	30,000
Total	4,800,546	5,523,580	5,389,782	4,800,606	8,186,443
 Notes to Termination Tables
(1)For Mr. Dauch and Mr. Simonte, amounts reflect CIC benefits under their employment agreements and outstanding LTI awards as of December 31, 2020. For other NEOs, amounts reflect payments and benefits under the CIC Plan and outstanding LTI awards as of December 31, 2020.
(2)Under their employment agreements, Mr. Dauch and Mr. Simonte are entitled to receive two years’ base salary and target bonus and accrued and unpaid compensation upon resignation for good reason or termination without cause. The annual bonus amount for each reflects the 2020 award paid in March 2021 and the 2020 target annual bonus for two years.
(3)Upon termination without cause or resignation for good reason on or within two years following a CIC, Mr. Dauch and Mr. Simonte are entitled to a multiple of base salary and annual bonus (Mr. Dauch, three times; Mr. Simonte, two times) plus a target annual bonus prorated through termination. The severance amount for each reflects base salary as of December 31, 2020 times the applicable multiple. The annual bonus amount for each reflects the 2020 award paid in March 2021 and the 2020 target bonus times the applicable multiple.
(4)In the event of disability or retirement, AAM’s Incentive Compensation Program for Executive Officers provides a pro-rata award payout through the date of disability or retirement. Amounts reflect 2020 awards payable in March 2021 under a disability termination event and also upon retirement for Mr. Dauch, Mr. Simonte and Mr. Willemse.
(5)Outstanding RSUs vest upon termination of employment due to death, disability or upon a CIC. The value reflects the number of RSUs multiplied by the closing price of AAM common stock on December 31, 2020. In the event of retirement, RSUs vest pro-rata based on continued employment through retirement. In the event of retirement for Mr. Dauch, Mr. Simonte and Mr. Willemse, the amounts reflect the applicable pro-rata portion for each of their 2018-2020 RSU awards multiplied by the closing price of AAM common stock on December 31, 2020.
(6)The 2019 performance share awards payable in the event of a disability, retirement or termination without cause are based on target performance and reflect the pro-rata portion of employment during the performance period. As of December 31, 2020, approximately 2/3 of the performance period has lapsed. Amounts reflect pro-rata awards at the target amount of shares multiplied by the closing price of AAM common stock on December 31, 2020. The 2019 performance share awards vest in full upon termination without cause or resignation for good reason on or within two years following a CIC.
(7)The 2019 performance unit awards payable in the event of a disability, retirement or termination without cause are based on target performance and reflect the pro-rata portion of employment during the performance period. As of December 31, 2020, approximately 2/3 of the performance period has lapsed. Amounts reflect pro-rata awards at target. The 2019 performance unit awards vest in full upon termination without cause or resignation for good reason on or within two years following a CIC.
(8)The 2020 performance share awards payable in the event of a disability, retirement or termination without cause are based on target performance and reflect the pro-rata portion of employment during the performance period. As of December 31, 2020, approximately 1/3 of the performance period has lapsed. Amounts reflect pro-rata awards at the target amount of shares multiplied by the closing price of AAM common stock on December 31, 2020. The 2020 performance share awards vest in full upon termination without cause or resignation for good reason on or within two years following a CIC.

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(9)The 2020 performance unit awards payable in the event of a disability, retirement or termination without cause are based on target performance and reflect the pro-rata portion of employment during the performance period. As of December 31, 2020, approximately 1/3 of the performance period has lapsed. Amounts reflect pro-rata awards at target. The 2020 performance unit awards vest in full upon termination without cause or resignation for good reason on or within two years following a CIC.
(10)Reflects a joint and survivor benefit payable monthly.
(11)Reflects the present value of the frozen SERP benefit calculated assuming a lump sum payment for Mr. Dauch, Mr. Simonte and Mr. Willemse.
(12)Reflects welfare benefits assuming retirement under the retiree welfare plan.
(13)Amounts reflect account balances in the ERSP as of December 31, 2020 for Mr. Dauch, Mr. Simonte and Mr. Willemse based on their eligibility for retirement.
(14)Under their employment agreements, Mr. Dauch and Mr. Simonte are entitled to two years' health care benefits upon resignation for good reason or termination without cause. Upon termination on or within two years following a CIC, Mr. Dauch (three years) and Mr. Simonte (two years) are also entitled to health care benefits.
(15)Under their employment agreements, Mr. Dauch ($50,000) and Mr. Simonte ($30,000) are entitled to reimbursement for outplacement services upon termination without cause, resignation for good reason or termination of employment on or within two years following a CIC.
(16)Under the Severance Plan, Mr. May, Mr. Deveson and Mr. Willemse are entitled to a cash payment equal to 1.5 times annual base salary and annual bonus upon termination without cause or resignation for good reason plus a prorated annual bonus based on actual performance. The annual bonus amount is based on the target annual bonus for the year of termination. The severance amount reflects base salary as of December 31, 2020 times the severance multiplier of 1.5. The annual bonus amount reflects the 2020 award paid in March 2021 and the 2020 target annual bonus times the multiplier of 1.5.
(17)Under the CIC Plan, Mr. May, Mr. Deveson and Mr. Willemse are entitled to a cash payment equal to two times annual base salary and annual bonus upon termination without cause or resignation for good reason on or within two years following a CIC. The annual bonus is based on the greater of the target annual bonus for the year of the CIC or for the year of termination. The severance amount reflects base salary as of December 31, 2020 for two years. The annual bonus amount reflects the 2020 award paid in March 2021 and the 2020 target annual bonus for two years.
(18) Assumes total and permanent disability on December 31, 2020. Because Mr. May and Mr. Deveson are not eligible to retire on December 31, 2020, the amounts reflect disability payments until retirement at 65 or for health and life insurance for 30 months (6 months of short-term disability and 24 months of long-term disability).
(19)Under the Severance Plan, Mr. May, Mr. Deveson and Mr. Willemse are entitled to 1.5 years of health care benefits upon termination without cause or resignation for good reason and two years' health care benefits upon termination without cause or resignation for good reason on or within two years following a CIC. In the event of disability, Mr. May and Mr. Deveson would receive health care benefits for a maximum of 30 months (6 months of short-term disability and 24 months of long-term disability).
(20)Reflects benefits equal to 100% of base salary for the first year of disability and 60% of base salary until retirement for Mr. May and Mr. Deveson.
(21)Reflects basic and supplemental life insurance benefits through date of termination (30 months from date of disability) for Mr. May and Mr. Deveson.
(22)Under the CIC Plan, Mr. May, Mr. Deveson and Mr. Willemse are entitled to reimbursement of up to $30,000 of outplacement services upon termination of employment without cause or resignation for good reason on or within two years of a CIC. Under the Severance Plan, each is entitled to reimbursement of up to $20,000 of outplacement services upon termination of employment without cause or resignation for good reason.
(23)Amounts reflect account balances in the EDC Plan as of December 31, 2020.

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CEO Pay Ratio
The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that the Company determine the ratio of the CEO's total compensation (under the Summary Compensation Table definition) to that of AAM's global median employee.
To determine the median employee, we made a direct determination from our global employee population, excluding non-U.S. locations to the extent that the total employees excluded in these locations in the aggregate did not exceed 5% of our total employee population. Our population was evaluated as of October 31, 2020 and reflects paid compensation from January 1, 2020 through October 31, 2020. We have excluded 453 associates in Brazil, 176 in Thailand and 29 in Sweden out of our global employee population of approximately 20,000 as of the determination date. We established a consistently applied compensation measure inclusive of base pay, overtime, incentives and allowances. Where allowed under the rule, we annualized compensation through December 31, 2020. We included the employer cost of medical, dental and vision benefits for both the median employee and the CEO. Non-U.S. compensation was converted to U.S. dollars based on applicable exchange rates as of October 31, 2020.
Based on the above determination, the total compensation for the median employee is $29,676. Using the CEO's total compensation of $8,867,010 (including the employer cost of medical, dental and vision benefits not reported in the Summary Compensation Table), the resulting ratio is 299:1.

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Approval of Amended & Restated 2018 Omnibus Incentive Plan

Proposal 3: Approval of American Axle & Manufacturing
Holdings, Inc. Amended and Restated
2018 Omnibus Incentive Plan
Background

On February 8, 2018, upon recommendation by the Compensation Committee, the Board of Directors (the "Board") adopted the American Axle & Manufacturing, Holdings, Inc. 2018 Omnibus Incentive Plan subject to shareholder approval, which we received at our 2018 annual meeting of shareholders (2018 Plan). On March 15, 2021, the Board approved the Amended and Restated American Axle & Manufacturing Holdings, Inc. 2018 Omnibus Incentive Plan (Amended 2018 Plan) to increase the number of shares available for grant under the 2018 Plan by 5,000,000 shares, subject to shareholder approval, which we are now seeking. Under NYSE rules, the Amended 2018 Plan will not be effective if our shareholders do not approve it.

The purpose of the Amended 2018 Plan is to allow the Company to continue to award equity incentives important to our compensation programs, while resulting in no more than a reasonable amount of potential dilution. If approved, the Amended 2018 Plan will enable the Compensation Committee to design compensation programs that provide for awards that advance the Company's interests and long-term success by encouraging stock ownership among our executive officers, other employees and non-employee directors. We intend to use the shares authorized to continue our practice of incentivizing key individuals through equity grants.

We currently anticipate that the additional approved shares will be sufficient to last approximately three years. Our estimate is based on historic grant rates, award vehicles and an estimated current share price. If our estimates change materially, the proposed number of shares could last for a different period of time. The Compensation Committee continues to retain full discretion to determine the number and amount of awards to be granted under the Amended 2018 Plan, subject to its terms and conditions. Future benefits that participants may receive under the 2018 Plan and the Amended 2018 Plan are not determinable at this time.

If our shareholders do not approve the Amended 2018 Plan, the 2018 Plan remains in effect and the Company may continue to grant awards, subject to its terms, conditions and limitations, using the remaining shares available for grant. Currently, the number of shares available for future grants does not meet our equity award needs. Consequently, if shareholders do not approve an increase in share capacity, the Compensation Committee would have to re-evaluate the design of our compensation programs.

We seek shareholder approval of this proposal based on the factors described below.

Our ability to attract, motivate and retain leadership talent

We believe our ability to attract, motivate and retain high quality leaders and directors is essential to long-term success. The Company would be at a distinct competitive disadvantage if we could not use share-based awards to recruit and compensate our leaders and directors. The use of equity-based awards as a component of our compensation programs serves as a link between long-term incentive compensation and shareholder value creation and rewards participants based on length of service and performance. Granting long-term incentives in the form of equity (rather than cash) promotes and facilitates share ownership by our employees and non-employee directors.

If the Amended 2018 Plan is not approved, we may be required to significantly increase the cash component of our executive compensation programs. Replacing equity awards with cash also would increase cash compensation expense and utilize cash that may better serve AAM's capital allocation priorities.

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Reasonable Dilution and Burn Rate

In determining the number of shares to request for approval under the Amended 2018 Plan, we considered an amount that we anticipate would provide sufficient share capacity to make grants for three years and keep potential dilution to approximately 10%. The Company's average burn rate has been approximately 2% over the last three years.

Dilution. The table below shows the dilution associated with the 2018 Plan and the potential full dilution associated with the Amended 2018 Plan as of March 11, 2021.

Number of Shares
Total Shares Issuable for Outstanding Restricted Stock Units	4,759,775
Total Shares Issuable for Outstanding Reserved Performance Shares	3,208,762
Shares Available for Future Grants	204,572
Total Shares Available for Issuance	8,173,109
Proposed Share Request	5,000,000
Total Potential Shares to be Issued	13,173,109

Common Stock Outstanding as of March 11, 2021	113,909,896
Total Potential Shares to be Issued	13,173,109
Total	127,083,005
Total Potential Full Dilution %	10.4%

Burn Rate. The table below shows time-vested equity awards granted and performance-based stock-settled equity awards earned over the last three calendar years.

	2020(1)	2019	2018
Restricted Stock Units Granted	3,179,317	1,030,732	1,711,804
Performance-based Awards Earned	332,580	527,622	274,316
Total	3,511,897	1,558,354	1,986,120
Weighted Average Shares Outstanding at December 31,	113,105,161	112,344,563	111,619,125
Burn Rate	3.1%	1.4%	1.8%
Average 3-year burn rate	2.1%
(1) Increase in Restricted Stock Units granted in 2020 is primarily related to the share price during the customary grant period relative to prior years.

Plan design demonstrates sound governance practices
The Plan has provisions that are designed to protect shareholder interests and promote sound governance and best practices. Key features are listed below.
–Performance-based equity awards to reinforce pay for performance
–Minimum 12-month vesting of awards
–Double-trigger vesting acceleration change-in-control provision
–No automatic annual increase "evergreen" feature
–No dividends or dividend equivalents paid on unvested equity awards.
–All awards subject to clawback or recoupment
–Plan administered by an independent Compensation Committee
–Shareholder approval required for a plan amendment or termination

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We believe we have demonstrated our commitment to sound equity compensation practices in recent years. Recognizing that equity compensation has a dilutive effect on shareholders’ equity, we have carefully and responsibly managed our equity incentive compensation program. Our equity compensation program is designed to be competitive and consistent with best practices, and we believe our historical share usage has been responsive to shareholder interests.

Summary of the Amended 2018 Plan

The following description of the Amended 2018 Plan is only a summary. Capitalized terms not defined in this summary shall have the meaning given to them in the Amended 2018 Plan. We encourage you to read the entire Amended 2018 Plan to understand all of its terms. A copy of the Amended 2018 Plan is provided as Appendix B to this proxy statement. Upon request, we will send to you, without charge, a copy of the Amended 2018 Plan. Please send your request to: Investor Relations, American Axle & Manufacturing Holdings, Inc., One Dauch Drive, Detroit, Michigan 48211-1198.

Purpose and Eligibility

The purpose of the Amended 2018 Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing the means for employees and non-employee directors to obtain an ownership interest in the Company and (c) attracting and retaining qualified persons to serve as members of an outstanding management team and as Board members whose judgment, interest and performance are required for the successful and sustained operations of the Company.

All employees and non-employee directors of the Company and its subsidiaries and designated affiliates are eligible to participate in the Amended 2018 Plan. The ability of our employees and non-employee directors to participate in the Amended 2018 Plan is subject to Compensation Committee approval. Approximately 225 employees and non-employee directors may be eligible to participate in the Amended 2018 Plan. In addition, the Compensation Committee may select third-party service providers to the Company or a subsidiary to participate.

Termination Date

No Awards may be made after ten years from the effective date of the Amended 2018 Plan.

Administration of the Amended 2018 Plan

The Compensation Committee will administer the Amended 2018 Plan and will have the discretion to select the individuals who receive Awards and determine the form and terms of the Awards, including any vesting, exercisability, payment or other restrictions. Subject to certain limitations, the Compensation Committee may delegate some or all of its authority to one or more plan administrators, including members of the Compensation Committee, officers of the Company or selected advisors.

Limits on Awards

The Amended 2018 Plan limits the grants of Awards to a single Participant in any calendar year as follows:
–The maximum aggregate number of shares that may be granted in the form of stock options and SARs is 2,000,000 shares;
–The maximum aggregate payout at the end of an applicable performance period or vesting period with respect to Awards of performance shares, performance units (settled in shares), restricted shares or restricted stock units (settled in shares) is 2,000,000 shares, determined as of the date of grant; and
–The maximum aggregate amount that may be paid under an Award of performance units (settled in cash), cash-based Awards or any other Award that is payable in cash is $6,000,000, determined as of the date of grant.
The Amended 2018 Plan limits the grants of Awards to a single non-employee director in any calendar year as follows:
–The aggregate maximum grant date fair market value of shares that may be granted in any calendar year, when added to any other compensation paid to such non-employee director in respect of such year, shall not exceed $1,000,000.

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Shares Available Under the Amended 2018 Plan

The total number of shares that may be delivered under the Amended 2018 Plan will be 13,173,109 shares of our authorized but unissued shares of common stock (3,600,000 shares already authorized, 5,000,000 additional shares subject to the shareholder approval of this proposal and 4,573,109 shares authorized under the Amended and Restated 2012 Omnibus Incentive Plan). Any shares that expire, forfeit, cancel or are otherwise not issued are again available for grant under the terms of the Amended and Restated AAM 2012 Omnibus Incentive Plan and the Amended 2018 Plan, subject to adjustment for share recycling. The proposed number of new shares represents approximately 4% of the common shares of the Company outstanding as of March 11, 2021 (the record date). The number of shares available under the Amended 2018 Plan will be equitably adjusted to reflect certain transactions, including, but not limited to, merger, consolidation, reorganization, recapitalization, separation, reclassification, stock dividend, stock split, reverse stock split, split up or spin-off.

Share Recycling Rules

The number of shares subject to any portion of an Award granted under the Amended 2018 Plan that is canceled, that expires without having been settled in shares or that is settled through the issuance of consideration other than Shares (including cash) will be available for new Awards. If shares are tendered or withheld to pay the exercise price of a stock option award, to satisfy a tax withholding obligation with respect to an option, as a result of the net settlement of an option or SAR, or repurchased with proceeds from the payment of the exercise price of an option, such tendered or withheld shares will not be available for new Awards under the Amended 2018 Plan.

Types of Awards Allowed Under the Amended 2018 Plan

Form of Awards. The Amended 2018 Plan authorizes the following Awards: (i) restricted stock or restricted stock units; (ii) performance shares; (iii) performance units; (iv) stock options; (v) SARs; (vi) cash-based awards; and (vii) other forms of equity-based or equity-related Awards that the Compensation Committee determines to be consistent with the purposes of the Amended 2018 Plan.

These terms and conditions may include, but are not limited to, restrictions on transferability and the continued employment of the grantee, performance or other conditions, if any, that must be satisfied before all or part of the applicable restrictions or vesting periods lapse, the applicable performance conditions, if any, the duration of the exercise period, if any, and the effect of terminations of employment and change in control. The terms and conditions need not be uniform among all grants of Awards, form of Awards or Participants.

Transferability. Unless otherwise permitted by the Compensation Committee, no Award will be transferable other than by will or by the laws of descent and distribution. During the lifetime of a Participant, stock options and SARs will be exercisable only by the Participant.

Restricted Stock and Restricted Stock Units. Restricted stock Awards are outstanding shares of common stock that the Compensation Committee may make subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances. A Participant granted restricted stock generally has most of the rights of a shareholder, including the right to receive dividends and the right to vote with such shares.

Upon satisfaction of the terms and conditions of the Award, a restricted stock unit will be payable in common stock or in cash equal to the fair market value on the payment date of one share of common stock, as specified in the Award agreement. As a holder of restricted stock units, a Participant will have only the rights of a general unsecured creditor of the Company. A Participant will not be a shareholder with respect to the shares underlying restricted stock units unless and until the restricted stock units convert to shares of common stock. However, the Compensation Committee, in its discretion, may provide for the payment of dividend equivalents with respect to restricted stock units, subject to vesting requirements.

Performance Shares and Performance Units. Performance shares and performance units are Awards based upon the attainment of certain performance criteria over a performance period specified by the Compensation Committee at the time of grant. Each performance share shall have an initial value equal to one share of common stock. Each performance unit shall have an initial notional value equal to a dollar amount, as established by the Compensation Committee in its discretion. Performance shares and performance units may be settled in cash, in shares or a combination thereof.

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Stock Options and SARs

Stock options represent the right to purchase shares of common stock in the future at a specified exercise price set by the Compensation Committee. Stock options may be either nonqualified stock options or incentive stock options (ISOs) granted pursuant to Section 422 of the Internal Revenue Code (the Code). Upon satisfaction of the conditions to exercisability, a Participant may exercise a stock option and receive the number of shares of common stock in respect of which the stock option is exercised. Upon satisfaction of the conditions to payment, each SAR will entitle a Participant to an amount, if any, equal to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the SAR exercise price. At the discretion of the Compensation Committee, SARs may be payable in common stock, cash or a combination thereof.

The exercise price of stock options and SARs awarded under the Amended 2018 Plan may not be less than 100% of the fair market value of one share of common stock on the grant date. The exercise price of a stock option may be paid in cash, by tendering previously acquired shares, by a cashless (broker-assisted) exercise, through net share settlement involving the withholding of shares subject to the stock option or any other method approved by the Compensation Committee.

No stock option or SAR may have an expiration date that is later than the tenth anniversary of the Award date. No ISO granted to a Participant who owns more than 10% of our stock may have an expiration date that is later than the fifth anniversary of the grant date.

Other Stock-Based and Cash-Based Awards. The Compensation Committee may grant other forms of cash-based and stock-based Awards not specifically described in the Amended 2018 Plan including, but not limited to, unrestricted shares, deferred shares and deferred share units.

Performance Measures

The Compensation Committee may designate any Award as subject to performance measures and related performance goals. The Compensation Committee will have sole authority to determine the performance measures, the achievement of performance goals for such measures, and the payout levels on achieved goals. At the end of the performance period, the Compensation Committee will determine the degree of achievement of the performance goals that will determine the payout. No Award of performance-based compensation will be earned, vested or paid until the Compensation Committee certifies the attainment of the performance goals. The Compensation Committee may choose performance measures at its discretion, and such performance measures may include, but are not limited to:

(a) book value or earnings per share; (b) cash flow, free cash flow or operating cash flow; (c) earnings before or after either, or any combination of, interest, taxes, depreciation or amortization; (d) expenses/costs; (e) gross, net or pre-tax income (aggregate or on a per-share basis); (f) net income as a percentage of sales; (g) gross or net operating margins or income, including operating income; (h) gross or net sales or revenues; (i) gross profit or gross margin; (j) improvements in capital structure, cost of capital or debt reduction; (k) market share or market share penetration; (l) growth in managed assets; (m) reduction of losses, loss ratios and expense ratios; (n) asset turns, inventory turns or fixed asset turns; (o) operational performance measures; (p) profitability ratios (pre or post tax); (q) profitability of an identifiable business unit or product; (r) return measures (including return on assets, return on equity, return on investment, return on capital, return on invested capital, gross profit return on investment, gross margin return on investment, economic value added or similar metric); (s) share price (including growth or appreciation in share price and total shareholder return); (t) strategic business objectives (including objective project milestones); (u) transactions relating to acquisitions or divestitures; or (v) working capital.

Any performance measure(s) may, as the Compensation Committee in its sole discretion deems appropriate, (i) relate to the performance of the Company or any subsidiary as a whole or any business unit or division of the Company or any subsidiary or any combination thereof, (ii) be compared to the performance of a group of comparator companies, or published or special index, (iii) be based on change in the performance measure over a specified period of time and such change may be measured based on an arithmetic change over the specified period (e.g., cumulative change or average change), or percentage change over the specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) relate to or be compared to one or more other performance measures or (v) any combination of the foregoing. The Compensation Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals.

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The Performance Measures shall, to the extent applicable, be determined in accordance with generally accepted accounting principles consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof. The Compensation Committee may provide in any Award that any evaluation of performance may include or exclude the impact, if any, on reported financial results of any of the events that occurs during a Performance Period, including, but not limited to, (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions or divestitures, (f) foreign exchange gains and losses and (g) gains and losses that are treated as unusual or infrequently occurring items within the meaning of the accounting standards of the Financial Accounting Standard Board or such comparable successor term.

Types of Awards Allowed for Non-employee Directors Under the Amended 2018 Plan

Our non-employee directors generally may receive Awards under the Amended 2018 Plan similar to those granted to other Participants. The Board may provide that all or a portion of a non-employee director’s annual retainer and/or retainer fees or other Awards or compensation be payable in non-qualified stock options, restricted shares and restricted stock units, either automatically or at the choice of the non-employee director. The Board will determine the terms and conditions of any such Awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board. Non-employee directors are also eligible to receive other Awards pursuant to the terms of the Amended 2018 Plan, including options and SARs, restricted shares and restricted stock units and deferred stock units, upon such terms as the Board may determine. With respect to Awards made to non-employee directors, the Amended 2018 Plan will be administered by our Board.

Amendment of the Amended 2018 Plan

Our Board may amend the Amended 2018 Plan and any Award made under the Amended 2018 Plan at any time for any reason or no reason, except that our Board must obtain shareholder approval if shareholder approval is required to comply with the listing or other requirements of any securities exchange on which shares of the Company are listed or are desired to be listed or to comply with applicable U.S. or state laws, or regulations and the law of any foreign country or jurisdiction where Awards are granted under the 2018 Plan. No termination, amendment or suspension of the Amended 2018 Plan or any Award made under the Amended 2018 Plan may adversely affect in any material way any Award previously granted under the Amended 2018 Plan without the written consent of the Award recipient, subject to certain conditions described in the Amended 2018 Plan.

Treatment of Awards Under the Amended 2018 Plan in the Event of a Change in Control of the Company

A “change in control” is generally defined in the Amended 2018 Plan as:
–The acquisition by a person unaffiliated with the Company of beneficial ownership of 30% or more of the voting power of the Company’s outstanding voting securities that may be cast for the election of directors;
–The occurrence of certain mergers, consolidations, cash tender or exchange offers, sale of assets or similar forms of corporation transactions resulting in the transfer of 50% or more of the total voting power of the Company’s outstanding securities that may be cast for the election of directors;
–A change in the composition of a majority of the Company’s Board over a period of two consecutive years (if the new directors are not approved by the incumbent Board); or
–The approval by the shareholders of a plan or proposal for the Company’s dissolution.
Disposition of Awards upon Change in Control

Subject to the minimum vesting period of one year, if a Participant has in effect an employment, retention, change in control, severance or similar agreement with the Company or any subsidiary or is subject to a policy or plan that discusses the effect of a change in control on a Participant’s awards, then such agreement, plan or policy shall govern. In all other cases, unless provided otherwise in an Award agreement or by the Compensation Committee prior to the date of the change in control, in the event of a change in control:

Award Assumed by Successor. If a successor agrees, some or all outstanding awards will either be assumed, or replaced with awards of the same type with similar terms and conditions, by a successor in the transaction. In the event of termination following a change in control, the Amended 2018 Plan provides for double-trigger vesting acceleration. Subject to the minimum vesting period of one year, if the Participant’s employment with a successor terminates in connection with or within two years following the change in control for any reason other than an involuntary termination by a successor for cause, or a voluntary termination by the Participant without good reason, then all of the Participant’s awards that are in effect will be vested in full or deemed earned in full (assuming the

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target performance goals provided under the award were met, if applicable) effective on the date of the Participant’s termination of employment.

Reimbursement of Cancelled Awards. Subject to the minimum vesting period of one year, if a successor does not assume the awards or issue replacement awards, then, unless provided otherwise in an award agreement or by the Compensation Committee, immediately prior to the date of the change in control, all awards that are then held by Participants will be cancelled in exchange for the right to receive the following:
–For each stock option or SAR, a cash payment equal to the excess of the change in control price of the shares covered by the stock option or SAR over the purchase or grant price of such shares;
–For each share of restricted stock and each restricted stock unit, a cash payment equal to the change in control price per share or such other consideration as the Company or shareholders receive as a result of the change in control;
–For each performance share and/or performance share unit that has been earned but not yet paid, a cash payment equal to the value of the performance share and/or performance unit;
–For each performance share and/or performance unit for which the performance period has not yet expired, a cash payment equal to the product of (x) and (y), where (x) is the Award the Participant would have earned based on target performance, and (y) is a fraction, the numerator of which is the number of calendar months the Participant was employed by the Company during the performance period (any partial month counts as a full month), and the denominator of which is the number of months in the performance period;
–For all other Awards that are earned but not yet paid, a cash payment equal to the value of the other Awards;
–For all other Awards that are not yet earned, a cash payment equal to either the amount that would have been due under such Award(s) if any performance goals (as measured at the time of the change in control) were to be achieved at the target level through the end of the performance period or a cash payment based on the value of the Award as of the date of the change in control; and
–For all dividend equivalents, a cash payment equal to the value of the dividend equivalents as of the date of the change in control.

Treatment of Awards upon a Participant’s Termination of Employment

The Compensation Committee will determine, at or after the time of grant, the terms and conditions that apply to any Award upon a Participant’s termination of employment with the Company and its subsidiaries. Subject to applicable laws, rules and regulations, as well as the minimum vesting period of one year, in connection with a Participant’s termination, the Compensation Committee shall have the discretion to accelerate the vesting of, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award.

Federal Tax Consequences of the Awards Granted Under the Amended 2018 Plan

The following is a brief summary of the United States federal income tax consequences related to Awards granted under the Amended 2018 Plan:

Restricted Stock Units. The grant of restricted stock units will not result in the recognition of taxable income by the Participant or in a deduction to the Company. Upon settlement of restricted stock units, the Participant will recognize ordinary income in an amount equal to the then fair market value of the shares of common stock, or cash, distributed at the time of settlement and a corresponding deduction will be allowable to the Company. If settled in shares, the Participant’s tax basis in the shares will equal the amount taxed as ordinary income, and on subsequent disposition, the Participant will realize a capital gain or loss (long-term or short-term, depending upon the holding period of the shares sold).

Restricted Stock. The grant of restricted stock will not result in the recognition of taxable income by the Participant or in a deduction to the Company, unless the Participant makes the special election with the Internal Revenue Service pursuant to Section 83(b) of the Code. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to a grant of restricted stock, the Participant will recognize ordinary income in an amount equal to the then fair market value of the shares subject to the grant and a corresponding deduction will be allowable to the Company. The Participant’s tax basis in the shares will be equal to the ordinary income recognized. Upon subsequent disposition of the shares, the Participant will realize long-term or short-term capital gain or loss.

Pursuant to Section 83(b) of the Code, the Participant may elect within 30 days of receipt of the Award to be taxed at ordinary income tax rates on the fair market value of the shares comprising such Award at the time of Award

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(determined without regard to any restrictions which may lapse) less any amount paid for the shares. In that case, the Participant will acquire a tax basis in the shares equal to the ordinary income recognized by the Participant at the time of Award. No tax will be payable upon the lapse or release of the restrictions or at the time the shares first become transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of shares of common stock with respect to which a Participant previously made a Section 83(b) election, the Participant will generally not be entitled to a loss deduction.

Nonqualified Stock Options. The grant of a nonqualified stock option will not result in the recognition of taxable income by the Participant or in a deduction for the Company. Upon exercise, a Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price, and a tax deduction is allowable to the Company equal to the amount of such income. Gain or loss upon a subsequent sale of any shares received upon the exercise of a nonqualified stock option generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the shares sold). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the Participant.

ISOs. Upon the grant or exercise of an ISO within the meaning of Section 422 of the Code, no income will be realized by the Participant for federal income tax purposes and the Company will not be entitled to any deduction. However, the excess of the fair market value of the shares of common stock as of the date of exercise over the exercise price will constitute an adjustment to taxable income for purposes of the alternative minimum tax. If the shares are not disposed of within the one-year period beginning on the date of the transfer of such shares to the Participant or within the two-year period beginning on the date of grant of the stock option, any profit realized by the Participant upon the disposition of such shares will be taxed as long-term capital gain and no deduction will be allowed to the Company. If the shares are disposed of within the one-year period from the date of transfer of such shares to the Participant or within the two-year period from the date of grant of the stock option, the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary income to the Participant at the time of disposition, and a corresponding deduction will be allowable to the Company. Certain additional rules apply if the exercise price for a stock option is paid in shares previously owned by the Participant.

SARs. The grant of SARs will not result in the recognition of taxable income by the Participant or in a deduction to the Company. Upon exercise, a Participant will recognize ordinary income in an amount equal to the then fair market value of the shares of common stock or cash distributed to the Participant. The Company is entitled to a tax deduction equal to the amount of such income. Gain or loss upon a subsequent sale of any shares received upon the exercise of SARs generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the shares sold).

The foregoing discussion is general in nature and is not intended to be a complete description of the United States federal income tax consequences of the Amended 2018 Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Amended 2018 Plan are urged to consult a tax advisor as to the tax consequences of participation.

New Plan Benefits

No awards have been granted, and no shares have been issued, on the basis of the proposed 5,000,000 share increase. Future grants under the Amended 2018 Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the Amended 2018 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by the Participants. Consequently, it is not possible to determine the benefits that might be received by Participants receiving discretionary grants under the Amended 2018 Plan.

Table of Contents	Approval 2018 Omnibus Incentive Plan

Equity Compensation Plan Information as of March 11, 2021

The following table provides information as of March 11, 2021 regarding the shares of our common stock that may be issued under our existing equity compensation plans. This table does not reflect the shares proposed to be approved for the Amended 2018 Plan in Proposal 3.

	A	B	C	D
Plan Category	Number of Securities to be issued upon Exercise of Outstanding Options, Warrants and Rights(1) (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Weighted Average Remaining Term of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (#)
Equity Compensation Plans Approved by Shareholders	7,968,537	—	—	204,572
Equity Compensation Plans not Approved by Shareholders	—	—	—	—
(1) Includes 4,759,775 outstanding full value restricted stock unit awards and 3,208,762 outstanding reserved performance share awards (2019 awards reserved at target; 2020 and 2021 awards at maximum).

Recent Closing Price of the Company’s Common Stock

The closing price of our common stock on March 11, 2021, the record date, was $11.95 per share.

☑	The Board unanimously recommends a vote FOR the proposal to approve the Amended and Restated AAM 2018 Omnibus Incentive Plan.

Table of Contents	Ratification of Independent Registered Public Accounting Firm

Ratification of Independent Auditors

Proposal 4: Ratification of Appointment of Independent
Registered Public Accounting Firm for 2021

The Audit Committee is directly responsible for the appointment, oversight, compensation and retention of the independent registered public accounting firm that audits AAM's consolidated financial statements and internal control over financial reporting. The Audit Committee has appointed Deloitte & Touche LLP to serve as AAM's independent registered public accounting firm for the year ending December 31, 2021.
Deloitte & Touche LLP (D&T) and its predecessors have acted as our independent registered public accounting firm since 1998. The Audit Committee believes that our long-term engagement of D&T enhances audit quality due to the firm's in-depth understanding of our global business, accounting policies, practices and systems, and internal controls over financial reporting. The firm's familiarity with the Company's business, people, accounting systems and risk profile also enhances audit efficiency and effectiveness.
As a result of D&T's lead audit partner rotation every five years, as required by SEC rules and D&T policy, the Audit Committee believes that D&T provides fresh audit perspective without the cost and disruption associated with a change in audit firms. The current lead audit partner was appointed to serve in this role beginning in 2019.
The Audit Committee engages in an annual evaluation of the independent auditor's qualifications, performance and independence. In the course of its review, the Audit Committee considers, among other factors:
–the quality and efficiency of D&T's historical and recent audit plans and performance on the audit;
–D&T's capability and expertise in handling the breadth and complexity of the Company's global operations;
–D&T's knowledge and expertise regarding the automotive industry and D&T's network of partners and managers in key areas of global operation;
–external data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on D&T and its peer firms;
–the appropriateness of the firm's fees for audit and non-audit services;
–the quality and candor of D&T's communications with the Audit Committee and management; and
–D&T's independence and objectivity in its performance of audit services.
The Audit Committee believes that the continued retention of D&T to serve as AAM's independent registered public accounting firm is in the best interests of AAM and its shareholders.
The Board is requesting that shareholders ratify the appointment of D&T as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether the appointment is appropriate and will use its discretion in determining whether the appointment of D&T is in the best interests of the Company and its shareholders.
Representatives of Deloitte & Touche LLP will attend the 2021 annual meeting and be available to make a statement or respond to appropriate questions.

☑	The Board unanimously recommends a vote FOR ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021.

Table of Contents	Pre-Approval Policy and Auditor Fees

Policy for Pre-Approval of Audit and Non-Audit Services
The Audit Committee’s policy is to approve in advance all audit and permitted non-audit services (including scope, fee structure and the potential effect of the service on the auditor’s independence) to be performed for the Company by its independent registered public accounting firm. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Chairman of the Audit Committee may pre-approve permissible non-audit services that arise between Audit Committee meetings, provided the fees do not exceed a limit established by the Audit Committee and the Audit Committee is informed of the decision to pre-approve the service at its next scheduled meeting. The Audit Committee received regular updates on the amount of fees and scope of audit, non-audit and tax services provided by D&T during 2020. All services provided by D&T during fiscal 2020 were authorized and approved by the Audit Committee in compliance with applicable pre-approval policies and procedures.

Independent Registered Public Accounting Firm's Fees
The following table shows the fees for professional services rendered by D&T for the audit of the Company's financial statements for the years ended December 31, 2020 and December 31, 2019, and fees billed for other services rendered by D&T, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates during those periods.

	December 31,
	2020	2019
Audit Fees(1)	$4,548,252	$4,838,194
Audit Related Fees(2)	165,175	5,450
Tax Fees(3)	482,000	416,200
All Other Fees(4)	—	107,100
Total	$5,195,427	$5,366,944
(1)Audit fees include fees for the audit of annual consolidated financial statements and internal controls over financial reporting, reviews of quarterly consolidated financial statements, statutory audits, consents and comfort letters, reviews of documents filed with the SEC and other services related to SEC matters.
(2)Audit-related fees are for services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements.
(3)Fees for tax services in 2020 and 2019 consisted of fees for tax compliance, tax advice and tax planning services.
(4)Other fees for 2019 are for human capital advisory services.

Table of Contents	Report of the Audit Committee

Report of the Audit Committee
The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the Company’s financial reporting process by monitoring, among other matters, the quality and integrity of the Company’s financial statements, the independence and performance of Deloitte & Touche LLP (D&T), the Company’s independent registered public accounting firm, and the performance of the Company’s internal auditors. Management has primary responsibility for preparing the consolidated financial statements and for the reporting processes, including the design and maintenance of the Company’s system of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and opining upon the effectiveness of the internal control over financial reporting under the standards of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee is solely responsible for the compensation, appointment and oversight of the Company’s independent registered public accounting firm.
In this context, the Audit Committee has met and held discussions with management, D&T and the internal auditors, separately and together, with and without management present, regarding the Company’s audited consolidated financial statements for the year ended December 31, 2020, and the Company’s internal controls over financial reporting. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the U.S. The Audit Committee also discussed with D&T the matters required to be discussed by applicable requirements of the PCAOB and the SEC. Further, the Audit Committee discussed with the internal auditors the Company’s plans for and scope of internal audits, identification of audit risks and results of audit activities.
The Audit Committee reviewed and discussed with D&T the auditor’s independence from the Company and the Company’s management. As part of that review, D&T submitted to the Audit Committee the written disclosures and the letter required by requirements of the PCAOB regarding D&T’s communication with the Audit Committee concerning independence. Further, the Audit Committee discussed with D&T the firm’s independence and considered whether D&T’s performance of non-audit services to the Company was compatible with maintaining D&T’s independence. The Audit Committee concluded that D&T is independent from the Company and its management.
Based on the considerations described above and the limitations of the role and responsibilities of the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2020 be included in the Company’s 2020 annual report on Form 10-K.
Audit Committee of the Board of Directors
William P. Miller II, Chair
James A. McCaslin
Herbert K. Parker
Sandra E. Pierce
John F. Smith

Table of Contents	Voting and Meeting Information

Additional Information
Voting and Virtual Meeting Information
Why am I receiving this proxy statement?
You received these proxy materials because you owned shares of AAM common stock on March 11, 2021 (record date). AAM’s Board is soliciting your proxy to vote your shares at the annual meeting. By use of a proxy, you can vote whether or not you attend the annual virtual meeting. This proxy statement describes the matters on which you are asked to vote so you can make an informed decision.
This proxy statement, together with our Annual Report for the fiscal year ended December 31, 2020, a proxy card and a voter instruction card, will be mailed or can be accessed online on or about March 25, 2021. We refer to these documents as AAM's proxy solicitation materials.
What is "Notice and Access" and why did AAM elect to use it?
We make our proxy solicitation materials available to stockholders electronically under the Notice and Access regulations of the SEC. Most of our stockholders receive a notice of electronic availability (notice) instead of a full set of proxy solicitation materials in the mail. The notice explains how to access and review the proxy solicitation materials and how to vote online. We believe this method of delivery expedites distribution of our proxy solicitation materials and allows us to conserve natural resources and reduce the costs of printing and distributing these materials.
If you received a notice but would prefer to receive printed copies of the proxy solicitation materials in the mail, please follow the instructions in the notice.
How do I vote?
You can vote either online during the annual meeting or by proxy without attending the meeting. To ensure a quorum, we urge you to vote by proxy even if you plan to attend the virtual only annual meeting. If you attend the virtual meeting and vote during the meeting, that vote will override your proxy vote.
To vote your shares, follow the instructions in the notice, voter instruction form or proxy card. Shareholders voting by proxy may use one of the options below.

By Internet	By Telephone	By Mail	During Meeting
Before the meeting, go to www.envisionreports.com/axl and follow the instructions. You will need the control number on your proxy card or voter instruction form.	Call the number shown on your proxy card or voter instruction form. You will need the control number on your proxy card or voting instruction form.	Complete, sign and date the proxy card or voting instruction form and return it in the envelope provided.	To vote during the virtual meeting, go to www.envisionreports.com/axl for instructions.You will need the control number on your proxy card or voter instruction form.

If your shares are held through an intermediary, such as a bank, broker, or other holder of record, the information sent by your holder of record will explain the voting options available to you.
The telephone and internet voting facilities for shareholders will close at 1:00 a.m. Eastern Time on May 6, 2021.
How many shares may vote at the meeting?
As of March 11, 2021, we had 113,909,896 shares of common stock outstanding and entitled to vote at the meeting.
How many votes must be present to hold the meeting?
Under AAM’s by-laws, a majority of the votes that can be cast must be present online at the virtual annual meeting or represented by proxy to constitute a quorum for the meeting. Abstentions and broker non-votes (explained below) will be counted as present and entitled to vote for purposes of determining a quorum.

Table of Contents	Voting and Meeting Information
Can I change my vote?
Yes. At any time before your shares are voted by proxy at the meeting, you may change your vote by:
–revoking it by written notice to AAM’s Secretary at the address on the notice;
–voting online during the annual meeting; or
–delivering a later-dated proxy vote by mail, telephone or over the internet.
If you hold your shares through an intermediary, refer to the materials sent by your bank, broker, or other holder of record for information about revoking or changing your proxy.
How many votes do I have?
You will have one vote for each share of AAM common stock that you owned at the close of business on March 11, 2021.
How many votes must be present to hold the meeting?
Under our by-laws, a majority of the votes that can be cast must be present in person or by proxy to constitute a quorum for the annual meeting. Abstentions and shares represented by broker non-votes (explained below) will be counted as present and entitled to vote for purposes of determining a quorum.
What are my choices when voting?
Proposal 1 — You may vote for or against each nominee, or you may abstain from voting your shares.
Proposal 2 — You may vote for or against the proposal to approve the compensation of our named executive officers, or you may abstain from voting your shares.
Proposal 3 — You may vote for or against the proposal to approve the Amended and Restated 2018 Omnibus Incentive Plan, or you may abstain from voting your shares.
Proposal 4 — You may vote for or against the proposal to ratify the appointment of the Company’s independent registered public accounting firm, or you may abstain from voting your shares.
How many vote are needed for the proposals to pass?
In an uncontested election, nominees for director who receive a majority of "for" votes cast (meaning the number of shares voted "for" a nominee exceed the number of shares voted "against" that nominee) will be elected. If an incumbent director nominee does not receive a majority of votes cast in an uncontested election, our by-laws require the director to promptly tender a written resignation to the Board. After receiving a recommendation from the Nominating/Corporate Governance Committee, the Board will determine whether to accept or reject the resignation, and will publicly disclose its decision and the rationale behind it within 90 days of the date the election results are certified.
Each of the other proposals will pass if the affirmative vote of a majority of the shares present virtually or by proxy is cast in favor of the proposal.
Who will count the votes?
A representative of Computershare Trust Company, N.A., AAM’s transfer agent, will count the votes and serve as our inspector of election. The inspector of election will attend the virtual meeting.
What if I abstain from voting or vote “abstain”?
In you abstain from voting or vote "abstain," your shares will:
–be counted as present for purposes of determining whether there are enough votes to establish a quorum;
–have no effect on the outcome of the election of directors; or
–count as a vote against any other proposal to be considered at the annual meeting.

Table of Contents	Voting and Meeting Information
What if I don't return my proxy card and don't attend the annual meeting?
If your shares are registered in your own name with our transfer agent and you do not vote, your shares will not be voted at all.
If you hold your shares through an intermediary and do not give your bank, broker, or other holder of record specific voting instructions, your record holder may vote your shares on the ratification of the independent registered public firm, but may not vote your shares on any other matter that comes before the annual meeting. If you do not provide voting instructions on these other matters, the votes will be considered "broker non-votes." Broker non-votes will be counted as present for purposes of determining whether there is a quorum, but will not affect the outcome of any proposal. We urge you to give your record holder voting instructions on each proposal being presented at the annual meeting.
How do I attend the virtual annual meeting?
The annual meeting will be held solely online by live webcast. You will be able to attend the annual meeting online and submit your questions before or during the meeting by visiting www.meetingcenter.io/264489342.
To participate in the annual meeting, you will need to review the information included on your Notice of Internet Availability, proxy card or voter instructions that accompanied your proxy materials.
The password for the annual meeting is AXL2021.
If you own shares through an intermediary, such as a bank or broker, you must register in advance of the annual meeting using the instructions below.
The virtual annual meeting will begin promptly at 8:00 a.m. Eastern Time on May 6, 2021. You may log into the meeting platform beginning at 7:45 a.m. Eastern Time on May 6, 2021. We encourage you to access the meeting before the start time leaving ample time for check in. Please follow the registration instructions below.
How do I register to attend the virtual annual meeting?
If you are a registered shareholder (you hold your shares through our transfer agent, Computershare), you do not need to register to attend the annual meeting.
If you own shares through an intermediary, such as a bank or broker, you must register in advance to attend the annual meeting. To register, you must submit proof of your proxy power (legal proxy) reflecting your AAM share holdings along with your name and email address to Computershare.
Requests for registration must be labeled as "Legal Proxy" and be received no later than 5:00 p.m. Eastern Time on May 3, 2021. You will receive confirmation of your registration by email after Computershare receives your registration materials.
Direct your request for registration to Computershare using either of the following methods.
–Forward the email from your broker, or attach an image of your legal proxy in an email to: legalproxy@computershare.com.
–Mail a copy of the legal proxy to: Computershare, American Axle & Manufacturing Holdings, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001

Table of Contents	Additional Information

Annual Report
Will I receive a copy of AAM's Annual Report?
We have either mailed the annual report to you with this proxy statement or sent you a notice with the web address for accessing the annual report online.
How can I receive a copy of AAM's 10-K?
There are three ways to obtain, free of charge, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2020.
1. Visit the Investor Relations section of our website at www.aam.com
2. Write to our Investor Relations Department at One Dauch Drive, Detroit, Michigan 48211-1198
3. Search the SEC's EDGAR database at www.sec.gov

Electronic Delivery of Proxy Materials
Can I access AAM's proxy solicitation materials electronically?
Most stockholders can elect to view future proxy statements and annual reports online instead of receiving copies in the mail. You can choose this option and save us the cost of printing and mailing these documents by:
–following the instructions provided on your proxy card, voter instruction form, or notice
–going to www.envisionreports.com/axl and following the instructions provided
If you choose to receive future proxy statements and annual reports electronically, you will receive an e-mail message next year containing the Internet address to access these documents as well as voting instructions.

2022 Stockholder Proposals and Nominations
Proposals for Inclusion in 2022 Proxy Statement
If you intend to present a proposal at next year's annual meeting and you wish to have the proposal included in the proxy statement for that meeting, the Secretary of AAM must receive your proposal in writing, at the address below, no later than November 25, 2021.
Director Nomination for Inclusion in 2022 Proxy Statement
AAM's by-laws permit a shareholder or a group of up to 20 shareholders that has owned at least 3% of our outstanding common stock for at least three years to nominate and include in our proxy statement candidates for our Board, subject to certain requirements. Written notice of any such nomination must be received by the Company's Secretary on or before November 25, 2021 but no earlier than October 26, 2021. The requirements for such notice are set forth in our by-laws, a copy of which can be found on our website at aam.com/investors/governance.
Other Proposals and Nominations
In addition, AAM’s by-laws require stockholders intending to present any matter for consideration at the 2022 annual meeting of stockholders, other than through inclusion in our proxy materials, to notify AAM’s Secretary in writing at the address below on or before February 25, 2022, but no earlier than February 5, 2022.
Where to Send All Proposals and Nominations
Proponents must submit stockholder proposals and recommendations for nomination as a director in writing to the Secretary, American Axle & Manufacturing Holdings, Inc., One Dauch Drive, Detroit, Michigan 48211-1198.
The Secretary will forward the proposals and recommendations to the Nominating/Corporate Governance Committee for consideration.

Table of Contents	Additional Information

Cost of Solicitation
The Board is soliciting your proxy, and the expense of soliciting proxies will be borne by AAM. Proxy materials were distributed by mail by Computershare Trust Company, N.A. In addition, AAM will reimburse brokers, banks and other holders of record for their expenses in forwarding proxy materials to stockholders.
We have retained Georgeson Inc. to assist in the solicitation of proxies for an estimated fee of $20,000, plus reasonable and customary expenses. Georgeson may be contacted at (866) 216-0459. In addition, our officers and other employees may solicit proxies personally or by telephone or e-mail. They will receive no special compensation for these services.
We do not know of any other matters that will be considered at the annual meeting. If any other appropriate business should properly come before the meeting, the individuals named in the accompanying proxy card will have discretionary authority to vote according to their best judgment.

Table of Contents	Appendix A - Non-GAAP Reconciliation
Appendix A

Non-GAAP Reconciliation
AAM has included in the proxy statement adjusted EBITDA, adjusted EBITDA margin, Operational Cash Flow and adjusted Free Cash Flow, which are financial metrics used in the AAM Incentive Compensation Program for Executive Officers and the 2018 Omnibus Incentive Plan. These metrics are non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in the tables below in accordance with SEC rules.
Management believes these non-GAAP financial measures are useful to both management and AAM's shareholders in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures, as presented by AAM, may not be comparable to similarly titled measures reported by other companies.

2020 Annual Incentive Performance Metrics
	Twelve Months Ended December 31, 2020
EBITDA Margin:
(in millions)	Sales	EBITDA
Net Sales, as reported	$4,711.0	$—
Net loss	—	(561.1)
Interest expense	—	212.3
Income tax benefit	—	(49.2)
Depreciation and amortization	—	521.9
EBITDA	—	$123.9
Restructuring and acquisition-related costs	—	67.2
Debt refinancing and redemption costs	—	7.9
Loss on sale of business	—	1.0
Impairment charges	—	510.0
Pension settlement	—	0.5
Non-recurring items:
Facility fire charges, net of recoveries	—	9.3
Adjusted EBITDA	—	$719.8
Adjustments to reflect estimated COVID impact:
Estimated sales reduction (1)	1,243.0	368.0
Estimated savings (2)	—	(67.0)
Estimated costs (3)	—	11.0
Total Pro forma	$5,954.0	$1,031.8
Pro forma EBITDA Margin		17.3%

(1) Estimated impact of COVID-19 on net sales and the impact on gross profit due to this reduction in net sales as disclosed in our annual report on Form 10-K for the year ended December 31, 2020.
(2) Estimated cost savings resulting from actions taken in response to COVID-19.
(3) Estimated additional costs incurred related to COVID-19.

A-1

Table of Contents	Appendix A - Non-GAAP Reconciliation

Twelve Months Ended December 31, 2020
Operational Cash Flow:
(in millions)
Adjusted EBITDA	$719.8
Purchases of property, plant and equipment	(215.6)
Proceeds from sale of property, plant and equipment	1.7
Operational Cash Flow	$505.9
Adjustments to reflect estimated COVID impact:
EBITDA impact from reduced sales (1)	368.0
Estimated savings (2)	(67.0)
Estimated costs (3)	11.0
Estimated purchases of property, plant and equipment (4)	(86.0)
Total Pro forma Operational Cash Flow	$731.9

(1) Estimated impact of COVID-19 on net sales and the impact on gross profit due to this reduction in net sales as disclosed in our annual report on Form 10-K for the year ended December 31, 2020.
(2) Estimated cost savings resulting from actions taken in response to COVID-19.
(3) Estimated additional costs incurred related to COVID-19.
(4) Adjustment to reflect anticipated purchases of property, plant and equipment before capital expenditure reduction measures were implemented as a result of COVID-19.

2018 - 2020 Long-term Incentive Performance Metric	Twelve Months Ended
	December 31,
	2020	2019	2018
Free Cash Flow and Adjusted Free Cash Flow:	(in millions)
Net cash provided by operating activities	$454.7	$559.6	$771.5
Purchases of property, plant and equipment	(215.6)	(433.3)	(524.7)
Proceeds from sale of property, plant and equipment	1.7	5.0	4.9
Free Cash Flow	$240.8	$131.3	$251.7
Restructuring and acquisition-related costs	70.6	76.5	70.6
Adjustments under LTI plan:
Impact of financial performance for divestitures not included in target(1)	89.8	9.5	6.1
Impact of GM work stoppage(2)	—	84.5	—
Free Cash Flow under LTI Plan	$401.2	$301.8	$328.4
Three-year cumulative Free Cash Flow	$1,031.4

(1) AAM sold the U.S. iron casting operations in December 2019 and its powertrain aftermarket business in April 2018. Performance goals for the 2018 LTI awards were established prior to these divestitures. At that time, free cash flow generated from these business operations were included in the pre-established target. This adjustment aligns the pre-established target with actual business operations.
(2) Adjustment reflects the unfavorable impact of the GM work stoppage in the second half of 2019 as disclosed in our annual report on Form 10-K for the year ended December 31, 2019.

A-2

Table of Contents	Appendix B
Appendix B
Amended and Restated
American Axle & Manufacturing Holdings, Inc.
2018 Omnibus Incentive Plan

ARTICLE 1. ESTABLISHMENT, PURPOSE AND DURATION
1.1Establishment. American Axle & Manufacturing Holdings, Inc., a Delaware corporation, establishes an incentive compensation plan to be known as the Amended and Restated American Axle & Manufacturing Holdings, Inc. 2018 Omnibus Incentive Plan, as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards. This Plan, as amended, shall become effective on May 6, 2021 (the “Effective Date”) and shall remain in effect as provided in Section 1.3.
1.2Purpose of this Plan. The purpose of this Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees as well as Non-Employee Directors and (c) enabling the Company to attract and retain qualified and competent persons to serve as members of an outstanding management team and Board of Directors of the Company upon whose judgment, interest, and performance are required for the successful and sustained operations of the Company.
1.3Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.
ARTICLE 2. DEFINITIONS
Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
2.1 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.
2.2 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan.
2.3 “Award Agreement” means either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant. The Committee shall have the exclusive authority to determine the terms of an Award Agreement evidencing an Award granted under this Plan, subject to the provisions herein. The terms of an Award Agreement need not be uniform among all Participants or among similar types of Awards.
2.4 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.
2.6 “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 12.
2.7 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the applicable regulations and guidance promulgated thereunder and any successor or similar provision.

Table of Contents	Appendix B
2.8 “Committee” means the Compensation Committee of the Board or a subcommittee thereof or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under this Plan that would otherwise be the responsibility of the Committee, in which case references to the “Committee” shall be deemed references to the Board. The Committee shall be constituted to comply with the requirements of Rule 16(b) of the Exchange Act and any applicable listing or governance requirements of any securities exchange on which the Shares are listed; provided, however, that, if any Committee member is found not to have met the qualification requirements of Section 16(b) of the Exchange Act, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.
2.9 “Change in Control” means any one of the following:
(a)    any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act other than the Company or a wholly owned Subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 30% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of Directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business);
(b)    as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the Directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of Directors of the Company immediately prior to such transaction;
(c)    during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of any such period; or
(d)    the stockholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a liquidation of the Company into a wholly owned subsidiary.
2.10 “Common Stock” means the common stock of the Company, par value $0.01 per share, or such other class of share or other securities as may be applicable under Section 4.4 of this Plan.
2.11 “Company” means American Axle & Manufacturing Holdings, Inc., and any successor thereto as provided in Section 23.23.
2.12 “Director” means any individual who is a member of the Board of Directors of the Company.
2.13 “Disability” means either of the following: (a) inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (b) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering Employees.
2.14 “Dividend Equivalent” has the meaning set forth in Article 18.
2.15 “Effective Date” has the meaning set forth in Section 1.1.
2.16 “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by

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the Company is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto and the regulations and guidance promulgated thereunder.
2.18 “Fair Market Value” or “FMV” means, with respect to a Share, the fair market value thereof as of the relevant date of determination, as determined in accordance with the valuation methodology approved by the Committee (based on objective criteria) from time to time. In the absence of any alternative valuation methodology approved by the Committee, Fair Market Value shall be deemed to be equal to the closing selling price of a Share on the trading day immediately preceding the date on which such valuation is made on the New York Stock Exchange (“NYSE”), or such established national securities exchange as may be designated by the Committee or, in the event that the Common Stock is not listed for trading on the NYSE or such other national securities exchange as may be designated by the Committee but is quoted on an automated system, in any such case, on the valuation date (or, if there were no sales on the valuation date, the average of the highest and lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred). The definition of FMV may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement or payout of an Award.
2.19 “Grant Date” means the date an Award is granted to a Participant pursuant to this Plan.
2.20 “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7.
2.21 “Incentive Stock Option” or “ISO” means an Award granted pursuant to Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.
2.22 “Insider” shall mean an individual who is, on the relevant date, an officer (as defined in Rule 16a-1(f) of the Exchange Act (or any successor provision)) or Director of the Company, or a more than 10% Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.
2.23 “Non-Employee Director” means a Director who is not an Employee.
2.24 “Nonqualified Stock Option” or “NQSO” means an Award granted pursuant to Article 6 that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
2.25 “Option” means an Award granted to a Participant pursuant to Article 6, which Award may be an Incentive Stock Option or a Nonqualified Stock Option.
2.26 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
2.27 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan that is granted pursuant to Article 12.
2.28 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.
2.29 “Performance Measures” means measures, as described in Article 14, upon which performance goals are based.
2.30 “Performance Period” means the period of time during which performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.31 “Performance Share” means an Award granted pursuant to Article 10.
2.32 “Performance Unit” means an Award granted pursuant to Article 11.
2.33 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion) as provided in Articles 8 and 9.
2.34 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

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2.35 “Plan” means the Amended & Restated American Axle & Manufacturing Holdings, Inc. 2018 Omnibus Incentive Plan, as may be amended from time to time.
2.36 “Restricted Stock” means an Award granted pursuant to Article 8.
2.37 “Restricted Stock Unit” means an Award granted pursuant to Article 9.
2.38 “Retirement” means the Participant’s voluntary resignation at any time (i) after attaining age 65, (ii) after attaining age 55 but prior to age 65 with ten or more years of continuous service with the Company or a Subsidiary or (iii) after attaining age 60 but prior to age 65 with five or more years of continuous service with the Company or a Subsidiary.
2.39 “Share” means a share of Common Stock.
2.40 “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 7.
2.41 “Subsidiary” means (i) a corporation or other entity (domestic or foreign) with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of this Plan.
2.42 “Successor” has the meaning set forth in Section 23.23.
2.43 “Termination of Employment” means the termination of the Participant’s employment with the Company and the Subsidiaries, regardless of the reason for the termination of employment.
2.44 “Termination of Directorship” means the time when a Non-Employee Director ceases to be a Non-Employee Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected or death.
2.45 “Third-Party Service Provider” means any consultant, agent, advisor or independent contractor who renders bona fide services to the Company or a Subsidiary that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (b) do not directly or indirectly promote or maintain a market for the Company’s securities and (c) are provided by a natural person who has contracted directly with the Company or Subsidiary to render such services.
ARTICLE 3. ADMINISTRATION
3.1General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. No member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice. All actions taken and all interpretations and determinations made by the Committee shall be made in its sole discretion and shall be final, binding and conclusive upon the Participants, the Company or Subsidiary, and all other interested individuals.
3.2Authority of the Committee. Subject to any express limitations set forth in this Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration, interpretation and implementation of this Plan including, but not limited to, the following:
(a)To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award, and the number of Shares subject to an Award;
(b)To construe and interpret this Plan and the Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in this Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make this Plan fully effective;
(c)To approve forms of Award Agreements for use under this Plan;
(d)To determine Fair Market Value of a Share in accordance with Section 2.18 of this Plan;

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(e)To amend this Plan, an Award or any Award Agreement after the date of grant subject to the terms of this Plan;
(f)To adopt sub-plans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of this Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of this Plan shall govern;
(g)To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Board;
(h)To determine whether Awards will be settled in Shares, cash or in any combination thereof;
(i)To determine whether Awards will provide for Dividend Equivalents;
(j)To establish a program whereby Participants designated by the Committee may elect to receive Awards under this Plan in lieu of compensation otherwise payable in cash; and
(k)To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares, including, without limitation, restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales or other transfers.
3.3Delegation. To the extent not prohibited by applicable laws, rules and regulations, the Committee may delegate to (i) one or more of its members, (ii) one or more officers of the Company or any Subsidiary or (iii) one or more agents or advisors such administrative duties or powers as it may deem appropriate or advisable under such conditions and limitations as the Committee may set at the time of such delegation or thereafter. The Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. Notwithstanding the foregoing, the Committee may not delegate its authority (i) to make Awards to Employees (A) who are Insiders or (B) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) pursuant to Section 21 of this Plan. For purposes of this Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3.3.
ARTICLE 4. SHARES SUBJECT TO THIS PLAN AND MAXIMUM AWARDS
4.1.Number of Shares Authorized and Available for Awards. Subject to adjustment as provided under the Plan, the maximum number of Shares that are available for Awards under this Plan shall be 8,600,000 Shares plus (i) any reserved Shares not issued or subject to outstanding grants under the Amended and Restated 2012 Omnibus Incentive Plan (the “Prior Plan”) on the Effective Date and (ii) the number of Shares underlying any award granted under the Prior Plan that expires, terminates or is canceled or forfeited and which the shares related thereto are again available for grant under the terms of the Prior Plan. Such Shares may be authorized and unissued Shares, Shares that have been reacquired by the Company, treasury Shares or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the authorized Shares may be used for any type of Award under this Plan, and any or all of the Shares may be allocated to Incentive Stock Options.
4.2.Share Usage. The number of Shares remaining available for issuance will be reduced by the number of Shares subject to outstanding Awards and, for Awards that are not denominated by Shares, by the number of Shares actually delivered upon settlement or payment of the Award. For purposes of determining the number of Shares that remain available for issuance under this Plan, the number of Shares related to an Award granted under this Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, and are settled through the issuance of consideration other than Shares (including cash), shall be available again for grant under this Plan. The following Shares, however, shall not be available again for grant under this Plan;
(a)Shares not issued or delivered as a result of net settlement of an outstanding Option or SAR;
(b)Shares delivered to or withheld by the Company to pay the exercise price of or withholding taxes with respect to an Option or SAR; and
(c)Shares repurchased with proceeds from the payment of the exercise price of an Option or SAR.

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4.3.Annual Award Limits. Subject to adjustments pursuant to Section 4.4 and, in the case of Non-Employee Directors, Section 16.1:
(a)the maximum number of Shares that may be issued pursuant to Options and SARs granted to any Participant in any calendar year shall be 2,000,000 Shares;
(b)the maximum number of Shares that may be paid to any Participant in any calendar year under an Award of Restricted Stock, Restricted Stock Units, Performance Shares or Other Stock Based Awards shall be 2,000,000 Shares, determined as of the date of grant; and
(c)the maximum aggregate amount that may be paid to any Participant in any calendar year under an Award of Performance Units, Cash-Based Awards or any other Award that is payable in cash shall be $6,000,000, determined as of the date of grant.
4.4.Adjustments in Authorized Shares. Adjustment in authorized Shares available for issuance under this Plan or under an outstanding Award and adjustments in Annual Award Limits shall be subject to the following provisions:
(a)In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, reclassification, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend, rights offering to purchase Shares at a price that is substantially below FMV, or any other similar corporate event or transaction (“Corporate Transactions”), the Committee, in order to preserve, but not increase, Participants’ rights under this Plan, shall substitute or adjust, as applicable, (1) the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, (2) the number and kind of Shares subject to outstanding Awards (including by payment of cash to a Participant), (3) the Option Price or Grant Price applicable to outstanding Awards and (4) the Annual Award Limits and other value determinations applicable to outstanding Awards. The Committee, in its discretion, shall determine the methodology or manner of making such substitution or adjustment subject to applicable laws, rules and regulations.
(b)In addition to the adjustments permitted under paragraph 4.4(a) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Award that it deems appropriate to reflect any Corporate Transaction, including, but not limited to, modifications of performance goals and changes in the length of Performance Periods, subject to the limitations set forth in Section 14.2.
(c)The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.
ARTICLE 5. ELIGIBILITY AND PARTICIPATION
5.1.Eligibility to Receive Awards. Individuals eligible to participate in this Plan include all Employees, Directors and Third-Party Service Providers.
5.2. Participation in this Plan. Subject to the provisions of this Plan, the Committee may, from time to time, select from all individuals eligible to participate in this Plan those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.
ARTICLE 6. STOCK OPTIONS
6.1Grant of Options. Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of an Option shall be evidenced by an Award Agreement, which shall specify whether the Option is in the form of a Nonqualified Stock Option or an Incentive Stock Option.
6.2Option Price. The Option Price for each grant of an Option shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement evidencing such Option; provided, however, the Option Price must be at least equal to 100% of the FMV of a Share as of the Option’s Grant Date, subject to adjustment as provided for under Section 4.4.
6.3Term of Option. The term of an Option granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no Option shall be exercisable later than the tenth anniversary date of its grant. If upon the expiration of the term of an Option (other than an Incentive Stock Option), a Participant is prohibited from trading in the Shares by applicable laws, rules or regulations or the Company’s insider trading plan

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as in effect from time to time, the term of the Option shall be automatically extended to the 30th day following the expiration of such prohibition; provided, however, that this provision shall not apply if prohibited by applicable laws, rules and regulations in effect from time to time.
6.4Exercise of Option. An Option shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
6.5Payment of Option Price. An Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:
(a)in cash or its equivalent;
(b)by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price;
(c)by a cashless (broker-assisted) exercise in accordance with procedures authorized by the Committee from time to time;
(d)through net share settlement or similar procedure involving the withholding of Shares subject to the Option with a value equal to the Option Price;
(e)by any combination of (a), (b), (c) and (d); or
(f)any other method approved or accepted by the Committee in its sole discretion.
Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.
6.6Special Rules Regarding ISOs. The terms of any Incentive Stock Option (“ISO”) granted under this Plan shall comply in all respects with the provisions of Code Section 422, or any successor provision thereto, as amended from time to time. Notwithstanding any provision of the Plan to the contrary, an Option granted in the form of an ISO to a Participant shall be subject to the following rules:
(a)Special ISO definitions:
(i)“Parent Corporation” shall mean as of any applicable date a corporation in respect of the Company that is a parent corporation within the meaning of Code Section 424(e).
(ii)“ISO Subsidiary” shall mean as of any applicable date any corporation in respect of the Company that is a subsidiary corporation within the meaning of Code Section 424(f).
(iii)A “10% Owner” is an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent Corporation or any ISO Subsidiary.
(b)Eligible Employees. An ISO may be granted solely to eligible Employees of the Company, Parent Corporation or ISO Subsidiary.
(c)Specified as an ISO. An Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO.
(d)Option Price. The Option Price for each grant of an ISO shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to 100% of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of 10% Owners, the Option Price may not be less than 110% of such Fair Market Value), subject to adjustment provided for under Section 4.4.
(e)Right to Exercise. Any ISO granted to a Participant shall be exercisable during his or her lifetime solely by such Participant.
(f)Exercise Period. The period during which a Participant may exercise an ISO shall not exceed ten years (five years in the case of a Participant who is a 10% Owner) from the date on which the ISO was granted.

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(g)Termination of Employment. In the event a Participant terminates employment due to death or Disability (as defined in Code Section 22(e)(3)), the Participant (or, in the case of death, the person(s) to whom the Option is transferred by will or the laws of descent and distribution) shall have the right to exercise the Participant’s ISO award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of his death or Disability, as applicable; provided, however, that such period may not exceed one year from the date of such termination of employment or, if shorter, the remaining term of the ISO. In the event a Participant terminates employment for reasons other than death or Disability, the Participant shall have the right to exercise the Participant’s ISO during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of such termination of employment; provided, however, that such period may not exceed three months from the date of such termination of employment or, if shorter, the remaining term of the ISO.
(h)Dollar Limitation. To the extent that the aggregate Fair Market Value of (i) the Shares with respect to which Options designated as Incentive Stock Options plus (ii) the shares of stock of the Company, Parent Corporation and any ISO Subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by a holder of such Incentive Stock Options during any calendar year under all plans of the Company and ISO Subsidiary exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option or other incentive stock option is granted.
(i)Duration of Plan. No ISO may be granted more than ten years after the earlier of (a) adoption of this Plan by the Board and (b) the Effective Date.
(j)Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO, such Participant shall notify the Company of such disposition within 30 days thereof. The Company shall use such information to determine whether a disqualifying disposition as described in Code Section 421(b) has occurred.
(k)Transferability. No ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution; provided, however, that, at the discretion of the Committee, an ISO may be transferred to a grantor trust under which Participant making the transfer is the sole beneficiary.
ARTICLE 7. STOCK APPRECIATION RIGHTS
7.1Grant of SARs. SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of SARs shall be evidenced by an Award Agreement.
7.2Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, the Grant Price must be at least equal to 100% of the FMV of a Share as of the Grant Date, subject to adjustment as provided for under Section 4.4.
7.3Term of SAR. The term of an SAR granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no SAR shall be exercisable later than the tenth anniversary date of its grant.
7.4Exercise of SAR. A SAR shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
7.5Notice of Exercise. A SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the SAR is to be exercised.
7.6Settlement of SARs. Upon the exercise of a SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with Section 7.5, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:
(a)The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price.
(b)The number of Shares with respect to which the SAR is exercised.
Payment shall be made in cash, Shares or a combination thereof as specified in the Award Agreement.

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ARTICLE 8. RESTRICTED STOCK
8.1Grant of Restricted Stock. Restricted Stock may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Restricted Stock shall be evidenced by an Award Agreement.
8.2Nature of Restrictions. Each grant of Restricted Stock shall subject to a Restriction Period that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:
(a)A requirement that a Participant pay a stipulated purchase price for each Share of Restricted Stock;
(b)Restrictions based upon the achievement of specific performance goals;
(c)Time-based restrictions on vesting following the attainment of the performance goals;
(d)Time-based restrictions; and/or
(e)Restrictions under applicable laws and restrictions under the requirements of any stock exchange or market on which such Shares are listed or traded.
8.3Issuance of Shares. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions or restrictions applicable to such Shares have been satisfied or lapse. Shares of Restricted Stock covered by each Restricted Stock grant shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapsed (including satisfaction of any applicable tax withholding obligations).
8.4Shareholder Rights. Unless otherwise determined by the Committee and set forth in a Participant’s applicable Award Agreement, to the extent permitted or required by law, a Participant holding Shares of Restricted Stock granted hereunder shall be granted full rights as a shareholder (including voting rights) with respect to those Shares during the Period of Restriction.
ARTICLE 9. RESTRICTED STOCK UNITS
9.1.Grant of Restricted Stock Units. Restricted Stock Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. A grant of a Restricted Stock Unit or Restricted Stock Units shall not represent the grant of Shares but shall represent a promise to deliver a corresponding number of Shares or the value of each Share based upon the completion of service, performance conditions or such other terms and conditions as specified in the applicable Award Agreement over the Restriction Period. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement.
9.2.Nature of Restrictions. Each grant of Restricted Stock Units shall be subject to a Restriction Period that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:
(a)A requirement that a Participant pay a stipulated purchase price for each Restricted Stock Unit;
(b)Restrictions based upon the achievement of specific performance goals;
(c)Time-based restrictions on vesting following the attainment of the performance goals;
(d)Time-based restrictions; and/or
(e)Restrictions under applicable laws or under the requirements of any stock exchange on which Shares are listed or traded.
9.3.Settlement and Payment of Restricted Stock Units. Unless otherwise elected by the Participant or otherwise provided for in the Award Agreement, Restricted Stock Units shall be settled upon the date such Restricted Stock Units vest. Such settlement may be made in Shares, cash or a combination thereof, as specified in the Award Agreement.

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ARTICLE 10. PERFORMANCE SHARES
10.1Grant of Performance Shares. Performance Shares may be granted to Participants in such number, and upon such terms and at any time and from time to time, as shall be determined by the Committee, in its sole discretion. Each grant of Performance Shares shall be evidenced by an Award Agreement.
10.2Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, shall determine the number of Performance Shares that shall be paid to a Participant.
10.3Earning of Performance Shares. After the applicable Performance Period has ended, the number of Performance Shares earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.
10.4Form and Timing of Payment of Performance Shares. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Shares in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 10.4 may be subject to any restrictions deemed appropriate by the Committee.
ARTICLE 11. PERFORMANCE UNITS
11.1Grant of Performance Units. Subject to the terms and provisions of this Plan, Performance Units may be granted to a Participant in such number, and upon such terms and at any time and from time to time, as shall be determined by the Committee, in its sole discretion. Each grant of Performance Units shall be evidenced by an Award Agreement.
11.2Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, will determine the number of Performance Units that shall be settled and paid to the Participant.
11.3Earning of Performance Units. After the applicable Performance Period has ended, the number of Performance Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.
11.4Form and Timing of Payment of Performance Units. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee.
ARTICLE 12. OTHER STOCK-BASED AWARDS AND CASH-BASED AWARDS
12.1Grant of Other Stock-Based Awards and Cash-Based Awards
(a)The Committee may grant Other Stock-Based Awards not otherwise described by the terms of this Plan, including, but not limited to, the grant or offer for sale of unrestricted Shares and the grant of deferred Shares or deferred Share units, in such amounts and subject to such terms and conditions, as the Committee shall determine, in its sole discretion. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.
(b)The Committee, at any time and from time to time, may grant Cash-Based Awards to a Participant in such amounts and upon such terms as the Committee shall determine, in its sole discretion.
12.2Value of Other Stock-Based Awards and Cash-Based Awards.
(a)Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee, in its sole discretion.

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(b)Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Cash-Based Awards paid to the Participant will depend on the extent to which such performance goals are met.
12.3Payment of Other Stock-Based Awards and Cash-Based Awards. Payment, if any, with respect to Cash-Based Awards and Other Stock-Based Award shall be made in accordance with the terms of the applicable Award Agreement, in cash, Shares or a combination of both as determined by the Committee in its sole discretion.
ARTICLE 13. TRANSFERABILITY OF AWARDS AND SHARES
13.1Transferability of Awards. Except as provided in Section 13.2, during a Participant’s lifetime, Options and SARs shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order entered into by a court of competent jurisdiction. No Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind. Any purported transfer in violation of this Section 13.1 shall be null and void.
13.2Committee Action. Notwithstanding Section 13.1, the Committee may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, determine that any or all Awards shall be transferable, for no consideration to a Permitted Transferee. Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant. “Permitted Transferees” include (i) a Participant’s family member, (ii) one or more trusts established in whole or in part for the benefit of one or more of such family members, (iii) one or more entities which are beneficially owned in whole or in part by one or more such family members or (iv) a charitable or not-for-profit organization. No Award may be transferred for value without shareholder approval.
13.3Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under this Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded, or under any blue sky or state securities laws applicable to such Shares.
ARTICLE 14. PERFORMANCE MEASURES
14.1Performance Measures. Any Award to a Participant may be subject to performance goals as determined at the discretion of the Committee, which may include, but are not limited to, any of the following:
(a)Book value or earnings per Share;
(b)Cash flow, free cash flow or operating cash flow;
(c)Earnings before or after any of, or any combination of, interest, taxes, depreciation or amortization;
(d)Expenses/costs;
(e)Gross, net or pre-tax income (aggregate or on a per-share basis);
(f)Net income as a percentage of sales;
(g)Gross or net operating margins or income, including operating income;
(h)Gross or net sales or revenues;
(i)Gross profit or gross margin;
(j)Improvements in capital structure, cost of capital or debt reduction;
(k)Market share or market share penetration;
(l)Growth in managed assets;
(m)Reduction of losses, loss ratios and expense ratios;
(n)Asset turns, inventory turns or fixed asset turns;
(o)Operational performance measures;
(p)Profitability ratios (pre- or post-tax);

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(q)Profitability of an identifiable business unit or product;
(r)Return measures (including return on assets, return on equity, return on investment, return on capital, return on invested capital, gross profit return on investment, gross margin return on investment, economic value added or similar metric);
(s)Share price (including growth or appreciation in share price and total shareholder return);
(t)Strategic business objectives (including objective project milestones);
(u)Transactions relating to acquisitions or divestitures; or
(v)Working capital.
Any Performance Measure(s) may, as the Committee in its sole discretion deems appropriate, (i) relate to the performance of the Company or any Subsidiary as a whole or any business unit or division of the Company or any Subsidiary or any combination thereof, (ii) be compared to the performance of a group of comparator companies, or published or special index, (iii) be based on change in the Performance Measure over a specified period of time, and such change may be measured based on an arithmetic change over the specified period (e.g., cumulative change or average change) or percentage change over the specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) relate to or be compared to one or more other Performance Measures or (v) any combination of the foregoing. Subject to Section 23.1, the Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to any Performance Measures.
14.2Evaluation of Performance. The Performance Measures shall, to the extent possible, be determined in accordance with generally accepted accounting principles consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof. The Committee may provide in any Award that any evaluation of performance may include or exclude the impact, if any, on reported financial results of any events that occur during a Performance Period, including, but not limited to: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions or divestitures, (f) foreign exchange gains and losses and (g) gains and losses that are treated as unusual or infrequently occurring items within the meaning of the accounting standards of the Financial Accounting Standards Board or such comparable successor term.
14.3Adjustment of Awards. The Committee shall retain the discretion to adjust any Awards, either on a formula or discretionary basis or any combination, as the Committee determines, in its sole discretion.
ARTICLE 15. TERMINATION OF EMPLOYMENT; TERMINATION OF DIRECTORSHIP AND TERMINATION AS A THIRD-PARTY SERVICE PROVIDER
The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s Termination of Employment or Termination of Directorship. Subject to applicable laws, rules and regulations, in connection with a Participant’s termination, as well as Section 23.1, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award. Such provisions shall be determined by the Committee in its sole discretion and may be specified in the applicable Award Agreement or determined at a subsequent time. The Committee’s decisions need not be uniform among all Award Agreements and Participants and may reflect distinctions based on the reasons for termination. In addition, the Committee shall determine, in its sole discretion, the circumstances constituting a termination as a Third-Party Service Provider and shall set forth those circumstances in each Award Agreement entered into with each Third Party Service Provider.
ARTICLE 16. NON-EMPLOYEE DIRECTOR AWARDS
16.1Awards to Non-Employee Directors. The Board or Committee shall determine and approve all Awards to Non-Employee Directors. The terms and conditions of any grant of any Award to a Non-Employee Director shall be set forth in an Award Agreement. The aggregate maximum Fair Market Value (determined as of the Grant Date) of the Shares with respect to Awards granted under this Plan in any calendar year to any Non-Employee Director when added to retainer fees, meeting fees and any other compensation earned in respect of services as a Non-Employee Director for such a year shall not exceed $1,000,000.

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16.2Awards in Lieu of Fees. The Board or Committee may permit a Non-Employee Director the opportunity to receive an Award in lieu of payment of all or a portion of future director fees (including but not limited to cash retainer fees and meeting fees) or other type of Awards pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in an applicable sub-plan or Award Agreement.
ARTICLE 17. EFFECT OF A CHANGE IN CONTROL
17.1Change in Control. Subject to Section 23.1, if a Participant has in effect an employment, retention, Change in Control, severance or similar agreement with the Company or any Subsidiary or is subject to a policy or plan that discusses the effect of a Change in Control on a Participant’s Awards, then such agreement, plan or policy shall control. In all other cases, unless provided otherwise in an Award agreement or by the Committee prior to the date of the Change in Control, in the event of a Change in Control:
(a)If a Successor so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by a Successor in the Change in Control transaction. If applicable, each Award that is assumed by a Successor shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities that would have been issuable to a Participant upon the consummation of such Change in Control had the Award been exercised, vested or earned immediately prior to such Change in Control, and other appropriate adjustments in the terms and conditions of the Award shall be made. Subject to Section 23.1, upon the termination of a Participant’s employment with a Successor in connection with or within twenty-four (24) months following the Change in Control for any reason other than an involuntary termination by a Successor for cause or a voluntary termination by the Participant without good reason (as cause and good reason (or analogous terms) are defined by an applicable employment agreement or a change in control plan or policy (including, without limitation, the AAM Executive Officer Change in Control Plan) or, if not applicable, the policies generally applicable to employees of a Successor), all of the Participant’s Awards that are in effect as of the date of such termination shall be vested in full or deemed earned in full (assuming the target performance goals provided under such Award were met, if applicable), effective on the date of such termination.
(b)Subject to Section 23.1, to the extent a Successor in the Change in Control transaction does not assume the Awards or issue replacement awards as provided in clause (a), then, unless provided otherwise in an Award agreement or by the Committee, immediately prior to the date of the Change in Control, all Awards that are then held by Participants shall be cancelled in exchange for the right to receive the following:
(i)For each Option or SAR, a cash payment equal to the excess of the Change in Control price of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award;
(ii)For each Share of Restricted Stock and each Restricted Stock Unit, the Change in Control price per Share in cash or such other consideration as the Company or the shareholders of the Company receive in such Change in Control;
(iii)For all Performance Shares and/or Performance Units that are earned but not yet paid, a cash payment equal to the value of the Performance Share and/or Performance Unit;
(iv)For all Performance Shares and Performance Units for which the performance period has not expired, a cash payment equal to the product of (x) and (y) where (x) is the Award the Participant would have earned based on target performance and (y) is a fraction, the numerator of which is the number of calendar months that the Participant was employed by the Company during the performance period (with any partial month counting as a full month for this purpose) and the denominator of which is the number of months in the performance period;
(v)For all other Awards that are earned but not yet paid, a cash payment equal to the value of the other Awards;
(vi)For all other Awards that are not yet earned, a cash payment equal to either the amount that would have been due under such Award(s) if any performance goals (as measured at the time of the Change in Control) were to be achieved at the target level through the end of the performance period or a cash payment based on the value of the Award as of the date of the Change in Control; and
(vii)For all Dividend Equivalents, a cash payment equal to the value of the Dividend Equivalents as of the date of the Change in Control.
If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per share Change in Control price. The Committee shall determine the per share Change in Control price paid or deemed paid in the Change in Control transaction.

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ARTICLE 18. DIVIDENDS AND DIVIDEND EQUIVALENTS
The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends (“Dividend Equivalents”) or interest with respect to an outstanding Award, which payments can either be paid in cash or deemed to have been reinvested in Shares, or a combination thereof, as the Committee shall determine, in each case, subject to all applicable laws, rules and regulations, including, without limitation, Code Section 409A. Dividends or Dividend Equivalents with respect to Awards that vest based on the achievement of Performance Measures shall be accumulated until such Award is earned and vested, and the dividends or Dividend Equivalents shall not be paid if the Performance Measures and time-based vesting restrictions are not satisfied. Dividends or Dividend Equivalents with respect to Awards that are subject to time-based vesting restrictions shall be accumulated until such Awards vest in accordance with their terms, and the dividends or Dividend Equivalents shall not be paid if the time-based vesting restrictions are not satisfied. Notwithstanding the foregoing, no dividends or Dividend Equivalents shall be paid with respect to Options or Stock Appreciation Rights.
ARTICLE 19. BENEFICIARY DESIGNATION
Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.
ARTICLE 20. RIGHTS OF PARTICIPANTS
20.1Employment. Nothing in this Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment with the Company or any Subsidiary at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his employment or service as a Director or Third-Party Service Provider for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Subsidiary and, accordingly, subject to Articles 3 and 21, this Plan and the benefits hereunder may be amended or terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, any Subsidiary, the Committee or the Board.
20.2Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award. The Committee may grant more than one Award to a Participant and may designate an individual as a Participant for overlapping periods of time.
20.3Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date on which the Participant becomes the record holder of the Shares.
ARTICLE 21. AMENDMENT AND TERMINATION
21.1Amendment and Termination of this Plan and Awards. Subject to applicable laws, rules and regulations and Section 21.3 of this Plan, the Board may at any time amend or terminate this Plan or amend or terminate any outstanding Award. Notwithstanding the foregoing, no amendment of this Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under this Plan.
21.2Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 14.3, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be

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conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 21.2 without further consideration or action.
21.3Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 21.2, 21.4 and 23.15, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan without the written consent of the Participant holding such Award.
21.4Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee shall have the broad authority to amend this Plan, an Award or an Award Agreement to take effect retroactively or otherwise, as deemed necessary or advisable in order to comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules, rulings and regulations promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 21.4 to this Plan and any Award without further consideration or action.
21.5Repricing of Options and Stock Appreciation Rights. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of Shares), the terms of outstanding Awards may not be amended, without stockholder approval, to reduce the exercise price of outstanding Options or Stock Appreciation Rights, or to cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights.
ARTICLE 22. TAX WITHHOLDING
22.1Tax Withholding. The Company may require any individual entitled to receive a payment of an Award to remit to the Company prior to payment an amount sufficient to satisfy any applicable federal, state, local and foreign tax withholding requirements. The Company shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such Award.
22.2Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, upon the settlement of Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder (collectively and individually referred to as a “Share Payment”), the Committee may permit or require a Participant to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares from a Share Payment (or repurchase Shares that were previously issued) having a Fair Market Value on the date the withholding is to be determined equal to the minimum statutory withholding requirement or such other rate as will not result in any adverse accounting consequences, as determined by the Company in its sole discretion.
ARTICLE 23. GENERAL PROVISIONS
23.1Minimum Vesting. All Awards shall be subject to a minimum time-based vesting restriction or Performance Period, as applicable, of not less than one year; provided, however, the requirements set forth in this sentence shall not apply (i) to acceleration in the event of a Termination of Employment or Termination of Directorship on or following a Change in Control, or due to Retirement, death or Disability, (ii) to substitute Awards subject to time-based vesting restrictions no less than the restrictions of the Awards being replaced and (iii) Awards involving an aggregate number of Shares not in excess of 5% of the total shares authorized for issuance under this Plan.
23.2Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events as determined by the Committee in its sole discretion.
23.3Legend. All certificates for Shares delivered under this Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any exchange upon which the Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

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23.4Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
23.5Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
23.6Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
23.7Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:
(a)Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b)Completion of any registration or other qualification of the Shares under any applicable national, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
23.8Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
23.9Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
23.10Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, subject to Section 23.1, in order to comply with the laws in other countries in which the Company or any Subsidiaries operate or have Employees, Directors or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:
(a)Determine which Subsidiaries shall be covered by this Plan;
(b)Determine which Employees, Directors or Third-Party Service Providers outside the United States are eligible to participate in this Plan;
(c)Modify the terms and conditions of any Award granted to Employees, Directors or Third-Party Service Providers outside the United States to comply with applicable foreign laws;
(d)Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 23.10 by the Committee shall be attached to this Plan document as appendices; and
(e)Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
23.11Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
23.12Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or the Subsidiary, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

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23.13No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
23.14Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
23.15Deferrals.
(a)Notwithstanding any contrary provision in this Plan or an Award Agreement, if any provision of this Plan or an Award Agreement contravenes any regulations or guidance promulgated under Code Section 409A or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Code Section 409A, such provision of this Plan or Award Agreement may be modified by the Committee without consent of the Participant in any manner the Committee deems reasonable or necessary. In making such modifications, the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Code Section 409A. Moreover, any discretionary authority that the Committee may have pursuant to this Plan shall not be applicable to an Award that is subject to Code Section 409A to the extent such discretionary authority would contravene Code Section 409A or the guidance promulgated thereunder.
(b)If a Participant is a “specified employee” as defined under Code Section 409A and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Code Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period).
(c)In accordance with the procedures authorized by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant; provided, however, that the terms of any deferrals must comply with all applicable laws, rules and regulations, including, without limitation, Code Section 409A. No deferral opportunity shall exist with respect to an Award unless explicitly permitted by the Committee on or after the time of grant.
23.16Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
23.17No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company or a Subsidiary to take any action that such entity deems to be necessary or appropriate. The proceeds received by the Company from the sale of Shares pursuant to Awards will be used for general corporate purposes.
23.18Conflicts. In the event of any conflict or inconsistency between the Plan and any Award Agreement, this Plan shall govern and the Award Agreement shall be interpreted to minimize or eliminate any such inconsistency.
23.19Recoupment. Notwithstanding anything in this Plan to the contrary, all Awards granted under this Plan and any payments made under this Plan shall be subject to claw-back or recoupment as permitted or mandated by applicable law, rules, regulations or Company policy as enacted, adopted or modified from time to time. For the avoidance of doubt, this provision shall apply to any gains realized upon exercise or settlement of an Award.
23.20Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to this Plan or any Award thereunder (including, without limitation, prospectuses and other securities requirements) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) and (ii) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.

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23.21No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of this Plan to the contrary, the Company, Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under this Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.
23.22Indemnification. Subject to applicable laws, rules and regulations and the Company’s Certificate of Incorporation as it may be amended from time to time, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or failure to act under this Plan, (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf. Notwithstanding the foregoing, no individual shall be entitled to indemnification if such loss, cost, liability or expense is a result of his/her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or By-laws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
23.23Successors. Subject to Article 17, all obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company (each, a “Successor”), whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.
23.24Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/axl** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/axl

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2021 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - David C. Dauch	☐	☐	☐
02 - William L. Kozyra	☐	☐	☐
03 - Peter D. Lyons	☐	☐	☐
04 - Samuel Valenti III	☐	☐	☐

Proposal	For	Against	Abstain
2. Approval, on an advisory basis, of the compensation of the Company's named executive officers	☐	☐	☐
3. Approval of Amended & Restated 2018 Omnibus Incentive Plan	☐	☐	☐
4. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

4 3 B M

03YWA

The 2021 Annual Meeting of Stockholders of American Axle & Manufacturing Holdings, Inc. will be held on Thursday, May 6, 2021, 8:00 A.M. Eastern Time, virtually via the internet at www.meetingcenter.io/264489342.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — AXL2021.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/axl

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/axl

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

American Axle & Manufacturing Holdings, Inc.

+

Notice of 2021 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 6, 2021

David C. Dauch and David E. Barnes, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of American Axle & Manufacturing Holdings, Inc. to be held on May 6, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

+

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2021 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - David C. Dauch	☐	☐	☐
02 - William L. Kozyra	☐	☐	☐
03 - Peter D. Lyons	☐	☐	☐
04 - Samuel Valenti III	☐	☐	☐

Proposal	For	Against	Abstain
2. Approval, on an advisory basis, of the compensation of the Company's named executive officers	☐	☐	☐
3. Approval of Amended & Restated 2018 Omnibus Incentive Plan	☐	☐	☐
4. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03YXA

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The material is available at: www.edocumentview.com/axl

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

American Axle & Manufacturing Holdings, Inc.

Notice of 2021 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 6, 2021

David C. Dauch and David E. Barnes, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of American Axle & Manufacturing Holdings, Inc. to be held on May 6, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)